As filed with the Securities and Exchange Commission on January 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GUIDED THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3845	58-2029543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5835 Peachtree Corners East, Suite B

Norcross, Georgia 30092

(770) 242-8723

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. Gene S. Cartwright, Ph.D.

President and Chief Executive Officer

5835 Peachtree Corners East, Suite B

Norcross, Georgia 30092

(770) 242-8723

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Robert F. Charron, Esq.

Sarah E. Williams, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Phone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 13, 2023

PRELIMINARY PROSPECTUS

61,397,663 Shares of Common Stock

Guided Therapeutics, Inc.

This prospectus relates to the proposed resale or other disposition from time to time of an aggregate of 61,397,663 shares of common stock, par value $0.00001 per share, of Guided Therapeutics, Inc. (“we,” “us,” “our,” or the “Company”), consisting of  (i) 6,636,540 shares of common stock (the “September Private Placement Shares") sold in the September 1, 2022 private placement (the “September Private Placement – 1st tranche”), (ii) 6,636,540 shares of common stock issuable upon exercise of the warrants (the “September $0.50 Warrants – 1st tranche”) to purchase shares of common stock at an exercise price of $0.50 per share originally issued by us during the September Private Placement, (iii) 6,636,540 shares of common stock issuable upon exercise of the warrants (the “September $0.65 Warrants – 1st tranche”) to purchase shares of common stock at an exercise price of $0.65 per share originally issued in the September Private Placement, (iv) 75,000 shares of common stock (the “October Private Placement Shares”, collectively, with the September Private Placement Shares, the “Private Placement Shares”) sold in the October 18, 2022 private placement (the “September Private Placement – 2nd tranche”, collectively, with the September Private Placement – 1st tranche, the “September Private Placement”), (v) 75,000 shares of common stock issuable upon exercise of the warrants (the "September $0.50 Warrants – 2nd tranche”, collectively, with the September $0.50 Warrants – 1st tranche, the “September $0.50 Warrants”) to purchase shares of common stock at an exercise price of $0.50 per share originally issued by us during the September Private Placement, (vi) 75,000 shares of common stock issuable upon exercise of the warrants (the “September $0.65 Warrants – 2nd tranche”, collectively, with the September $0.65 Warrants – 1st tranche, the “September $0.65 Warrants”) to purchase shares of common stock at an exercise price of $0.65 per share originally issued in the September Private Placement, (vii) 3,900,000 shares of common stock (the “Exchange Shares”) issued pursuant to the Exchange Agreement by and between us and Auctus Funds, LLC (the “Exchange Agreement”) exchanging debt for equity, (viii)  3,900,000 shares of common stock issuable upon exercise of the warrants to purchase shares of common stock at an exercise price of $0.50 per share originally issued by us under the Exchange Agreement (the “$0.50 Exchange Warrants”), (ix) 3,900,000 shares of common stock issuable upon exercise of the warrants to purchase shares of common stock at an exercise price of $0.65 per share originally issued by us under the Exchange Agreement (the “$0.65 Exchange Warrants”), (x) 730,856 shares of common stock issued and accrued for future dividend payments due on Series D Preferred Stock (the “Series D Accrued Shares”), (xi) 1,441,664 shares of common stock issued and accrued for future dividend payments due on Series E Preferred Stock (the “Series E Accrued Shares”), (xii) 5,704,000 shares of common stock issuable upon conversion of Series F Preferred Stock (the “Series F Shares”), (xiii) 1,372,533 shares of common stock issued and accrued for future dividend payments due on Series F Preferred Stock (the “Series F Accrued Shares”), (xiv) 12,948,000 shares of common stock issuable upon conversion of Series F-2 Preferred Stock (the “Series F-2 Shares”), (xv) 965,074 shares of common stock issued and accrued for future dividend payments due on Series F-2 Preferred Stock (the “Series F-2 Accrued Shares”), (xvi) 2,260,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture (the “10% Senior Convertible Debenture Shares”), (xvii) 1,077,016 shares of common stock issued and accrued for  interest payments on 10% Senior Convertible Debenture (the “10% Senior Convertible Debenture Accrued Shares”), (xviii) 1,130,000 shares of common stock issuable upon exercise of certain warrants issued in connection with the 10% Senior Convertible Debenture, at an exercise price of $0.80 per share (the “10% Senior Convertible Debenture Warrants”) (xix) 63,600 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain financing obtained by the Company, at an exercise price of $0.80 per share (the “$0.80 Financing Warrants”), (xx) 557,750 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain financing obtained by the Company, at an exercise price of $0.50 per share (the “$0.50 Financing Warrants”), (xxi) 562,550 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain financing obtained by the Company, at an exercise price of $0.25 per share (the “$0.25 Financing Warrants”) and (xxii) 750,000 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain consulting agreements, at an exercise price of $0.25 per share (the “$0.25 Consulting Warrants”). The Private Placement Shares, the Exchange Shares, the Series D Accrued Shares, the Series E Accrued Shares, the Series F Shares, the Series F Accrued Shares, the 10% Senior Convertible Debenture Shares and the 10% Senior Convertible Debenture Accrued Shares are referred herein as the “Private Shares.” The September $0.50 Warrants, the September $0.65 Warrants, the $0.50 Exchange Warrants, the $0.65 Exchange Warrants the 10% Senior Convertible Debenture Warrants, the $0.80 Financing Warrants, the $0.50 Financing Warrants, the $0.25 Financing Warrants and the $0.25 Consulting Warrants are referred herein as the “Private Warrants.”

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This registration does not mean that the selling stockholders named herein will actually offer or sell any of these shares and we are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders. However, we may receive proceeds in the aggregate amount of up to approximately $13,765,164 if all of the Private Warrants covered by this prospectus are exercised for cash (and, as applicable, not on a cashless basis), based on the initial per share exercise price of the Private Warrants.

Our common stock is currently quoted under the symbol “GTHP” on the OTC Markets. On January 10, 2023, the last reported sale price of our common stock was $0.32 per share.

               Following the effectiveness of the registration statement of which this prospectus forms a part, the sale and distribution of securities offered hereby may be effected from time to time in one or more transactions that may take place on the OTC Markets (or such other market or quotation system on which our common stock is then listed or quoted), including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

This prospectus describes the general manner in which shares of common stock may be offered and sold by any selling stockholders. When the selling stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2023.

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Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and future growth prospects may have changed since those dates. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” that could cause results to differ materially from those expressed in these.

This prospectus contains references to our trademark and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise indicated, references in this prospectus to “$”, “dollars”, “USD” or “United States dollars” are to United States dollars.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes, before investing in our securities. If any of the following risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “Guided,” “Guided Therapeutics,” “we,” “us,” “our,” “our company” and “our business” refer to Guided Therapeutics, Inc.

Overview

We are a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. Our primary focus is the sales and marketing of our LuViva® Advanced Cervical Scan non-invasive cervical cancer detection device. The underlying technology of LuViva primarily relates to the use of biophotonics for the non-invasive detection of cancers. LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the reflected and fluorescent light.

LuViva is designed to provide a less invasive and painless alternative to conventional tests for cervical cancer screening and detection. Additionally, LuViva is designed to improve patient well-being not only because it eliminates pain, but also because it is convenient to use and provides rapid results at the point of care. We focus on two primary applications for LuViva: first, as a cancer screening tool in the developing world, where infrastructure to support traditional cancer-screening methods is limited or non-existent, and second, as a triage following traditional screening in the developed world, where a high number of false positive results cause a high rate of unnecessary and ultimately costly follow-up tests.

Screening for cervical cancer represents one of the most significant demands on the practice of diagnostic medicine. As cervical cancer is linked to a sexually transmitted disease -the human papillomavirus (HPV)-every woman essentially becomes “at risk” for cervical cancer simply after becoming sexually active. In the developing world, there are approximately 2.0 billion women aged 15 and older who are potentially eligible for screening with LuViva. Guidelines for screening intervals vary across the world, but U.S. guidelines call for screening every three years. Traditionally, the Pap smear screening test, or Pap test, is the primary cervical cancer screening methodology in the developed world. However, in developing countries, cancer screening using Pap tests is expensive and requires infrastructure and skill not currently existing, and not likely to be developed in the near future, in these countries.

We believe LuViva is the answer to the developing world’s cervical cancer screening needs. Screening for cervical cancer in the developing world often requires working directly with foreign governments or non-governmental agencies (NGOs). By partnering with governments or NGOs, we can provide immediate access to cervical cancer detection to large segments of a nation’s population as part of national or regional governmental healthcare programs, eliminating the need to develop expensive and resource-intensive infrastructures.

In the developed world, we believe LuViva offers a more accurate and ultimately cost-effective triage medical device, to be used once a traditional Pap test or HPV test indicates the possibility of cervical cancer. Due to the high number of false positive results from Pap tests, traditional follow-on tests entail increased medical treatment costs. We believe these costs can be minimized by utilizing LuViva as a triage to determine whether and to what degree follow-on tests are warranted.

We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. For example, we have developed prototypes and conducted limited clinical studies using our biophotonic technology for the detection of esophageal cancer. We believe that skin cancer detection is also a promising target for our biophotonic technology, but currently we are focused primarily on the large-scale commercialization of LuViva.

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Our Potential Market

The Developing World

According to the most recent data published by the World Health Organization (WHO), cervical cancer is the fourth most frequent cancer in women worldwide, with an estimated 570,000 new cases in 2018, an increase of 40,000 cases from 2012. For women living in less developed regions, however, cervical cancer is the second most common cancer, and 9 out of 10 women who die from cervical cancer reside in low- and middle-income countries. In 2018, GLOBOCAN, the international cancer tracking agency, estimated that approximately 311,000 women died from cervical cancer, with 85% of these deaths occurring in low- and middle-income countries.

As noted by the WHO, in developed countries, programs are in place that enable women to get screened, making most pre-cancerous lesions identifiable at stages when they can easily be treated. Early treatment prevents up to 80% of cervical cancers in these countries. In developing countries, however, limited access to effective screening means that the disease is often not identified until it is further advanced and symptoms develop. In addition, prospects for treatment of such late-stage disease may be poor, resulting in a higher rate of death from cervical cancer in these countries.

We have executed formal distribution agreement covering 40 countries, some of which have since expired. Presently, we still have active contracts in place for 24 countries that cover roughly half of the world’s population, including China and certain countries in Southeast Asia (including Indonesia), and certain countries in Eastern Europe and Russia.

We believe that the greatest need and market opportunity for LuViva lies in screening for cervical cancer in developing countries where the infrastructure for traditional screening may be limited or non-existent.

In addition to private care markets, we are actively working with distributors in the following countries to implement government-sponsored screening programs: Turkey, Indonesia and several countries in Eastern Europe. The number of screening candidates in those countries is approximately 155 million.

The Developed World

The Pap test, which involves a sample of cervical tissue being placed on a slide and observed in a laboratory, is currently the most common form of cervical cancer screening. Since the introduction of screening and diagnostic methods, the number of cervical cancer deaths in the developed world has declined dramatically, due mainly to the increased use of the Pap test. However, the Pap test has a wide variation in sensitivity, which is the ability to detect the disease, and specificity, which is the ability to exclude false positives. A study by Duke University for the U.S. Agency for Health Care Policy and Research published in 1999 showed Pap test performance ranging from a 22%-95% sensitivity and 78%-90% specificity, although new technologies improving the sensitivity and specificity of the Pap test have recently been introduced and are finding acceptance in the marketplace. Currently, about 50 million Pap tests are given annually in the United States, and combined with a pelvic exam as the standard of care, has an average price of approximately $380 per exam.

After a Pap test returns a positive result for cervical cancer, accepted protocol calls for a visual examination of the cervix using a colposcope, usually followed by a biopsy, or tissue sampling, at one or more locations on the cervix. This method looks for visual changes attributable to cancer. There are about two million colposcope examinations annually in the United States and Europe. According to industry reports by MD Save and Costhelper Health, leading online medical service providers, the average cost of a colposcopy examination with biopsy in the United States is currently $943.

Given this landscape, we believe that there is a material need and market opportunity for LuViva as a triage device in the developed world where LuViva represents a more cost- effective method of verifying a positive Pap test than the alternatives.

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The LuViva Advanced Cervical Scan

LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the light reflected from the cervix. The information presented by the light would be used to indicate the likelihood of cervical cancer or precancers. Our product, in addition to detecting the structural changes attributed to cervical cancer, is also designed to detect the biochemical changes that precede the development of visual lesions. In this way, cervical cancer may be detected earlier in its development, which should increase the chances of effective treatment. In addition to the device itself, operation of LuViva requires employment of our single-use, disposable calibration and alignment cervical guide.

To date, thousands of women in multiple international clinical settings have been tested with LuViva. As a result, more than 25 papers and presentations have been published regarding LuViva in a clinical setting, including at the International Federation of Gynecology and Obstetrics Congress in London in 2015 and at the Indonesian National Obstetrics and Gynecology (POGI) Meeting in Solo in 2016.

Internationally, we contract with country-specific or regional distributors. We believe that the international market will be significantly larger than the U.S. market due to the international demand for cervical cancer screening. We have executed formal distribution agreements covering over 40 countries, some of which have expired. We still have active contracts in place for countries including China and Southeast Asia (including Indonesia), Eastern Europe and Russia. In 2022, we intend to focus on other large markets such as those in the European Union, India and certain Latin American countries, such as Mexico. The ongoing conflict in Ukraine may delay filing and approval to market in Russia.

We currently have regulatory approval to sell LuViva in 44 countries, including the 33 countries in Europe under our Edition 3 CE Mark. In addition, we have approval to sell LuViva in 11 additional countries under country specific approvals including India, Indonesia, Singapore and Kenya. Finally, several non-EU countries such as Saudi Arabia, Egypt and South Africa rely on the CE Mark for medical devices. LuViva has also previously obtained marketing approval from Health Canada and COFEPRIS in Mexico but these have expired. In addition, in 2018, we were approved for sales and marketing in India. We currently are seeking regulatory approval to market LuViva in the United States but have not yet received approval from the U.S. Food and Drug Administration (“FDA”). As of September 30, 2022, we have sold 144 LuViva devices and approximately 78,280 single-use disposable cervical guides to international distributors.

We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. As we develop LuViva as a commercial product, we continue to seek new collaborative partners focused on marketing and sales of our biophotonic technology.

Manufacturing, Sales, Marketing and Distribution

We manufacture LuViva at our Norcross, Georgia facility. Most of the components of LuViva are custom made for us by third-party manufacturers. We adhere to ISO 13485:2003 quality standards in our manufacturing processes. Our single-use cervical guides are manufactured by a vendor that specializes in injection molding of plastic medical products. On January 22, 2017, we entered into a license agreement with Shandong Yaohua Medical Instrument Corporation (“SMI”), as amended on March 28, 2017, pursuant to which we granted SMI an exclusive global license to manufacture the LuViva device and related disposables (subject to a carve-out for manufacture in Turkey). On December 18, 2018, we entered into a co-development agreement with Newmars Technologies, Inc. (“NTI”), whereby NTI will perform final assembly of the LuViva device for its contracted distribution countries in Eastern Europe and Russia at its ISO 13485 facility in Hungary. This additional carve out has been agreed to by SMI. On August 12, 2021, the Company entered into a second amendment with SMI pursuant to which the Company has continued to grant SMI exclusive distribution, sales and manufacturing rights of the LuViva for China, Taiwan, Hong Kong and Macau. Under the terms of the amended agreement, the parties agreed that if by October 30, 2022, SMI fails to achieve commercialization of LuViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LuViva. Although our Chinese partner SMI missed the date in the contract when they should have achieved commercialization, patients continue to be enrolled in the clinical studies in China which is sponsored and being paid for by SMI. We continue to work with SMI to finish the clinical study and are in discussions with them to provide additional time to achieve commercialization. We expect a revised contract reflecting these discussions to be signed in the first quarter of 2023.

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We rely on distributors to sell our products. Distributors can be country exclusive or cover multiple countries in a region. We manage these distributors, provide them marketing materials and train them to demonstrate and operate LuViva. We seek distributors that have experience in gynecology and in introducing new technology into their assigned territories. Currently, we rely on SMI in distributing our products in the People’s Republic of China, Macau, Hong Kong and Taiwan; we rely on NTI in distributing our products in Eastern Europe and Russia.

We have only limited experience in the production planning, quality system management, facility development, and production scaling that will be needed to bring production to increased sustained commercial levels. We will likely need to develop additional expertise in order to successfully manufacture, market, and distribute any future products.

Our Team

Our management team is comprised of highly experienced pharmaceutical and biotechnology executives with successful track records in researching, developing, gaining approval for and commercializing novel medicines to treat serious diseases. Each member of our management team has over 20 to 30 years of industry experience, including our CEO and COO. These individuals have held leadership positions with industry leaders such as Abbott Laboratories, and GE Health among others, and also with early stage biotechnology and emerging technology companies such as Biofield Corp and SpectRx, Inc. Additionally, the team has significant experience in company formation, capital raises, mergers/acquisitions, business development, and sales and marketing in the pharmaceutical industry. Our board of directors (the “Board”) is constituted by individuals with significant experience in the pharmaceutical and biotechnology industries.

Our Strengths

Currently, we are the only commercial stage company with a biophotonic technology that potentially addresses a large primary screening market and a potential R&D pipeline that could improve the early detection of numerous cancers that afflict men and women. Key strengths include:

•	The engineering and production risks have been largely addressed as we have sold over 100 working systems worldwide.

•	Regulatory approvals have been granted covering over 40 countries.

•	We have legitimate pathways for securing marketing approvals in the two largest medical markets - the US and China, within a 2-3 year period.

•	The clinical results of our technology have been published in leading peer-reviewed journals by world-famous, thought-leading physicians.

Our Business Strategy

Our near term goals are to accomplish the following over the next two years by pursuing the following strategies:

•	Seek US FDA approval by completing a clinical trial.

•

Contingent upon FDA approval, discuss opportunities to partner with a larger U.S. based company for distribution in the U.S. At the same time, we intend to build a small dedicated sales force based near major metropolitan centers and focused on generating sales at large centralized Ob-Gyn practices.

•	Seek Chinese FDA approval working with our existing partner in China, Shandong Medical Instrumentation Co. Ltd.

•	Pursue regulatory approval in Russia and work with our partner in Eastern Europe, Newmars Technology, Inc. to generate sales in Europe.

•	Continue to selectively support sales through our distributors in large countries such as Indonesia.

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While we plan to pursue regulatory approval in Russia, the ongoing conflict in Ukraine may delay filing and approval to market.

Risk Factor Summary

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors” in this prospectus. These risks include, among others:

•	Although we will be required to raise additional funds in 2023, there is no assurance that such funds can be raised on terms that we would find acceptable, on a timely basis, or at all.

•	If we cannot obtain additional funds when needed, we will not be able to implement our business plan.

•	We have a history of losses, and we expect losses to continue.

•	Our ability to sell our products is controlled by government regulations, and we may not be able to obtain any necessary clearances or approvals.

•	In foreign countries, including European countries, we are subject to government regulation, which could delay or prevent our ability to sell our products in those jurisdictions.

•	In the United States, where we are subject to regulation by the U.S. FDA, our product has not yet been approved which could prevent us from selling our products domestically.

•	Even if we obtain clearance or approval to sell our products, we are subject to ongoing requirements and inspections that could lead to the restriction, suspension or revocation of our clearance.

Corporate Information

We were incorporated in the state of Delaware in 1992, under the Delaware General Corporation Law, or “DGCL”, under the name “SpectRx, Inc.” and subsequently changed our name to Guided Therapeutics, Inc. on February 22, 2008. At the same time, we renamed our wholly owned subsidiary, InterScan, Inc. which originally had been incorporated as “Guided Therapeutics, Inc.” Our telephone number is (770) 242-8723. Our website address is https://www.guidedinc.com/. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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The Offering

Issuer:	Guided Therapeutics, Inc.

Common stock outstanding:	48,919,180 shares as of January 10, 2023

Common stock offered by selling stockholders	61,397,663 shares

Use of proceeds:

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds up to $13,765,164 upon the exercise of the Private Warrants (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such Private Warrants will be exercised. See “Use of Proceeds.”

Listing of securities:	Our common stock is currently quoted under the symbol “GTHP” on the OTC Markets.

Risk factors:

An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding is based on an aggregate of 48,919,180 shares outstanding as of January 10, 2023. The disclosure above does not include:

•

1,500,000 shares of common stock issuable upon exercise of outstanding options as of January 10, 2023, at a weighted average exercise price of $0.49 per share, of which 1,318,091 shares were vested as of such date;

•

5,009,411 shares of common stock reserved for future issuance under our stock option plan as of January 10, 2023, plus any future increases in the number of shares of common stock reserved for issuance under our stock option plan pursuant to evergreen provisions;

•	24,286,980 shares of common stock that may be issued upon the exercise of Private Warrants issued in this offering; and

•	15,583,447 shares of common stock underlying warrants and convertible debt at a weighted average exercise price of $0.279 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We may be required to raise additional funds in 2023 and there is no assurance that such funds can be raised on terms that we would find acceptable, on a timely basis, or at all.

Additional debt or equity financing may be required for us to continue as a going concern. We may seek to obtain additional funds for the financing of our cervical cancer detection business through additional debt or equity financings and/or new collaborative arrangements. Management believes that additional financing, if obtainable, will be sufficient to support planned operations only for a limited period. Management has implemented operating actions to reduce cash requirements. Any required additional funding may not be available on terms attractive to us, on a timely basis, or at all. If we cannot obtain additional funds or achieve profitability, we may not be able to continue as a going concern.

Because we must obtain additional funds through financing transactions or through new collaborative arrangements in order to grow the revenues of our cervical cancer detection product line, there exists substantial doubt about our ability to continue as a going concern. Therefore, it will be necessary to raise additional funds. There can be no assurance that we will be able to raise these additional funds. If we do not secure additional funding when needed, we will be unable to conduct all of our product development efforts as planned, which may cause us to alter our business plan in relation to the development of our products. Even if we obtain additional funding, we will need to achieve profitability thereafter.

Our independent registered public accountants’ report on our consolidated financial statements as of and for the year ended December 31, 2021, indicated that there was substantial doubt about our ability to continue as a going concern because we had suffered recurring losses from operations and had an accumulated deficit of $142.4 million at December 31, 2021. The accumulated deficit from December 31, 2018 through September 30, 2022 is summarized as follows:

Accumulated deficit, from inception to 12/31/2018	$137.7 million
Net loss for fiscal year 2019, ended 12/31/2019	$1.9 million
Accumulated deficit, from inception to 12/31/2019	$139.6 million
Preferred dividends for fiscal year 2020	$0.1 million
Net loss for the year ended 12/31/2020	$0.3 million
Accumulated deficit, from inception to 12/31/2020	$140.0 million
Preferred dividends for fiscal year 2021	$0.4million
Net loss for the year ended 12/31/2021	$2.0 million
Accumulated deficit, from inception to 12/31/2021	$142.4 million
Preferred dividends for the quarter ended 3/31/2022	$0.5 million
Net loss for the quarter ended 3/31/2022	$0.5 million
Accumulated deficit, from inception to 3/31/2022	$143.4 million
Preferred dividends for the quarter ended 6/30/2022	0.1 million
Net loss for the quarter ended 6/30/2022	0.9 million
Accumulated deficit, from inception to 6/30/2022	144.4 million
Net loss for the quarter ended 9/30/2022	$1.1 million
Accumulated deficit, from inception to 9/30/2022	$145.5 million

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Our management has implemented reductions in operating expenditures and reductions in some development activities. We have determined to make cervical cancer detection the focus of our business. We are managing the development of our other programs only when funds are made available to us via grants or contracts with government entities or strategic partners. However, there can be no assurance that we will be able to successfully implement or continue these plans.

If we cannot obtain additional funds when needed, we will not be able to implement our business plan.

We require substantial additional capital to develop our products, including completing product testing and clinical trials, obtaining all required regulatory approvals and clearances, beginning and scaling up manufacturing, and marketing our products. We have historically financed our operations though the public and private sale of debt and equity, funding from collaborative arrangements, and grants. Any failure to achieve adequate funding in a timely fashion would delay our development programs and could lead to abandonment of our business plan. To the extent we cannot obtain additional funding, our ability to continue to manufacture and sell our current products, or develop and introduce new products to market, will be limited. Further, financing our operations through the public or private sale of debt or equity may involve restrictive covenants or other provisions that could limit how we conduct our business or finance our operations. Financing our operations through collaborative arrangements generally means that the obligations of the collaborative partner to fund our expenditures are largely discretionary and depend on a number of factors, including our ability to meet specified milestones in the development and testing of the relevant product. We may not be able to obtain an acceptable collaboration partner, and even if we do, we may not be able to meet these milestones, or the collaborative partner may not continue to fund our expenditures.

We have a history of losses, and we expect losses to continue.

We have never been profitable and we have had operating losses since our inception. We expect our operating losses to continue as we continue to expend substantial resources to complete commercialization of our products, obtain regulatory clearances or approvals; build our marketing, sales, manufacturing and finance capabilities, and conduct further research and development. The further development and commercialization of our products will require substantial development, regulatory, sales and marketing, manufacturing and other expenditures. We have only generated limited revenues from product sales. As of September 30, 2022 and December 31, 2021, our accumulated deficit was approximately $145.5 million and $142.4 million, respectively.

Our ability to sell our products is controlled by government regulations, and we may not be able to obtain any necessary clearances or approvals.

The design, manufacturing, labeling, distribution and marketing of medical device products are subject to extensive and rigorous government regulation in most of the markets in which we sell, or plan to sell, our products, which can be expensive and uncertain and can cause lengthy delays before we can begin selling our products in those markets.

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In the United States, the Company is actively pursuing FDA approval by initiating a clinical trial protocol involving approximately 400 study participants. The protocol was drafted with input from FDA and at least two prestigious clinical centers that will participate in the study. Additional clinical centers may be added if needed to meet the study’s enrollment criteria. Budgets have been agreed to with both institutions. The LuViva devices have been prepared and have passed bench testing to begin the study. On July 20, 2022, we announced that the study had been approved by the designated central Institutional Review Board (“IRB”) and because of that, we initially expected it to begin in September or October of 2022. On November 9, 2022, we received a letter from one hospital’s IRB that we were conditionally approved to start the study, pending responses to three questions, which were provided to that IRB on November 10, 2022. We have received IRB approval and executed a clinical research agreement with one site and received IRB approval at the other site. We expect to initiate the study at both sites in the first quarter of 2023, which would allow the study to be completed in the fourth quarter of 2023, however, there can be no assurance that the study will be completed within this timeframe.

In foreign countries, including European countries, we are subject to government regulation, which could delay or prevent our ability to sell our products in those jurisdictions.

In order for us to market our products in Europe and some other international jurisdictions, we and our distributors and agents must obtain required regulatory registrations or approvals. We must also comply with extensive regulations regarding safety, efficacy and quality in those jurisdictions. We may not be able to obtain the required regulatory registrations or approvals, or we may be required to incur significant costs in obtaining or maintaining any regulatory registrations or approvals we receive. Delays in obtaining any registrations or approvals required for marketing our products, failure to receive these registrations or approvals, or future loss of previously obtained registrations or approvals would limit our ability to sell our products internationally. For example, international regulatory bodies have adopted various regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. These regulations vary from country to country. In order to sell our products in Europe, in 2018 we had to undergo an inspection and re-file for ISO 13485:2016 and the CE Mark, which is an international symbol of quality and compliance with applicable European medical device directives. Failure to maintain ISO 13485:2016 certification or CE mark certification or other international regulatory approvals would prevent us from selling in some countries in the European Union.

As of September 30, 2022, our products have achieved and maintained both ISO 13485:2016 certification and the CE Mark through our contract manufacturer, Newmars Technologies.

For our products to be marketed and sold in the People’s Republic of China, they must gain approval from the Chinese National Medical Products Administration (NMPA), formerly known as the Chinese Food and Drug Administration (Chinese FDA). We are working with our Chinese partner, Shandong Yaohua Medical Instrument Corporation, to achieve NMPA approval and as of December 31, 2021 had passed compliance testing for device safety and has enrolled approximately 150 people in their clinical trial. The trial is expected to be completed in the second quarter of 2023 and submitted for approval shortly thereafter, although there can be no assurance that the study will be completed within this time frame.

In Europe, the Company attended a meeting in Bucharest, Romania on November 3-4, 2021, hosted by our central Eastern and Russian distribution partner. The LuViva system was demonstrated for doctors at a local clinic and the head Ob-Gyn physician’s hospital has accepted the LuViva device into service and is expected to order additional Cervical Guides to test patients as part of her practice.

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Our business is subject to the risks of international operations.

Our business and financial results could be adversely affected due to a variety of factors, including:

•	changes in a specific country or region’s political and cultural climate or economic condition, including change in governmental regime;
•	unexpected or unfavorable changes in foreign laws, regulatory requirements and related interpretations;
•	difficulty of effective enforcement of contractual provisions in local jurisdictions;
•	inadequate intellectual property protection in foreign countries;
•

trade protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges;

•	trade sanctions imposed by the United States or other governments with jurisdictional authority over our business operations;
•	the effects of applicable and potentially adverse foreign tax law changes;
•	significant adverse changes in foreign currency exchange rates;
•	longer accounts receivable cycles;
•	managing a geographically dispersed workforce;
•	compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and the Office of Foreign Assets Control regulations, particularly in emerging markets.
•	whether and when we or any potential strategic partners will obtain required regulatory approvals in the markets in which we plan to operate; and
•	the impact of the conflict between Russia and Ukraine on economic conditions in general and on our business and operations.

In foreign countries, particularly in those with developing economies, certain business practices may exist that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-corruption laws. Although our policies and procedures require compliance with these laws and are designed to facilitate compliance with these laws, our employees, contractors and agents may take actions in violation of applicable laws or our policies. Any such violation, even if prohibited by our policies, could have a material adverse effect on our business and reputation.

Our international businesses must comply with applicable laws such as the U.S. Foreign Corrupt Practices Act. Failure to maintain compliance with or adapt to changes in any of the aforementioned requirements could result in fines, penalties or regulatory actions that could have an adverse impact on our business, results of operations and financial condition.

While we plan to pursue regulatory approval in Russia, the ongoing conflict in Ukraine may delay filing and approval to market in Russia. It is unclear how long any delays may last due to the uncertainty of the situation both in Ukraine and Russia.

The conflict in Ukraine, which has already had an impact on financial markets, could result in additional repercussions in our operating business, including delays in obtaining regulatory approval to market our products in Russia. The future impact of the conflict is highly uncertain and cannot be predicted, and we cannot provide any assurance that the conflict will not have a material adverse impact on our operations or future results or filings with regulatory health authorities.

Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia, have caused disruptions in many business sectors outside of the medical sector and have resulted in significant market disruptions and increased volatility in the price of certain commodities, including oil and natural gas.

On February 24, 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of the military action, resulting sanctions and future market disruptions in the region are impossible to predict, but could be significant and may have a severe adverse effect on the region. Among other things, the conflict has resulted in increased volatility in the markets for certain securities and commodities, including oil and natural gas, and other sectors.

The United States and other countries and certain international organizations have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to Russia’s invasion of Ukraine. On March 8, 2022, the United States announced that it would ban imports of oil, natural gas and coal from Russia. The impact of this announcement on commodities and futures prices is difficult to predict and depends on a number of factors, including whether other countries act in the same manner, but such impact could be significant.

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Actual and threatened responses to Russia’s invasion, as well as a rapid peaceful resolution to the conflict, may also impact the markets for certain commodities, such as oil and natural gas, and may have collateral impacts, including increased volatility, and cause disruptions to availability of certain commodities, commodity and futures prices and the supply chain globally. At this time, the situation is rapidly evolving and may evolve in a way that could have a negative impact on the fund in the future.

In the United States, our products would be subject to regulation by the U.S. FDA, which could prevent us from selling our products domestically.

In order for us to market our products in the United States, we must obtain clearance or approval from the U.S. Food and Drug Administration, or U.S. FDA. We cannot be sure that:

•	we, or any collaborative partner, will make timely filings with the U.S. FDA;
•	the U.S. FDA will act favorably or quickly on these submissions;
•	we will not be required to submit additional information or perform additional clinical studies; or
•	we will not face other significant difficulties and costs necessary to obtain U.S. FDA clearance or approval.

It can take several years from initial filing of a PMA application and require the submission of extensive supporting data and clinical information. The U.S. FDA may impose strict labeling or other requirements as a condition of its clearance or approval, any of which could limit our ability to market our products domestically. Further, if we wish to modify a product after U.S. FDA approval of a PMA application, including changes in indications or other modifications that could affect safety and efficacy, additional clearances or approvals will be required from the U.S. FDA. Any request by the U.S. FDA for additional data, or any requirement by the U.S. FDA that we conduct additional clinical studies, could result in a significant delay in bringing our products to market domestically and require substantial additional research and other expenditures. Similarly, any labeling or other conditions or restrictions imposed by the U.S. FDA could hinder our ability to effectively market our products domestically. Further, there may be new U.S. FDA policies or changes in U.S. FDA policies that could be adverse to us.

Currently, we have not obtained clearance or approval from the U.S. FDA, however we have agreed with the U.S. FDA on the clinical trial protocol and are preparing to start the study of approximately 400 women in the first quarter of 2023 at up to three clinical sites where the protocol is now under review for approval to allow the start of the study.

Even if we obtain clearance or approval to sell our products, we are subject to ongoing requirements and inspections that could lead to the restriction, suspension or revocation of our clearance.

We, as well as any potential collaborative partners, will be required to adhere to applicable regulations in the markets in which we operate and sell our products, regarding good manufacturing practice, which include testing, control, and documentation requirements. Ongoing compliance with good manufacturing practice and other applicable regulatory requirements will be strictly enforced applicable regulatory agencies. Failure to comply with these regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure to obtain premarket clearance or premarket approval for devices, withdrawal of approvals previously obtained, and criminal prosecution. The restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements would limit our ability to operate and could increase our costs.

We depend on a limited number of distributors and any reduction, delay or cancellation of an order from these distributors or the loss of any of these distributors could cause our revenue to decline.

Each year we have had one or a few distributors that have accounted for substantially all of our limited revenues. As a result, the termination of a purchase order with any one of these distributors may result in the loss of substantially all of our revenues. We are constantly working to develop new relationships with existing or new distributors, but despite these efforts we may not be successful at generating new orders to maintain similar revenues as current purchase orders are filled. In addition, since a significant portion of our revenues is derived from a relatively few distributors, any financial difficulties experienced by any one of these distributors, or any delay in receiving payments from any one of these distributors, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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To successfully market and sell our products internationally, we must address many issues with which we have limited experience.

All of our sales of LuViva to date have been to distributors outside of the United States. We expect that substantially all of our business will continue to come from sales in foreign markets, through increased penetration in countries where we currently sell LuViva, combined with expansion into new international markets. However, international sales are subject to a number of risks, including:

•	difficulties in staffing and managing international operations;
•	difficulties in penetrating markets in which our competitors’ products may be more established;
•	reduced or no protection for intellectual property rights in some countries;
•	export restrictions, trade regulations and foreign tax laws;
•	fluctuating foreign currency exchange rates;
•	foreign certification and regulatory clearance or approval requirements;
•	difficulties in developing effective marketing campaigns for unfamiliar, foreign countries;
•	customs clearance and shipping delays;
•	political and economic instability; and
•	preference for locally produced products.

If one or more of these risks were realized, it could require us to dedicate significant resources to remedy the situation, and even if we are able to find a solution, our revenues may still decline.

To market and sell LuViva internationally, we depend on distributors and they may not be successful.

We currently depend almost exclusively on third-party distributors to sell and service LuViva internationally and to train our international distributors, and if these distributors terminate their relationships with us or under-perform, we may be unable to maintain or increase our level of international revenue. We will also need to engage additional international distributors to grow our business and expand the territories in which we sell LuViva. Distributors may not commit the necessary resources to market, sell and service LuViva to the level of our expectations. If current or future distributors do not perform adequately, or if we are unable to engage distributors in particular geographic areas, our revenue from international operations will be adversely affected.

Our success largely depends on our ability to maintain and protect the proprietary information on which we base our products.

Our success depends in large part upon our ability to maintain and protect the proprietary nature of our technology through the patent process, as well as our ability to license from others patents and patent applications necessary to develop our products. If any of our patents are successfully challenged, invalidated or circumvented, or our right or ability to manufacture our products was to be limited, our ability to continue to manufacture and market our products could be adversely affected. In addition to patents, we rely on trade secrets and proprietary know-how, which we seek to protect, in part, through confidentiality and proprietary information agreements. The other parties to these agreements may breach these provisions, and we may not have adequate remedies for any breach. Additionally, our trade secrets could otherwise become known to or be independently developed by competitors.

As of September 30, 2022, we have been issued, or have rights to, 27 U.S. patents (including those under license). In addition, we have filed for, or have rights to, one U.S. patents (including those under license) that is still pending. There are additional international patents and pending applications. One or more of the patents we hold directly or license from third parties, including those for our cervical cancer detection products, may be successfully challenged, invalidated or circumvented, or we may otherwise be unable to rely on these patents. These risks are also present for the process we use or will use for manufacturing our products. In addition, our competitors, many of whom have substantial resources and have made substantial investments in competing technologies, may apply for and obtain patents that prevent, limit or interfere with our ability to make, use and sell our products, either in the United States or in international markets.

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The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. In addition, the U.S. Patent and Trademark Office, or USPTO, may institute interference proceedings. The defense and prosecution of intellectual property suits, USPTO proceedings and related legal and administrative proceedings are both costly and time consuming. Moreover, we may need to litigate to enforce our patents, to protect our trade secrets or know-how, or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceedings involving us may require us to incur substantial legal and other fees and expenses and may require some of our employees to devote all or a substantial portion of their time to the proceedings. An adverse determination in the proceedings could subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from selling our products in some or all markets. We may not be able to reach a satisfactory settlement of any dispute by licensing necessary patents or other intellectual property. Even if we reached a settlement, the settlement process may be expensive and time consuming, and the terms of the settlement may require us to pay substantial royalties. An adverse determination in a judicial or administrative proceeding or the failure to obtain a necessary license could prevent us from manufacturing and selling our products.

We may not be able to generate sufficient sales revenues to sustain our growth and strategy plans.

Our cervical cancer diagnostic activities have been financed to date through a combination of government grants, strategic partners and direct investment. Growing revenues for this product is the main focus of our business. In order to effectively market the cervical cancer detection product, additional capital will be needed.

Additional product lines involve the modification of the cervical cancer detection technology for use in other cancers. These product lines are only in the earliest stages of research and development and are currently not projected to reach market for several years. Our goal is to receive enough funding from government grants and contracts, as well as payments from strategic partners, to fund development of these product lines without diverting funds or other necessary resources from the cervical cancer program.

Because our products, which use different technology or apply technology in different ways than other medical devices, are or will be new to the market, we may not be successful in launching our products and our operations and growth would be adversely affected.

Our products are based on new methods of cancer detection. If our products do not achieve significant market acceptance, our sales will be limited and our financial condition may suffer. Physicians and individuals may not recommend or use our products unless they determine that these products are an attractive alternative to current tests that have a long history of safe and effective use. To date, our products have been used by only a limited number of people, and few independent studies regarding our products have been published. The lack of independent studies limits the ability of doctors or consumers to compare our products to conventional products.

If we are unable to compete effectively in the highly competitive medical device industry, our future growth and operating results will suffer.

The medical device industry in general and the markets in which we expect to offer products in particular, are intensely competitive. Many of our competitors have substantially greater financial, research, technical, manufacturing, marketing and distribution resources than we do and have greater name recognition and lengthier operating histories in the health care industry. We may not be able to effectively compete against these and other competitors. A number of competitors are currently marketing traditional laboratory-based tests for cervical cancer screening and diagnosis. These tests are widely accepted in the health care industry and have a long history of accurate and effective use. Further, if our products are not available at competitive prices, health care administrators who are subject to increasing pressures to reduce costs may not elect to purchase them. Also, a number of companies have announced that they are developing, or have introduced, products that permit non-invasive and less invasive cancer detection. Accordingly, competition in this area is expected to increase.

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Furthermore, our competitors may succeed in developing, either before or after the development and commercialization of our products, devices and technologies that permit more efficient, less expensive non-invasive and less invasive cancer detection. It is also possible that one or more pharmaceutical or other health care companies will develop therapeutic drugs, treatments or other products that will substantially reduce the prevalence of cancers or otherwise render our products obsolete.

We have limited manufacturing experience, which could limit our growth.

We do not have manufacturing experience that would enable us to make products in the volumes that would be necessary for us to achieve significant commercial sales, and we rely upon our suppliers. In addition, we may not be able to establish and maintain reliable, efficient, full-scale manufacturing at commercially reasonable costs in a timely fashion. Difficulties we encounter in manufacturing scale-up, or our failure to implement and maintain our manufacturing facilities in accordance with good manufacturing practice regulations, international quality standards or other regulatory requirements, could result in a delay or termination of production. In the past, we have had substantial difficulties in establishing and maintaining manufacturing for our products and those difficulties impacted our ability to increase sales. Companies often encounter difficulties in scaling up production, including problems involving production yield, quality control and assurance, and shortages of qualified personnel.

Since we rely on sole source suppliers for several of the components used in our products, any failure of those suppliers to perform would hurt our operations.

Several of the components used in our products or planned products, are available from only one supplier, and substitutes for these components could not be obtained easily or would require substantial modifications to our products. Any significant problem experienced by one of our sole source suppliers may result in a delay or interruption in the supply of components to us until that supplier cures the problem or an alternative source of the component is located and qualified. Any delay or interruption would likely lead to a delay or interruption in our manufacturing operations. For our products that require premarket approval, the inclusion of substitute components could require us to qualify the new supplier with the appropriate government regulatory authorities. Alternatively, for our products that qualify for premarket notification, the substitute components must meet our product specifications.

Because we operate in an industry with significant product liability risk, and we have not specifically insured against this risk, we may be subject to substantial claims against our products.

The development, manufacture and sale of medical products entail significant risks of product liability claims. We currently have no product liability insurance coverage beyond that provided by our general liability insurance. Accordingly, we may not be adequately protected from any liabilities, including any adverse judgments or settlements, we might incur in connection with the development, clinical testing, manufacture and sale of our products. A successful product liability claim or series of claims brought against us that result in an adverse judgment against or settlement by us in excess of any insurance coverage could seriously harm our financial condition or reputation. In addition, product liability insurance is expensive and may not be available to us on acceptable terms, if at all.

The availability of third party reimbursement for our products is uncertain, which may limit consumer use and the market for our products.

In the United States and elsewhere, sales of medical products are dependent, in part, on the ability of consumers of these products to obtain reimbursement for all or a portion of their cost from third-party payors, such as government and private insurance plans. Any inability of patients, hospitals, physicians and other users of our products to obtain sufficient reimbursement from third-party payors for our products, or adverse changes in relevant governmental policies or the policies of private third-party payors regarding reimbursement for these products, could limit our ability to sell our products on a competitive basis. We are unable to predict what changes will be made in the reimbursement methods used by third-party health care payors. Moreover, third-party payors are increasingly challenging the prices charged for medical products and services, and some health care providers are gradually adopting a managed care system in which the providers contract to provide comprehensive health care services for a fixed cost per person. Patients, hospitals and physicians may not be able to justify the use of our products by the attendant cost savings and clinical benefits that we believe will be derived from the use of our products, and therefore may not be able to obtain third-party reimbursement.

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Reimbursement and health care payment systems in international markets vary significantly by country and include both government-sponsored health care and private insurance. We may not be able to obtain approvals for reimbursement from these international third-party payors in a timely manner, if at all. Any failure to receive international reimbursement approvals could have an adverse effect on market acceptance of our products in the international markets in which approvals are sought.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business.

Our outstanding indebtedness, which includes all of the liabilities, was $6.52 million at September 30, 2022.

The terms of our indebtedness could have negative consequences to us, such as:

•	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

•	the amount of our interest expense may increase if we are unable to make payments when due;

•	our assets might be subject to foreclosure if we default on our secured debt;

•	our vendors or employees may, and some have, instituted proceedings to collect on amounts owed them;

•

we have to use a substantial portion of our cash flows from operations to repay our indebtedness, including ordinary course accounts payable and accrued payroll liabilities, which reduces the amount of money we have for future operations, working capital, inventory, expansion, or general corporate or other business activities; and

•	we may be unable to refinance our indebtedness on terms acceptable to us, or at all.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable, to refinance all or part of our existing debt, sell assets, borrow money or raise equity on terms acceptable to us, if at all.

Our success depends on our ability to attract and retain scientific, technical, managerial and finance personnel.

Our ability to operate successfully and manage our future growth depends in significant part upon the continued service of key scientific, technical, managerial and finance personnel, as well as our ability to attract and retain additional highly qualified personnel in these fields. We may not be able to attract and retain key employees when necessary, which would limit our operations and growth. In addition, if we are able to successfully develop and commercialize our products, we will need to hire additional scientific, technical, marketing, managerial and finance personnel. We face intense competition for qualified personnel in these areas, many of whom are often subject to competing employment offers.

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Certain provisions of our Amended and Restated Certificate of Incorporation that authorize the issuance of additional shares of preferred stock may make it more difficult for a third party to effect a change in control.

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to issue up to 5.0 million shares of preferred stock of which 7,529.50 and 6,952 were outstanding as of September 30, 2022 and the date of this prospectus, respectively. Our undesignated shares of preferred stock may be issued in one or more series, the terms of which may be determined by the board without further stockholder action. These terms may include, among other terms, voting rights, including the right to vote as a series on particular matters, preferences as to liquidation and dividends, repurchase rights, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell assets to a third party. The ability of our board to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

Risks Related to Our Securities

The market prices for our common stock are volatile and will fluctuate.

The market price for our common stock may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following: (i) actual or anticipated fluctuations in our quarterly financial results; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to ours; (iv) addition or departure of our executive officers or members of our Board and other key personnel; (v) release or expiration of lock-up or other transfer restrictions on outstanding common stock; (vi) sales or perceived sales of additional common stock; (vii) liquidity of the common stock; (viii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and (ix) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets. Financial markets often experience significant price and volume fluctuations that affect the market prices of equity securities of public entities and that are, in many cases, unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to meet such criteria may result in limited or no investment in our common stock by those institutions, which could materially adversely affect the trading price of our common stock. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations could be materially adversely impacted and the trading price of our common stock may be materially adversely affected.

There is a limited market for our securities.

Our common stock is quoted on the OTC Markets. There can be no assurance that an active and liquid market for the common stock will develop or be maintained on the applicable stock exchanges, and an investor may find it difficult to resell any of our securities.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us.

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Future offerings of debt or equity securities may rank senior to common stock.

If we decide to issue debt or equity securities in the future ranking senior to our common stock or otherwise incur additional indebtedness, it is possible that these securities or indebtedness will be governed by an indenture or other instrument containing covenants restricting our operating flexibility and limiting our ability to pay dividends to stockholders. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges, including with respect to dividends, more favorable than those of common stock and may result in dilution to stockholders. Because our decision to issue debt or equity securities in any future offering or otherwise incur indebtedness will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or financings, any of which could reduce the market price of our common stock and dilute their value.

Common stockholders are subordinated to our lenders.

In the event of bankruptcy, liquidation or reorganization, any holders of our debt and our trade creditors will generally be entitled to payment of their claims from our assets before any assets are made available for distribution to us or our stockholders. The common stock is effectively subordinated to our debt and other obligations. As of September 30, 2022, we have $6.52 million in total liabilities and out of it $509,101 is related to deferred revenue.

Future sales of common stock by officers and directors may negatively impact the market price for our common stock.

Subject to compliance with applicable securities laws, our directors and officers and their affiliates may sell some or all of their common stock in the future. No prediction can be made as to the effect, if any, such future sales of common stock may have on the market price of the common stock prevailing from time to time. However, the future sale of a substantial number of common stock by our directors and officers and their affiliates, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.

We do not currently pay dividends on our common stock and have no intention to pay dividends on our common stock for the foreseeable future.

No dividends on our common stock have been paid by us to date. We do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the discretion of our Board, after taking into account a multitude of factors appropriate in the circumstances, including our operating results, financial condition and current and anticipated cash needs. In addition, the terms of any future debt or credit facility may preclude us from paying any dividends unless certain consents are obtained and certain conditions are met.

In connection with the audit of our financial statements as of and for the year ended December 31, 2021, material weaknesses in our internal control over financial reporting was identified and we may identify additional material weaknesses in the future.

In connection with the preparation and audits of our financial statements as of and for the years ended December 31, 2021 and 2020, material weaknesses (as defined under the Exchange Act and by the auditing standards of the U.S. Public Company Accounting Oversight Board, or “PCAOB”), were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual financial statements will not be prevented or detected on a timely basis. The material weaknesses identified arose from a lack of recourses to properly research and account for complex transactions and lack of oversight and approval by the Board of Directors and Audit Committee, including formally documented approval of significant transactions, including related party transactions.

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In light of the identified material weaknesses, it is possible that, had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting in accordance with PCAOB standards, additional control deficiencies may have been identified.

We have begun taking measures, and plan to continue to take measures, to remediate these material weaknesses. However, the implementation of these measures may not fully address these material weaknesses in our internal control over financial reporting, and, if so, we would not be able to conclude that they have been fully remedied. Our failure to correct these material weaknesses or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and make related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our common stock, may be materially and adversely affected.

We have incurred, and will continue to incur, increased costs as a result of operating as a public company, and our management has been required, and will continue to be required, to devote substantial time to new compliance initiatives.

As a public company, we have incurred and are continuing to incur significant legal, accounting and other expenses. We are subject to the reporting requirements of the Exchange Act and the rules adopted, and to be adopted, by the SEC. Our management and other personnel devote a substantial amount of time to these compliance initiatives.

Moreover, these rules and regulations have substantially increased our legal and financial compliance costs and made some activities more time-consuming and costly. The increased costs have increased our net loss. These rules and regulations may make it more difficult and more expensive for us to maintain sufficient director’s and officer’s liability insurance coverage. We cannot predict or estimate the amount or timing of additional costs we may continue to incur to respond to these requirements. The ongoing impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

Anti-takeover provisions in our Amended and Restated Certificate of Incorporation and By-laws may reduce the likelihood of a potential change of control, or make it more difficult for our stockholders to replace management.

Certain provisions of our Amended and Restated Certificate of Incorporation and By-laws could have the effect of making it more difficult for our stockholders to replace management at a time when a substantial number of stockholders might favor a change in management. These provisions include authorizing the board of directors to fill vacant directorships or increase the size of its board of directors.

Furthermore, our board of directors has the authority to issue up to 5.0 million shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the common stock with respect to dividends, liquidation rights and, possibly, voting rights. The board’s ability to issue preferred stock may have the effect of discouraging unsolicited acquisition proposals, thus adversely affecting the market price of our common stock.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our share price and trading volume may decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our shares price may decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our shares may decrease, which may cause our shares price and trading volume to decline.

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The number of shares of our common stock issuable upon the conversion of our outstanding convertible debt and preferred stock or exercise of outstanding warrants and options is substantial.

As of September 30, 2022, our outstanding convertible debt was convertible into an aggregate of 4,045,779 shares of our common stock, and the outstanding shares of our Series C, Series C1, Series C2, Series D, Series E, Series F, Series F-2 preferred stock were convertible into an aggregate of 20,485,000 shares of common stock. Also, as of that date we had warrants outstanding that were exercisable for an aggregate of 40,057,390 shares, and outstanding options to purchase 1,500,000 shares. The shares of common stock issuable upon conversion or exercise of these securities would have constituted approximately 60.35% of the total number of shares of common stock then issued and outstanding.

Further, under the terms of our convertible debt and preferred stock, as well as certain of our outstanding warrants, the conversion price or exercise price, as the case may be, could be adjusted downward, causing substantial dilution. See “-Adjustments to the conversion price for our convertible debt and preferred stock, and the exercise price for certain of our warrants, will dilute the ownership interests of our existing stockholders.”

Adjustments to the conversion price of some of our convertible debt and preferred stock, and the exercise price for certain of our warrants, will dilute the ownership interests of our existing stockholders.

Under the terms of a portion of our convertible debt, the conversion price fluctuates with the market price of our common stock. Additionally, under the terms of our Series C preferred stock, any dividends we choose to pay in shares of our common stock will be calculated based on the then-current market price of our common stock. Accordingly, if the market price of our common stock decreases, the number of shares of our common stock issuable upon conversion of the convertible debt or upon payment of dividends on our outstanding Series C preferred stock will increase, and may result in the issuance of a significant number of additional shares of our common stock.

Under the terms of some of our preferred stock and certain of our convertible notes and outstanding warrants, the conversion price or exercise price will be lowered if we issue common stock at a per share price below the then-conversion price or then-exercise price for those securities. Reductions in the conversion price or exercise price would result in the issuance of a significant number of additional shares of our common stock upon conversion or exercise, which would result in dilution in the value of the shares of our outstanding common stock and the voting power represented thereby.

Our need to raise additional capital in the near future or to use our equity securities for payments could have a dilutive effect on your investment.

In order to continue operations, we will need to raise additional capital. We may attempt to raise capital through the public or private sale of our common stock or securities convertible into or exercisable for our common stock. In addition, from time to time we have issued our common stock or warrants in lieu of cash payments. If we sell additional shares of our common stock or other equity securities, or issue such securities in respect of other claims or indebtedness, such sales or issuances will further dilute the percentage of our equity that you own. Depending upon the price per share of securities that we sell or issue in the future, if any, your interest in us could be further diluted by any adjustments to the number of shares and the applicable exercise price required pursuant to the terms of the agreements under which we previously issued convertible securities.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

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FORWARD-LOOKING STATEMENTS

This prospectus contains a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

•	access to sufficient debt or equity capital to meet our operating and financial needs;

•	the extent of dilution of the holdings of our existing stockholders upon the issuance, conversion or exercise of securities issued as part of our capital raising efforts;

•	the extent to which certain debt holders may call the notes to be paid;

•	the effectiveness and ultimate market acceptance of our products and our ability to generate sufficient sales revenues to sustain our growth and strategy plans;

•	whether our products in development will prove safe, feasible and effective;

•	whether and when we or any potential strategic partners will obtain required regulatory approvals in the markets in which we plan to operate;

•	our need to achieve manufacturing scale-up in a timely manner, and our need to provide for the efficient manufacturing of sufficient quantities of our products;

•	the lack of immediate alternate sources of supply for some critical components of our products;

•	our ability to establish and protect the proprietary information on which we base our products, including our patent and intellectual property position;

•

the current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, could result in additional repercussions in our operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites;

•

the future impact of the outbreak is highly uncertain and cannot be predicted, and we cannot provide any assurance that the outbreak will not have a material adverse impact on our operations or future results or filings with regulatory health authorities. The extent of the impact, if any, we will depend on future developments, including actions taken to contain the coronavirus;

•	the impact of the conflict between Russia and Ukraine on economic conditions in general and on our business and operations;

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•	the need to fully develop the marketing, distribution, customer service and technical support and other functions critical to the success of our product lines;

•	the dependence on potential strategic partners or outside investors for funding, development assistance, clinical trials, distribution and marketing of some of our products; and

•	other risks and uncertainties described from time to time in our reports filed with the SEC.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds up to $13,765,164 upon the exercise of the Private Warrants (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such Private Warrants will be exercised.

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DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board may deem relevant.

The Company pays dividends on its preferred stock.

Holders of the Series C preferred stock are entitled to quarterly cumulative dividends at an annual rate of 12.0% until 42 months after the original issuance date (the “Dividend End Date”), payable in cash or, subject to certain conditions, the Company’s common stock. In addition, upon conversion of the Series C preferred stock prior to the Dividend End Date, the Company will also pay to the converting holder a “make-whole payment” equal to the number of unpaid dividends through the Dividend End Date on the converted shares. At December 31, 2021 and 2020, the “make-whole payment” for a converted share of Series C preferred stock would convert to 10 shares of the Company’s common stock. The Series C preferred stock generally has no voting rights except as required by Delaware law. Upon the Company’s liquidation or sale to or merger with another corporation, each share will be entitled to a liquidation preference of $1,000, plus any accrued but unpaid dividends. In addition, the purchasers of the Series C preferred stock received, on a pro rata basis, warrants exercisable to purchase an aggregate of approximately 1 share of Company’s common stock. The warrants contained anti-dilution adjustments in the event that the Company issues shares of common stock, or securities exercisable or convertible into shares of common stock, at prices below the exercise price of such warrants. As a result of the anti-dilution protection, the Company was required to account for the warrants as a liability recorded at fair value each reporting period. The warrants expired at the end of 2020.

Series C1 and Series C2 preferred stock do not pay dividends (unless and to the extent declared on the common stock) or at-the-market “make-whole payments” and, while it has the same anti-dilution protections afforded the Series C preferred stock, it does not automatically reset in connection with a reverse stock split or conversion of our outstanding convertible debt.

The Series D Preferred Stock has cumulative dividends at the rate per of 10% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable quarterly on January 15, April 15, July 15 and October 15, beginning on the first such date after the original issue date and on each optional redemption date in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date.

As of September 30, 2022, the Company issued an aggregate of 339,665 common stock shares for the payment of Series D Preferred Stock dividends accrued. As of September 30, 2022, the Company had accrued Series D dividends of $8,213.

The Series E Preferred Stock has cumulative dividends at the rate per share of 8% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable annually, beginning on the first such date after the original issue date and on each optional redemption date. in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date. As of September 30, 2022, the Company issued an aggregate of 467,526 common stock shares for the payment of Series E Preferred Stock dividends accrued. As of September 30, 2022, the Company had accrued Series E dividends of $12,654.

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The Series F Preferred Stock has cumulative dividends at the rate per share of 6% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable annually, beginning on the first such date after the original issue date and on each optional redemption date. in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date. In addition to the 6% annual dividend, the Company was also required to pay a one-time, non-recurring, dividend equal to 15% of the aggregate stated value of preferred stock then held by the holder, in cash or common stock, as the corporation was unable to successfully uplist to the NASDAQ Stock Exchange by December 31, 2021; and was unable to file its clinical data intended for FDA approval of its primary product, LuViva, by December 31, 2021.

During the three months ended September 30, the Company issued an aggregate of 163,214 common stock shares for the payment of annual Series F Preferred Stock dividends. Additionally, during the three months ended March 31, 2022, the Company issued 255,401 common stock shares for the payment of the one-time, non-recurring 15% dividend to the Series F Preferred shareholders. As of September 30, 2022, the Company had accrued Series F dividends of $32,943.

The Series F-2 Preferred Stock has cumulative dividends at the rate per share of 6% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable annually, beginning on the first such date after the original issue date and on each optional redemption date. in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date. In addition to the 6% annual dividend, the Company was also required to pay a one-time, non-recurring, dividend equal to 15% of the aggregate stated value of preferred stock then held by the holder, in cash or common stock, as the corporation was unable to successfully uplist to the NASDAQ Stock Exchange by December 31, 2021; and was unable to file its clinical data intended for FDA approval of its primary product, LuViva, by December 31, 2021.

During the three months ended September 30, 2022, the Company issued 114,304 common stock shares for the payment of annual Series F-2 Preferred Stock dividends. Additionally, during the three months ended March 31, 2022, the Company issued 368,505 common stock shares for the payment of the one-time, non-recurring 15% dividend to the Series F-2 Preferred shareholders. As of September 30, 2022, the Company had accrued Series F-2 dividends of $16,242.

The Series G Preferred Stock preferred stock carries 8% annual dividend, cumulative and payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to twenty two percent (22%).

On June 4, 2021, the Company paid $2,952 and $4,992 for the Series G Preferred Stock dividends accrued, respectively. As of March 31, 2022, the Series G Preferred Stock was fully redeemed, leaving a null balance.

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DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated price.

The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted under the symbol “GTHP” on the OTC Markets.

Holders of Record

On January 10, 2023, the closing price per share of our common stock was $0.32 as reported on the OTC Markets. We had approximately 174 stockholders of record as of January 10, 2023. On January 10, 2023, there were 48,919,180 shares of our common stock issued and outstanding. In addition, we believe that a significant number of beneficial owners of our common stock hold their shares in street name.

Securities Authorized for Issuance under Equity Compensation Plan

Plan Category	Number of securities to issued upon exercise of outstanding options and restricted stock units	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,500,000	$0.49	5,009,411
Equity compensation plans not approved by security holders	-	-	-
	1,500,000	$0.49	5,009,411

	Number of Shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value of In-the-Money Options (in thousands)

Options outstanding as of December 31, 2022	1,500,000	$0.49	7.7 years	$-
Options exercisable as of December 31, 2022	1,318,091	$0.49	7.7 years	$-

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the “Selected Financial Data” and our financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors.” We are not undertaking any obligation to update any forward-looking statements or other statements we may make in the following discussion or elsewhere in this document even though these statements may be affected by events or circumstances occurring after the forward-looking statements or other statements were made. Therefore, no reader of this document should rely on these statements being current as of any time other than the time at which this document is declared effective by the SEC.

Overview

We are a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. Our primary focus is the sales and marketing of our LuViva® Advanced Cervical Scan non-invasive cervical cancer detection device. The underlying technology of LuViva primarily relates to the use of biophotonics for the non-invasive detection of cancers. LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the reflected and fluorescent light.

LuViva is designed to provide a less invasive and painless alternative to conventional tests for cervical cancer screening and detection. Additionally, LuViva is designed to improve patient well-being not only because it eliminates pain, but also because it is convenient to use and provides rapid results at the point of care. We focus on two primary applications for LuViva: first, as a cancer screening tool in the developing world, where infrastructure to support traditional cancer-screening methods is limited or non-existent, and second, as a triage following traditional screening in the developed world, where a high number of false positive results cause a high rate of unnecessary and ultimately costly follow-up tests.

We are a Delaware corporation, originally incorporated in 1992 under the name “SpectRx, Inc.,” and, on February 22, 2008, changed our name to Guided Therapeutics, Inc. At the same time, we renamed our wholly owned subsidiary, InterScan, which originally had been incorporated as “Guided Therapeutics.”

Since our inception, we have raised capital through the public and private sale of debt and equity, funding from collaborative arrangements, and grants.

Our prospects must be considered in light of the substantial risks, expenses and difficulties encountered by entrants into the medical device industry. This industry is characterized by an increasing number of participants, intense competition and a high failure rate. We have experienced operating losses since our inception and, as of September 30, 2022, we have an accumulated deficit of approximately $145.5 million. To date, we have engaged primarily in research and development efforts and the early stages of marketing our products. We do not have significant experience in manufacturing, marketing or selling our products. We may not be successful in growing sales for our products. Moreover, required regulatory clearances or approvals may not be obtained in a timely manner, or at all. Our products may not ever gain market acceptance and we may not ever generate significant revenues or achieve profitability. The development and commercialization of our products requires substantial development, regulatory, sales and marketing, manufacturing and other expenditures. We expect our operating losses to continue for the foreseeable future as we continue to expend substantial resources to complete commercialization of our products, obtain regulatory clearances or approvals, build our marketing, sales, manufacturing and finance capabilities, and conduct further research and development.

Our product revenues to date have been limited. In 2021 and 2022, the majority of our revenues were from the sale of LuViva devices and disposables. We expect that the majority of our revenue in 2023 will be derived from revenue from the sale of LuViva devices and disposables.

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Current Demand for LuViva

Based on written agreements and ongoing discussions with our distributors, we currently hold and expect to generate additional purchase orders for approximately $3.0 million in LuViva devices and disposables in 2022 and expect those purchase orders to result in actual sales of $1.5 to $2.5 million throughout 2023 and 2024, representing what we view as current demand for our products. We cannot be assured that we will generate all or any of these additional purchase orders, or that existing orders will not be canceled by the distributors or that parts to build product will be available to meet demand, such that existing orders will result in actual sales. Because we have a short history of sales of our products, we cannot confidently predict future sales of our products beyond this time frame and cannot be assured of any particular number of sales. Accordingly, we have not identified any particular trends with regard to sales of our products. In order to increase demand for LuViva, the Company, in 2023 and 2024, is focused on three primary markets: the United States, China and Europe.

In the United States, the Company is actively pursuing FDA approval by initiating a clinical trial protocol involving approximately 400 study participants. The protocol was drafted with input from FDA and at least two prestigious clinical centers that will participate in the study. Additional clinical centers may be added if needed to meet the study’s enrollment criteria. Budgets have been agreed to with both institutions. The LuViva devices have been prepared and have passed bench testing in order to begin the study. On July 20, 2022 we announced that the study had been approved by the designated central Institutional Review Board (“IRB”) and because of that, we initially expected to begin in September or October of 2022. On November 9, 2022, we received a letter from one hospital’s IRB that we were conditionally approved to start the study, pending responses to three questions, which were provided to that IRB on November10, 2022. We have received IRB approval and executed a clinical research agreement with one site and received IRB approval at the other site. We expect to initiate the study at both sites in the first quarter of 2023, which would allow the study to be completed in the fourth quarter of 2023, however, there can be no assurance that the study will be completed within this timeframe.

In China, the Chinese NMPA (National Medical Products Approval) study has begun at four clinical sites. According to enrollment tracking reports sent to us by our Chinese partner SMI on March 11, 2022, testing of 150 patients has been completed in the ongoing clinical trial for Chinese National Medical Products Administration (NMPA) approval. The trial is expected to be completed in the second quarter of 2023 and submitted for approval shortly thereafter, although there can be no assurance that the study will be completed within this time frame.

In Europe, the Company attended a meeting in Bucharest, Romania on November 3-4, 2021, hosted by our central Eastern and Russian distribution partner. The LuViva system was demonstrated for doctors at a local clinic and the head Ob-Gyn physician’s hospital has accepted the LuViva device into service and is expected to order additional Cervical Guides to test patients as part of her practice.

Critical Accounting Policies

Our material accounting policies, which we believe are the most critical to investors understanding of our financial results and condition, are discussed below. Because we are still early in our enterprise development, the number of these policies requiring explanation is limited. As we begin to generate increased revenue from different sources, we expect that the number of applicable policies and complexity of the judgments required will increase.

Revenue Recognition: ASC 606, Revenue from Contracts with Customers establishes a single and comprehensive framework which sets out how much revenue is to be recognized, and when. The core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. Revenue will now be recognized by a vendor when control over the goods or services is transferred to the customer. In contrast, Revenue based revenue recognition around an analysis of the transfer of risks and rewards; this now forms one of a number of criteria that are assessed in determining whether control has been transferred. The application of the core principle in ASC 606 is carried out in five steps:

Step 1 - Identify the contract with a customer: a contract is defined as an agreement (including oral and implied), between two or more parties that creates enforceable rights and obligations and sets out the criteria for each of those rights and obligations. The contract needs to have commercial substance and it is probable that the entity will collect the consideration to which it will be entitled.

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Step 2 - Identify the performance obligations in the contract: a performance obligation in a contract is a promise (including implicit) to transfer a good or service to the customer. Each performance obligation should be capable of being distinct and is separately identifiable in the contract.

Step 3 - Determine the transaction price: transaction price is the amount of consideration that the entity can be entitled to, in exchange for transferring the promised goods and services to a customer, excluding amounts collected on behalf of third parties.

Step 4 - Allocate the transaction price to the performance obligations in the contract: for a contract that has more than one performance obligation, the entity will allocate the transaction price to each performance obligation separately, in exchange for satisfying each performance obligation. The acceptable methods of allocating the transaction price include adjusted market assessment approach, expected cost plus a margin approach, and the residual approach in limited circumstances. Discounts given should be allocated proportionately to all performance obligations unless certain criteria are met and reallocation of changes in standalone selling prices after inception is not permitted.

Step 5 - Recognize revenue as and when the entity satisfies a performance obligation: the entity should recognize revenue at a point in time, except if it meets any of the three criteria, which will require recognition of revenue over time: the entity’s performance creates or enhances an asset controlled by the customer, the customer simultaneously receives and consumes the benefit of the entity’s performance as the entity performs, and the entity does not create an asset that has an alternative use to the entity and the entity has the right to be paid for performance to date.

Valuation of Deferred Taxes: We account for income taxes in accordance with the liability method. Under the liability method, we recognize deferred assets and liabilities based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Valuation of Equity Instruments Granted to Employee, Service Providers and Investors: On the date of issuance, the instruments are recorded at their fair value as determined using either the Black-Scholes valuation model or Monte Carlo Simulation model.

Allowance for Accounts Receivable: The Company reviews all outstanding accounts receivable for collectability on a quarterly basis. An allowance for doubtful accounts is recorded for any amounts deemed uncollectable. The allowance is adjusted based on our assessment of the ability of our distributors to make required payments and our review of the financial condition of our distributors.

Inventory Valuation: All inventories are stated at lower of cost or net realizable value, with cost determined substantially on a “first-in, first-out” basis. Selling, general, and administrative expenses are not inventoried, but are charged to expense when incurred.

Results of Operations

COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

Sales Revenue, Cost of Sales and Gross Profit from Devices and Disposables: Revenues from the sale of LuViva devices and disposables for the three months ended September 30, 2022 were $3,476, compared to $18,666 for the three months ended September 30, 2021. Cost of goods sold was $131 during the three months ended September 30, 2022, compared to $41,689 for the three months ended September 30, 2021. This resulted in gross profit of $3,345 during the three months ended September 30, 2022 and a gross loss of $23,024 during the three months ended September 30, 2021. The loss incurred in the prior period was due to write-offs of slow-moving inventory.

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While we currently hold and expect to generate purchase orders for approximately $3.0 million in LuViva devices and disposables in 2022, supply chain issues due to COVID-19 have caused delays in our ability to procure the circuit boards that are needed to ship our products. As of September 30, 2022, we have received cash payments of $509,001 for sales of our products, which will be recognized as revenue when our products are shipped. We anticipate recognizing revenue for these shipments throughout 2023 and 2024.

Research and Development Expenses: Research and development expenses for the three months ended September 30, 2022 were $7,903, compared to $15,588 in the three months ended September 30, 2021. The decrease of $7,685, or 49%, was primarily due to a reduction in research and development clinical costs and payroll expenses.

Sales and Marketing Expenses: Sales and marketing expenses for the three months ended September 30, 2022 were $52,251, compared to $40,887 in the three months ended September 30, 2021. The increase of $11,364, or 28%, was primarily due to higher payroll-related expenses.

General and Administrative Expense: General and administrative expenses for the three months September 30, 2022 were $1,166,894, compared to $407,507 in the three months ended September 30, 2021. The increase of $759,387 or 186%, was primarily due to additional professional and consulting fees recorded for warrants issued as compensation for services. The services provided included investor relations and marketing services surrounding the Company’s successful completion of a financing transaction during the current quarter. The Company also recorded additional expense for professional services upon placing the planned Nasdaq uplist on hold, pending improvement in market conditions.

Interest Expense: Interest expense for the three months ended September 30, 2022 was $154,958, compared to $593,902 in the three months ended September 30, 2021. The decrease of $438,944, or 74%, was primarily due to a decrease in debt, which is a result of the Company’s concerted efforts to reduce debt through payoffs and exchanges.

Change in Fair Value of Derivative Liability: The gain due to the change in fair value of the derivative liability during the three months ended September 30, 2022 was $4,687, compared to ($1,000) during the three months ended September 30, 2021. The gain recorded in the current period was due to changes to our stock price during the period and a reduction in the principal amount of debt owed, which impacted the fair value of the derivative liability.

Gain from extinguishment of debt: Gain from extinguishment of debt for the three months ended September 30, 2022 was $269,799, compared to $762,825 in the three months ended September 30, 2021. The decrease was primarily due to a higher amount of debt forgiven in the prior period.

Other Income: Other income for the three months ended September 30, 2022 was $2,000, compared to $386,379 in the three months ended September 30, 2021. The income recorded in the prior period was primarily related to a write-off of a $350,000 liability.

Preferred Stock Dividends: Income from preferred stock dividends during the three months ended September 30, 2022 was $47,869, compared to $118,833 of expense for preferred stock dividends during the three months ended September 30, 2021. Income was recorded in the current period due to reversal of $128,943 of previously accrued preferred stock dividend expense, due to the conversion of Series F-2 Preferred Stock into common shares prior to the date annual dividends are due.

Net Loss: Net loss attributable to common stockholders during the three months ended September 30, 2022 was $1,056,427 compared to $51,204 during the three months ended September 30, 2021. The reasons for the fluctuation are described above.

There was no income tax benefit recorded for the three months ended September 30, 2022 or 2021, due to recurring net operating losses. A full valuation allowance has been recorded related the deferred tax assets generated from the net operating losses.

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COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

Sales Revenue, Cost of Sales and Gross Profit from Devices and Disposables: Revenues from the sale of LuViva devices and disposables for the nine months ended September 30, 2022 were $13,459, compared to $20,666 for the nine months ended September 30, 2021. Cost of goods sold was $2,408 during the nine months ended September 30, 2022, compared to $41,689 for the nine months ended September 30, 2021. This resulted in gross profit of $11,051 and gross loss of $21,024 on the sales of devices and disposals during the nine months ended September 30, 2022 and September 30, 2021, respectively. While we currently hold and expect to generate purchase orders for approximately $3.0 million in LuViva devices and disposables in 2022, supply chain issues due to COVID-19 have caused delays in our ability to procure the circuit boards that are needed to ship our products. As of September 30, 2022, we have received cash payments of $509,001 for sales of our products, which will be recognized as revenue when our products are shipped. We anticipate recognizing revenue for these shipments throughout 2023.

Research and Development Expenses: Research and development expenses were $38,467 during the nine months ended September 30, 2022, compared to $51,588 during the nine months ended September 30, 2021, a decrease of $13,121 or 25%. The decrease was primarily due to a reduction in research and development clinical costs and payroll-related expenses.

Sales and Marketing Expenses: Sales and marketing expenses were $129,194 during the nine months ended September 30, 2022, compared to $106,887 during the nine months ended September 30, 2021, an increase of $22,307 or 21%. The increase was primarily due to higher travel and payroll-related expenses.

General and Administrative Expense: General and administrative expenses were $2,228,586 during the nine months ended September 30, 2022, compared to $1,747,507 during the nine months ended September 30, 2021, an increase of $481,079, or 28%. The increase was primarily due to $538,176 of additional consulting and legal expenses recognized and $32,757 of additional property taxes. These increases were offset by a reduction in payroll and benefits-related expenses of $87,631 and minor reductions in various miscellaneous expenses, such as rent and utilities.

Interest Expense: Interest expense during the nine months ended September 30, 2022 was $511,600 compared to $1,049,902 during the nine months ended September 30, 2021, a decrease of $538,302, or 51%. was due to a decrease in debt, which is a result of the Company’s concerted efforts to reduce debt through payoffs and exchanges.

Other Income: Other income for the nine months ended September 30, 2022 was $4,751, compared to $413,370 in the nine months ended September 30, 2021. Other income recorded in the prior period was primarily related to a write-off of a $350,000 liability and a $26,000 non-recurring write-off of accrued salaries.

Change in Fair Value of Derivative Liability: The gain due to the change in fair value of the derivative liability during the nine months ended September 30, 2022 was $12,751, compared to a loss of $89,000 during the nine months ended September 30, 2021. The change in the fair value of the derivative liability was due to changes to our stock price during the period and a reduction in the principal amount of debt owed.

Gain from extinguishment of debt: Gain from extinguishment of debt during the nine months ended September 30, 2022 was $344,584 compared to $577,825 during the nine months ended September 30, 2021. The decrease was primarily due to a higher amount of debt forgiven in the prior period.

Change in Fair Value of Warrants: Change in fair value of warrants during the nine months ended September 30, 2022 was nil, compared to a $448,340 gain recorded during the nine months ended September 30, 2021. The decrease was primarily due to (i) a change in the terms of the warrants during 2021, which resulted in reclassification of the warrant instruments from liabilities to equity and (ii) expiration of the warrants previously outstanding.

Preferred Stock Dividends: Expense related to preferred stock dividends during the nine months ended September 30, 2022 was $581,499, compared to $295,833 during the nine months ended September 30, 2021. The increase was primarily due to payment of a one-time, non-recurring 15% dividends to the Series F and Series F-2 Preferred shareholders, as required by the Series F and Series F-2 Certificate of Designations in the event the Company did not uplist to the NASDAQ stock exchange or file its clinical data intended for FDA approval of LuViva by December 31, 2021.

Net Loss: Net loss attributable to common stockholders was $3,117,209 for the nine months ended September 30, 2022, compared to net loss of $1,922,204 during the nine months ended September 30, 2021. The reasons for the fluctuation are outlined above.

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COMPARISON OF THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Sales Revenue, Cost of Sales and Gross Profit from Devices and Disposables: Revenues from the sale of LuViva devices for the year ended December 31, 2021 were $81,000, compared to $102,000 for the year ended December 31, 2020, a decrease of $21,000 or 21%. Cost of goods sold was $61,000 during the year ended December 31, 2021, compared to cost of goods recovered of $41,000 during the year ended December 31, 2020. Cost of goods recovered in 2020 was the result of the buy-back of parts from one customer that were then sold, resulting in a revaluation of the inventory reserve. Cost of goods sold increased during the year ended December 31, 2021 due to inventory write-offs of slow-moving inventory. This resulted in gross profit of $20,000 on the sales of devices and disposals for the year ended December 31, 2021, compared to gross profit of $143,000 for the same period in 2020.

Research and Development Expenses: Research and development expenses for the year ended December 31, 2021 decreased to $69,000 from $143,000 during the same period in 2020. The decrease of $74,000 or 52% was primarily due to a reduction in research and development clinical costs and payroll expenses.

Sales and Marketing Expenses: Sales and marketing expenses for the year ended December 31, 2021 remained consistent with the year ended December 31, 2020.

General and Administrative Expense: General and administrative expenses for the year ended December 31, 2021 increased to approximately $2,172,000 compared to $913,000 during the same period in 2020. The increase of approximately $1,259,000, or 138%, was primarily due to a charge of $556,000 for warrants issued to Mr. Blumberg for consulting services and consulting expenses of $228,000 for warrants issued to finders in the capital raises. Additionally, during the year ended December 31, 2020, the Company reversed $292,000 of a reserve taken for a deposit made for inventory parts for its devices, which lowered general and administrative expenses in the prior period. The remaining increase in current period general and administrative expenses was due to minimal increases in rent expense, payroll-related expenses, and miscellaneous other expenses.

Other Income: Other income during the year ended December 31, 2021 was $507,000, compared to $271,000 during the same period in 2020. The increase of $236,000, or 87%, was primarily due to the write-off of a $350,000 subscription receivable liability during 2021. The increase was offset by additional income recorded for recovery of employment expenses and aged payables with had exceeded their statute of limitations on collectability during 2020.

Interest Expense: Interest expense for the year ended December 31, 2021 increased to approximately $1,150,000, compared to $1,056,000 during the same period in 2020. The increase of approximately $94,000, or 9%, was primarily due to a $350,000 prepayment penalty incurred on short-term convertible notes payable, offset by lower interest incurred for outstanding notes payable and convertible debt during the year ended December 31, 2021.

Gain (Loss) from extinguishment of debt: During the year ended December 31, 2021, the Company recognized a gain on extinguishment of debt of $578,000, compared to a loss on extinguishment of debt of $296,000 during the same period in 2020. The gain from debt extinguished in 2021 was primarily due to forgiveness of debt principal and accrued interest totaling $578,000 during 2021. The loss of $296,000 recognized in the prior period was related to debt eliminated from debt exchange agreements.

Change in Fair Value of Warrants: The gain recorded due to change in fair value of warrants was $448,000 during the year ended December 31, 2021, compared to $1,879,000 during the same period in 2020. The decrease of $1,431,000, or 76%, was primarily due to an exchange agreement signed with GPB Debt Holdings II LLC (“GPB”), which resulted in changes to the terms of the warrants and reclassification of the warrants from liabilities to equity.

Change in Fair Value of Derivative Liability: Loss from the change in the fair value of the derivative liability was $91,000 during the year ended December 31, 2021, compared to $25,000 during the same period in 2020. The increase in the loss of $66,000, or 264%, was due to changes in the fair value of the associated derivative liability and extinguishment due to a $700,000 payoff of the associated loan.

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Net Loss: Net loss attributable to common stockholders was $2,431,000 during the year ended December 31, 2021, compared to $401,000 during the same period in the prior year. The increase in net loss of $2,030,000 or 506% was due to the reasons described above.

There was no income tax benefit recorded for the years ended December 31, 2021 or 2020, due to recurring net operating losses.

Liquidity And Capital Resources

Since our inception, we have raised capital through the public and private sale of debt and equity, funding from collaborative arrangements, and grants. As of September 30, 2022, we had cash of approximately $2,696,271 and negative working capital of $1,756,126.

Our major cash flows for the nine months ended September 30, 2022 consisted of cash used for operations of $1,140,020, cash used for investing activities of $28,435, and net cash provided by financing activities of $3,222,485, which consisted of $3,192,174 of proceeds from the sale of common stock and warrants (net of costs), $495,492 of proceeds from warrant exercises, offset by cash outflows for payments made on outstanding debt.

As of the date of this filing, our previously planned listing on Nasdaq is currently on hold, pending improvement in market conditions. The Company will reassess those conditions over the ensuing months to determine whether an listing on Nasdaq can and should be attempted, although there is no assurance that market conditions will improve or that the Company will qualify for Nasdaq in the future.

Capital Resources For 2021

During 2021, the Company received $1,130,000 of cash from the sale of 10% debenture unit investments and incurred transactional fees of $86,400. The Company issued the finders 413,600 warrants for the Company’s common stock shares. The investors received a total of 1,130,000 warrants for common stock shares. The debentures are convertible into 2,260,000 of the Company’s common stock shares.

During 2021, the Company received $2,114,000 of cash from the sale of equity securities and incurred transactional fees of $139,000. The Company also issued the finders 98,000 of the Company’s common stock shares and 643,700 warrants for the Company’s common stock shares. The investors received a total of 1,436 and 3,237 shares of Series F and Series F-2 preferred stock, respectively. Each share of Series F or Series F-2 preferred stock is convertible into 4,000 shares of the Company’s common stock, at the election of the investor.

During 2021, the Company finalized an investment by Power Up Lending Group Ltd (“Power Up”). Power Up invested $132,000 (of which the Company received $125,000 net of costs) for 153,000 shares of Series G preferred stock. As of December 31, 2021, all Series G preferred shares were redeemed.

During 2021, the Company entered into an exchange agreement with Richard Fowler. As of December 31, 2020, the Company owed Mr. Fowler $546,214 ($412,624 in deferred salary and $133,590 in accrued interest). Mr. Fowler exchanged $50,000 of the amount owed of $546,214 for 50 shares of Series F-2 Preferred Shares (convertible into 200,000 shares of common stock) and a $150,000 unsecured note. The note accrues interest at the rate of 6.0% (18.0% in the event of default) beginning on March 1, 2022 and is payable in monthly installments of $3,600 for four years, with the first payment being due on March 15, 2022. The effective interest rate of the note is 6.18%. Mr. Fowler forgave $86,554 and may forgive up to $259,661 of debt if the Company complies with the repayment plan described above.

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Capital Resources For 2020

During 2020, we received equity investments in the amount of $1,735,500. These investors received a total of 1,735.50 shares of Series E preferred stock (if the Investor elects to convert their Series E preferred stock, each share of Series E preferred stock converts into 4,000 shares of our common stock).

During January and April 2020, we received equity investments in the amount of $128,000. These investors received a total of 256,000 shares of common stock and 256,000 warrants issued to purchase shares of common stock at a strike price of $0.25, 256,000 warrants to purchase shares of common stock at a strike price of $0.75 and 128 shares of Series D preferred stock (if the Investor elects to convert their Series D preferred stock, each share of Series D preferred stock converts into 3,000 shares of our common stock shares). Of the amount invested $38,000 was from related parties.

On January 6, 2020, we entered into an exchange agreement with Jones Day. Upon making a payment of $175,000, which had not yet occurred, we will exchange $1,744,768 of debt outstanding for: $175,000, an unsecured promissory note in the amount of $550,000; due 13 months form the date of issuance, that may be called at any time prior to maturity upon a payment of $150,000; and an unsecured promissory note in the principal amount of $444,768, bearing an annualized interest rate of 6.0% and due in four equal annual installments beginning on the second anniversary of the date of issuance.

On January 8, 2020, we exchanged $2,064,366 in debt for several equity instruments (noted below) that were determined to have a total fair value of $2,065,548, resulting in a loss on extinguishment of debt of $1,183 which is recorded in other income (expense) on the accompanying consolidated statements of operations. We also issued 6,957,013 warrants to purchase shares of common stock; with exercise prices of $0.25, $0.75, and $0.20.

On June 3, 2020, we exchanged $328,422 in debt from Auctus, (summarized in footnote 10: Convertible Notes), for 500,000 shares of common stock and 700,000 warrants to purchase shares of common stock. The fair value of the shares of common stock was $250,000 (based on a $0.50 fair value for our stock) and of the warrants to purchase shares of common stock was $196,818 (based on a $0.281 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $118,396 ($446,818 fair value less the $328,422 of exchanged debt).

On June 30, 2020, we exchanged $125,000 in debt (during June 2020, $125,000 in payables had been converted into short-term debt) from Mr. James Clavijo, for 500,000 shares of common stock and 250,000 warrants to purchase shares of common stock. The fair value of the shares of common stock was $250,000 (based on a $0.50 fair value for our stock) and of the warrants to purchase shares of common stock was $99,963 (based on a $0.40 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $224,963 ($349,963 fair value less the $125,000 of exchanged debt). After the exchange transaction, the balance due to Mr. Clavijo of $10,213 was paid.

On July 9, 2020, we entered into an exchange agreement with Mr. Bill Wells (one of its former employees). In lieu of agreeing to dismiss approximately half of what is owed or $220,000, Mr. Wells will receive the following: (i) cash payments of $20,000 within 60 days of the signing of the agreement; cash payments over time in the amount of $90,000 in the form of an unsecured note to be executed within 30 days of a new financing(s) totaling at least $3.0 million. The note shall bear interest of 6.0% and mature over 18 months; (iii) 66,000 common share stock options that vest at a rate of 3,667 per month and have a $0.49 exercise price (if two consecutive payments in (ii) are not made the stock options will be canceled and a cash payment will be required; and (iv) the total amount of forgiveness by creditor of approximately $110,000 shall be prorated according to amount paid. During the year ended December 31, 2020, the Company made a payment of $20,000; this payment allowed the Company to reduce $40,000 in debt, with the corresponding $20,000 difference recorded as a gain. During the year ended December 31, 2021, the Company closed a financing round that exceeded the $3.0 million threshold and issued an unsecured promissory note in the amount of $97,052 to Mr. Wells, in accordance with the agreement described above. The note, for which monthly installment payments of $5,000 are due, matures 18 months after the issuance date and incurs interest at a rate of 6.0% per annum. During the nine months ended September 30, 2022, the Company made payments of $65,000 to Mr. Wells, which resulted in forgiveness of $65,000 of the remaining balance of accrued compensation. The reduction in the outstanding balance met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor.

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The following table summarizes the debt exchanges:

	Total Debt and Accrued Interest	Total Debt	Total Accrued Interest	Common Stock Shares	Warrants (Exercise $0.25)	Warrants (Exercise $0.75)	Warrants (Exercise $0.20)	Warrants (Exercise $0.15)	Warrants (Exercise $0.50)

Aquarius	$145,544	$107,500	$38,044	291,088	145,544	145,544	-	-	-
K2 Medical (Shenghuo) (3)	803,653	771,927	31,726	1,905,270	704,334	704,334	496,602	-	-
Mr. Blumberg	305,320	292,290	13,030	1,167,630	119,656	119,656	928,318	-	-
Mr. Case	179,291	150,000	29,291	896,456	-	-	896,456	-	-
Mr. Grimm	51,110	50,000	1,110	255,548	-	-	255,548	-	-
Mr. Gould	111,227	100,000	11,227	556,136	-	-	556,136	-	-
Mr. Mamula	15,577	15,000	577	77,885	-	-	77,885	-	-
Dr. Imhoff2	400,417	363,480	36,937	1,699,255	100,944	100,944	1,497,367	-	-
Ms. Rosenstock (1)	50,000	50,000	-	100,000	50,000	50,000	-	-	-
Mr. James (2)	2,286	2,000	286	7,745	1,227	1,227	5,291	-	-
Auctus	328,422	249,119	79,303	500,000	-	-	-	700,000	-
Mr. Clavijo	125,000	125,000	-	500,000	-	-	-	-	250,000
Mr. Wells (4)	220,000	220,000	-	-	-	-	-	-	-
Total	2,737,847	2,496,316	241,531	7,957,013	1,121,705	1,121,705	4,713,603	700,000	250,000

1.	Ms. Rosenstock also forgave $28,986 in debt.
2.	Mr. Imhoff and Mr. James are members of the board of directors and therefore related parties.
3.	Our COO and director, Mark Faupel, is a shareholder of Shenghuo, and another current director, Richard Blumberg, also is a managing member of Shenghuo.
4.	Mr. Wells will also receive 66,000 common share stock options; the details of which are explained above.

On January 16, 2020, we entered into an exchange agreement with GPB. Under the terms of this exchange agreement, we will exchange $3,360,811 of debt outstanding as of December 12, 2019 for the following: (1) a cash payment of $1,500,000, (2) 7,185,000 warrants to purchase common stock, previously outstanding, would be exchanged for new warrants to purchase shares of common stock at a strike price of $0.20 and (3) a certain number of shares of preferred stock s for the remaining balance outstanding upon the final exchange date. On January 8, 2021, we made the final payment of $750,000 out of the total $1,500,000 as required by this exchange agreement with GPB. On June 30, 2021, we issued 2,236 shares of series F-2 preferred stock in accordance with the terms of the agreement.

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On March 31, 2020, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $112,750 in aggregate principal amount of a 12% convertible promissory note. On March 31, 2020, we issued the note to Auctus and issued 250,000 five-year common stock warrants at an exercise price of $0.16. On April 3, 2020, we received net proceeds of $100,000. The note matured on January 26, 2021 and accrues interest at a rate of 12% per year. As December 31, 2021, the note is in default and accrues default interest of 24% per year.

On May 4, 2020, we received a loan from the Small Business Administration (SBA) pursuant to the Paycheck Protection Program (PPP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in the amount of $50,184. We were notified that the application for loan forgiveness was approved in the amount of $23,742 in principal and $234 in interest. We are planning on appealing the amount forgiven.

On May 20, 2020, we received a $70,000 loan from Mr. Blumberg, which was paid off in June 2020.

On May 22, 2020, we entered into an exchange agreement with Auctus. Based on this agreement we exchanged three outstanding notes, in the amounts of $150,000, $89,250, and $65,000 for a total amount $304,250 of debt outstanding, as well as any accrued interest and default penalty, for: $160,000 in cash payments (payable in monthly payments of $20,000), converted a portion of the notes pursuant to original terms of the notes into 500,000 restricted shares of common stock (shares were issued on June 3, 2020); and 700,000 warrants issued to purchase shares of common stock with an exercise price of $0.15. The fair value of the shares of common stock was $250,000 (based on a $0.50 fair value for our stock) and of the warrants to purchase shares of common stock was $196,818 (based on a $0.281 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $118,396 ($446,818 fair value less the $328,422 of exchanged debt). The notes were no longer outstanding as of December 31, 2021.

On May 27, 2020, we received the second tranche in the amount of $400,000, from the December 17, 2019, securities purchase agreement and convertible note with Auctus. The net amount paid to us was $313,000 This second tranche is part of the convertible note issued to Auctus for a total of $2.4 million of which $700,000 has already been provided by Auctus. The note matures on May 27, 2022 and accrues interest at a rate of ten percent (10% per annum). This note is subject to the exchange agreement dated February 1, 2022 discussed below.

Auctus Exchange

On June 2, 2021, we entered into an initial exchange agreement Auctus. On February 1, 2022, we entered into a second exchange agreement with Auctus. Pursuant to this second agreement, Auctus agreed to exchange an aggregate of $668,290 of outstanding notes (the “Notes”), including accrued interest, and the associated warrants issued in connection with the Notes (which warrants, for the purpose of the exchange, are valued at, in the aggregate, $1,681,707) into unregistered units of our common stock, warrants and prefunded warrants otherwise in the form and ratios issued in this offering. The exchange price will be on a $1 for $1 basis such that Auctus will receive $2,349,997 of units consisting of common stock, warrants and prefunded warrants. The units being issued in the exchange with Auctus are not registered on this Registration Statement and are being issued pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended. Additionally, the units and the common stock underlying the units will be subject to a lock up agreement with the underwriters until the earlier of 120 days after this offering and the date that the daily volume weighted average price of the common stock exceeds 200% of the public offering price for at least five consecutive trading days. Further, the termination date of the June 2, 2021 agreement was extended to April 15, 2022. The $350,000 related to default penalties will be exchanged into $350,000 of securities offered in the Nasdaq uplist offering. On April 14, 2022, we entered into an agreement with Auctus that extended the April 15, 2022 deadline to May 15, 2022. On June 1, 2022, we entered into a third exchange agreement with Auctus. As of the date of the agreement, Auctus was owed $692,114 of Notes and accrued interest. Pursuant to this third agreement, as long as we complete the Nasdaq Offering prior to July 15, 2022, the total amount owed to Auctus will be payable in cash 13 months subsequent to the consummation of the Offering. On September 1, 2022, the June 1, 2022 exchange agreement with Auctus was amended. Pursuant to the fourth amendment, the Company has agreed to exchange certain debt and equity owned by Auctus pursuant to an Exchange Agreement between the Company and Auctus. Immediately prior to the Exchange Agreement, Auctus held $1,228,183 of debt, including early prepayment penalty of $350,000, default premiums of $281,256, and $91,555 in interest payable. Auctus agreed to exchange the above balance for $710,911 in debt owed and to revert the May 27, 2020 note to its original term. Auctus currently holds 8,775,000 warrants that are priced between $0.15 and $0.20, and for the value of $1,950,000, which includes the value of the warrant and $350,000 in early prepayment penalty, agreed to exchange it for 3,900,000 common shares, warrants to purchase 3,900,000 common shares at $0.50 per share and warrants to purchase 3,900,000 common shares at $0.65 per share. Auctus agreed the equity instruments will be issued and exchanged in the fourth quarter of 2022. As a result of the Exchange Agreement, Auctus forgave a default penalty of $225,444. In addition, the Company made a repayment of $221,467 to Auctus pursuant to the terms of the Exchange Agreement, of which $161,184 was applied to principal and penalties and $60,283 was applied to interest payable. Following the Exchange and Repayment, the Company will make payments to Auctus in four installments, over an 18-month period. The first installment of $125,000 was paid on September8, 2022, of which $101,116 was applied to outstanding principal and $23,884 was applied to interest payable. The transaction was accounted for in accordance with ASC 470-60, Troubled Debt Restructurings (“TDR”) by Debtors. As a result of the Exchange Agreement, the Company recorded a gain on extinguishment of debt of $186,527 during the three months ended September 30, 2022. On October 18, 2022, the Company and Auctus entered into an amendment to the Exchange Agreement signed on September 1, 2022. Pursuant to the amendment, the Company and Auctus agreed to execute the exchange of equity instruments on October 11, 2022. In satisfaction of the amended agreement, the Company issued 3.9 million common shares, 3.9 million warrants with an exercise price of $0.50, and 3.9 million warrants with an exercise price of $0.65 to Auctus. The newly issued warrants (“New Warrants”) will have a term of 4 years. The difference between the fair value of the warrants exchanged and the New Warrants will be recorded as a gain on extinguishment of debt in the fourth quarter of 2022.

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GPB Warrant Exchange Agreement

On December 21, 2021, we entered into a warrant exchange agreement with GPB Holdings LLC. Pursuant to this agreement, upon an equity financing of net proceeds of at least $4.0 million, GPB will exchange 7,185,000 pre-split warrants at an exercise price of $0.20, with no anti-dilution provisions and no cashless exercise provision, for a cash payment of $350,000 and new warrants under the same terms as warrants granted in the aforementioned financing. The warrants will vest six months from the closing date of the equity financing. The investor agreed to restrict its holding of Company’s common stock to less than 4.99% of the total number of the Company’s outstanding common shares at any one point in time.

Other Warrant Exchange Agreements

During the year ended December 31, 2021, the Company entered into various agreements with holders of the Company’s $0.20 strike price warrants, pursuant to which each holder separately agreed to exchange 4,713,603 common stock warrants with a strike price of $0.20 for 4,477,923 common stock warrants with a strike price of $0.16 and a contractual term of 15 days. The Company received approximately $365,492 from the holders for the exercises of the warrants.

Contingencies

Based on the current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, there could be additional repercussions in our operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites.

The future impact of the outbreak is highly uncertain and cannot be predicted, and we cannot provide any assurance that the outbreak will not have a material adverse impact on our operations or future results or filings with regulatory health authorities. The extent of the impact, if any, we will depend on future developments, including actions taken to contain the coronavirus.

The Russia-Ukraine conflict and the sanctions imposed in response to this crisis could result in repercussions to our operating business, including delays in obtaining regulatory approval to market our products in Russia. The future impact of the conflict is highly uncertain and cannot be predicted, and we cannot provide any assurance that the conflict will not have a material adverse impact on our operations or future results or filings with regulatory health authorities.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements, no special purpose entities, and no activities that include non-exchange-traded contracts accounted for at fair value.

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BUSINESS

Overview

We are a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. Our primary focus is the sales and marketing of our LuViva® Advanced Cervical Scan non-invasive cervical cancer detection device. The underlying technology of LuViva primarily relates to the use of biophotonics for the non-invasive detection of cancers. LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the reflected and fluorescent light.

LuViva is designed to provide a less invasive and painless alternative to conventional tests for cervical cancer screening and detection. Additionally, LuViva is designed to improve patient well-being not only because it eliminates pain, but also because it is convenient to use and provides rapid results at the point of care. We focus on two primary applications for LuViva: first, as a cancer screening tool in the developing world, where infrastructure to support traditional cancer-screening methods is limited or non-existent, and second, as a triage following traditional screening in the developed world, where a high number of false positive results cause a high rate of unnecessary and ultimately costly follow-up tests.

Screening for cervical cancer represents one of the most significant demands on the practice of diagnostic medicine. As cervical cancer is linked to a sexually transmitted disease -the human papillomavirus (HPV)-every woman essentially becomes “at risk” for cervical cancer simply after becoming sexually active. In the developing world, there are approximately 2.0 billion women aged 15 and older who are potentially eligible for screening with LuViva. Guidelines for screening intervals vary across the world, but U.S. guidelines call for screening every three years. Traditionally, the Pap smear screening test, or Pap test, is the primary cervical cancer screening methodology in the developed world. However, in developing countries, cancer screening using Pap tests is expensive and requires infrastructure and skill not currently existing, and not likely to be developed in the near future, in these countries.

We believe LuViva is the answer to the developing world’s cervical cancer screening needs. Screening for cervical cancer in the developing world often requires working directly with foreign governments or non-governmental agencies (NGOs). By partnering with governments or NGOs, we can provide immediate access to cervical cancer detection to large segments of a nation’s population as part of national or regional governmental healthcare programs, eliminating the need to develop expensive and resource-intensive infrastructures.

In the developed world, we believe LuViva offers a more accurate and ultimately cost-effective triage medical device, to be used once a traditional Pap test or HPV test indicates the possibility of cervical cancer. Due to the high number of false positive results from Pap tests, traditional follow-on tests entail increased medical treatment costs. We believe these costs can be minimized by utilizing LuViva as a triage to determine whether and to what degree follow-on tests are warranted.

We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. For example, we have developed prototypes and conducted limited clinical studies using our biophotonic technology for the detection of esophageal cancer. The Company believes that skin cancer detection also is a promising target for our technology, but currently we are focused primarily on the large-scale commercialization of LuViva.

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Cancer

Cancer is a group of many related diseases. All forms of cancer involve the out-of-control growth and spread of abnormal cells. Normal cells grow, divide, and die in an orderly fashion. Cancer cells, however, continue to grow and divide and can spread to other parts of the body. As reported in 2015, in the United States, one in every two women and one in every three men will develop cancer in their lifetimes. According to the American Cancer Society, the sooner a cancer is found and treatment begins, the better a patient’s chances are of being cured. We began investigating the applications of our biophotonic technology to cancer detection before 1997, when we initiated a preliminary market analysis. We concluded that our biophotonic technology had applications for the detection of a variety of cancers through the exposure of tissue to light. We selected detection of cervical cancer and skin cancer from a list of the ten most promising applications to pursue initially, and ultimately focused primarily on our LuViva cervical cancer detection device.

Cervical cancer is a cancer that begins in the lining of the cervix (which is located in the lower part of the uterus). Cervical cancer forms over time and may spread to other parts of the body if left untreated. There is generally a gradual change from a normal cervix to a cervix with precancerous cells to cervical cancer. For some women, precancerous changes may go away without any treatment. While the majority of precancerous changes in the cervix do not advance to cancer, if precancers are treated, the risk that they will become cancers can be greatly reduced.

The Developing World

According to the most recent data published by the WHO, cervical cancer is the fourth most frequent cancer in women worldwide, with an estimated 570,000 new cases in 2018, an increase of 40,000 cases from 2012. For women living in less developed regions, however, cervical cancer is the second most common cancer, and 9 out of 10 women who die from cervical cancer reside in low- and middle-income countries. In 2018, GLOBOCAN, the international cancer tracking agency, estimated that approximately 311,000 women died from cervical cancer, with 85% of these deaths occurring in low- and middle-income countries.

As noted by the WHO, in developed countries, programs are in place that enable women to get screened, making most pre-cancerous lesions identifiable at stages when they can easily be treated. Early treatment prevents up to 80% of cervical cancers in these countries. In developing countries, however, limited access to effective screening means that the disease is often not identified until it is further advanced and symptoms develop. In addition, prospects for treatment of such late-stage disease may be poor, resulting in a higher rate of death from cervical cancer in these countries.

We believe that the greatest need and market opportunity for LuViva lies in screening for cervical cancer in developing countries where the infrastructure for traditional screening may be limited or non-existent.

In addition to private care markets, we are actively working with distributors in the following countries to implement government-sponsored screening programs: Turkey, Indonesia and several countries in Eastern Europe. The number of screening candidates in those countries is approximately 155 million.

The Developed World

The Pap test, which involves a sample of cervical tissue being placed on a slide and observed in a laboratory, is currently the most common form of cervical cancer screening. Since the introduction of screening and diagnostic methods, the number of cervical cancer deaths in the developed world has declined dramatically, due mainly to the increased use of the Pap test. However, the Pap test has a wide variation in sensitivity, which is the ability to detect the disease, and specificity, which is the ability to exclude false positives. A study by Duke University for the U.S. Agency for Health Care Policy and Research published in 1999 showed Pap test performance ranging from a 22%-95% sensitivity and 78%-10% specificity, although new technologies improving the sensitivity and specificity of the Pap test have recently been introduced and are finding acceptance in the marketplace. About 60 million Pap tests are given annually in the United States, and combined with a pelvic exam as the standard of care, has an average price of approximately $380 per exam.

After a Pap test returns a positive result for cervical cancer, accepted protocol calls for a visual examination of the cervix using a colposcope, usually followed by a biopsy, or tissue sampling, at one or more locations on the cervix. This method looks for visual changes attributable to cancer. There are about two million colposcope examinations annually in the United States and Europe. According to industry reports by MD Save and Costhelper Health, leading online medical service providers, the average cost of a colposcopy examination with biopsy in the United States is currently $943.

Given this landscape, we believe that there is a material need and market opportunity for LuViva as a triage device in the developed world where LuViva represents a more cost- effective method of verifying a positive Pap test than the alternatives.

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The LuViva Advanced Cervical Scan

LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the light reflected from the cervix. The information presented by the light would be used to indicate the likelihood of cervical cancer or precancers. Our product, in addition to detecting the structural changes attributed to cervical cancer, is also designed to detect the biochemical changes that precede the development of visual lesions. In this way, cervical cancer may be detected earlier in its development, which should increase the chances of effective treatment. In addition to the device itself, operation of LuViva requires employment of our single-use, disposable calibration and alignment cervical guide.

To date, thousands of women in multiple international clinical settings have been tested with LuViva. As a result, more than 25 papers and presentations have been published regarding LuViva in a clinical setting, including at the International Federation of Gynecology and Obstetrics Congress in London in 2015 and at the Indonesian National Obstetrics and Gynecology (POGI) Meeting in Solo in 2016.

Internationally, we contract with country-specific or regional distributors. We believe that the international market will be significantly larger than the U.S. market due to the international demand for cervical cancer screening. We have executed formal distribution agreements covering over 40 countries, some of which have since expired. We still have active contracts in place for countries including China and Southeast Asia (including Indonesia), Eastern Europe and Russia. In 2023, we intend to focus on other large markets such as those in the European Union, India, and certain Latin American countries, such as Mexico.

We have previously obtained regulatory approval to sell LuViva in Europe under our Edition 3 CE Mark. Additionally, LuViva has also previously obtained marketing approval from Health Canada, COFEPRIS in Mexico, Ministry of Health in Kenya, which have all expired. Presently, we have marketing approval from India and the Singapore Health Sciences Authority. In addition, in 2018, we were approved for sales and marketing in India. We currently are seeking regulatory approval to market LuViva in the United States but have not yet received approval from the U.S. Food and Drug Administration (FDA). As of September 30, 2022, we have sold 144 LuViva devices and approximately 78,280 single-use-disposable cervical guides to international distributors.

We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. From 2008 to early 2013, we worked with Konica Minolta to explore the feasibility of adapting our microporation and biophotonic cancer detection technology to other areas of medicine and to determine potential markets for these products in anticipation of a development agreement. In February 2013, we replaced our existing agreements with Konica Minolta with a new agreement, pursuant to which, subject to the payment of a nominal license fee due upon FDA approval, Konica Minolta has granted us a five-year, world-wide, non-transferable and non-exclusive right and license to manufacture and to develop a non-invasive esophageal cancer detection product from Konica Minolta and based on our biophotonic technology platform. The license permitted us to use certain related intellectual property of Konica Minolta. In return for the license, we agreed to pay Konica Minolta a royalty for each licensed product we sell that includes their intellectual property. To date, we have not achieved any sales of products that include the intellectual property of Konica Minolta. As we develop LuViva as a commercial product, we will continue to seek new collaborative partners focused especially on marketing and sales.

Our Strengths

Currently, we are the only commercial stage company with a biophotonic technology that potentially addresses a large primary screening market and a potential R&D pipeline that could improve the early detection of numerous cancers that afflict men and women. Key strengths include:

•	The engineering and production risks have been largely addressed as we have sold over 100 working systems worldwide.

•	Regulatory approvals have been granted covering over 40 countries.

•	We have legitimate pathways for securing marketing approvals in the two largest medical markets - the US and China, within a 2-3 year period.

•	The clinical results of our technology have been published in leading peer-reviewed journals by world-famous, thought leading physicians.

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Our Business Strategy

Our near term goals are to accomplish the following over the next two years by pursuing the following strategies:

•	Seek US FDA approval by completing a clinical trial.

•

Contingent upon FDA approval, discuss opportunities to partner with a larger U.S. based company for distribution in the U.S. At the same time, we intend to build a small dedicated sales force based near major metropolitan centers and focused on generating sales at large centralized Ob-Gyn practices.

•	Seek Chinese FDA approval working with our existing partner in China, Shandong Medical Instrumentation Co. Ltd.

•	Pursue regulatory approval in Russia and work with our partner in Eastern Europe, Newmars Technology, Inc. to generate sales in Europe.

•	Continue to selectively support sales through our distributors in large countries such as Indonesia.

While we plan to pursue regulatory approval in Russia, the ongoing conflict in Ukraine may delay filing and approval to market LuViva in Russia. It does not affect any existing contracts with our distribution partner for Eastern Europe and Russia as they are focused more on countries less affected by the conflict in Ukraine.

Manufacturing, Sales Marketing and Distribution

We manufacture LuViva at our Norcross, Georgia facility and our contract manufacturer, Newmars Technology, Inc, located near Budapest, Hungary. Most of the operational components of LuViva are custom made for us by third-party manufacturers. We adhere to ISO 13485:2003 quality standards in our manufacturing processes. Our single-use cervical guides are manufactured by a vendor that specializes in injection molding of plastic medical products. On January 22, 2017, we entered into a license agreement with SMI, as amended on March 28, 2017, pursuant to which we granted SMI an exclusive global license to manufacture the LuViva device and related disposables (subject to a carve-out for manufacture in Turkey). On December 18, 2018, we entered into a co-development agreement with NTI, whereby NTI will perform final assembly of the LuViva device for its contracted distribution countries in Eastern Europe and Russia at its ISO 13485 facility in Hungary. This additional carve out has been agreed to by SMI. On August 12, 2021, the Company entered into a second amendment with SMI pursuant to which the Company has continued to grant SMI exclusive distribution, sales and manufacturing rights of the LuViva for China, Taiwan, Hong Kong and Macau. Under the terms of the amended agreement, the parties agreed that if by October 30, 2022, SMI fails to achieve commercialization of LuViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LuViva. Although our Chinese partner SMI missed the date in the contract when they should have achieved commercialization, patients continue to be enrolled in the clinical studies in China which is sponsored and being paid for by SMI. We continue to work with SMI to finish the clinical study and are in discussions with them to provide additional time to achieve commercialization. We expect a revised contract reflecting these discussions to be signed in the first quarter of 2023.

We rely on distributors to sell our products. Distributors can be country exclusive or cover multiple countries in a region. We manage these distributors, provide them marketing materials and train them to demonstrate and operate LuViva. We seek distributors that have experience in gynecology and in introducing new technology into their assigned territories. Currently, we rely on SMI in distributing our products in the People’s Republic of China, Macau, Hong Kong and Taiwan; we rely on NTI in distributing our products in Eastern Europe and Russia.

We have only limited experience in the production planning, quality system management, facility development, and production scaling that will be needed to bring production to increased sustained commercial levels. We will likely need to develop additional expertise in order to successfully manufacture, market, and distribute any future products.

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Patents

We have pursued a course of developing and acquiring patents and patent rights and licensing technology. Our success depends in large part on our ability to establish and maintain the proprietary nature of our technology through the patent process and to license from other’s patents and patent applications necessary to develop our products. As of September 30, 2022, we have 41 granted U.S. and foreign patents, collectively, relating to our biophotonic cancer detection technology that were developed in-house and are owned by the Company. 10 patents are still currently active and 31 have since expired. Currently, we do not own third party patents nor do we make any outside payments for patents.

Patents can be extended up to an additional five (5) years. However, patent term extension under the Hatch-Waxman Act does not occur automatically and the patent owner must file an application with the USPTO requesting term extension within 60 days of obtaining FDA marketing approval.

Patent No.	Title	Country	Grant Date	Expiration Date
6,792,982	Vacuum Source For Harvesting Substances	US	9/21/2004	7/23/2023
7,174,927	Vacuum Source For Harvesting Substances	US	2/13/2007	9/3/2024
7,301,629	Apparatus and Method for Determining Tissue Characteristics	US	11/27/2007	7/3/2023
7,335,166	System And Methods For Fluid Extractions And Monitoring	US	2/26/2008	5/22/2023
8,644,912	Method and Apparatus For Determining Tissue Characteristics	US	2/4/2014	8/22/2031
8,781,560	Method and Apparatus For Rapid Detection and Diagnosis of Tissue Abnormalities	US	7/15/2014	9/09/2031
9,561,003	Method and Apparatus For Rapid Detection and Diagnosis of Tissue Abnormalities	US	2/7/2017	3/5/2034
D714453	Mobile Cart and Hand Held Unit for Diagnostics of Measurement	US	9/30/2014	9/30/2028
D724199	Medical Diagnostic Stand Off Tube	US	3/10/2015	3/10/2029
D746475	Mobile Cart and Hand Held Unit for Diagnostics or Measurement	US	12/29/2015	12/29/2029

The Company has applied for two additional US patents, although there is no assurance that these patents will be granted. The Company’s strategy is to continue improving its products and filing new patents to protect those improvements.

In the United States, additional years of patent protection may be added (on a case-by-case basis) beyond the standard patent terms under the 1984 Drug Price Competition and Patent Term Restoration Act, also known as the Hatch-Waxman Act. The Hatch-Waxman act includes Section 156, which provides for the extension of the term of a granted patent (PTE) under certain circumstances. The intent behind Section 156 is to extend patent life to compensate patent holders for patent term lost while developing their product and awaiting FDA approval. The Company’s patents qualify under Section 156 because LuViva has not yet been commercialized in the United States and it is being regulated by FDA as a Class III Medical Device.

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Research, Development and Engineering

We have been engaged primarily in the research, development and testing of our LuViva non-invasive cervical cancer detection product and our core biophotonic technology. Since 2013, we have incurred approximately $8.1 million in research and development expenses, net of about $927,000 reimbursed through collaborative arrangements and government grants. Research and development costs were approximately $0.1 million in the years ended December 31, 2021 and 2020 and were not material during the nine months ended September 30, 2022.

Since 2013, we have focused our research and development and our engineering resources almost exclusively on development of our biophotonic technology, with only limited support of other programs funded through government contracts or third-party funding. Because our research and clinical development programs for other cancers are at a very early stage, substantial additional research and development and clinical trials will be necessary before we can produce commercial prototypes of other cancer detection products.

Several of the components used in LuViva currently are available from only one supplier, and substitutes for these components could not be obtained easily or would require substantial modifications to our products.

Competition

The medical device industry in general and the markets for cervical cancer detection in particular, are intensely competitive. If successful in our product development, we will compete with other providers of cervical cancer detection and prevention products.

Current cervical cancer screening and diagnostic tests, primarily the Pap test, HPV test, and colposcopy, are well established and pervasive. Improvements and new technologies for cervical cancer detection and prevention, such as Thin-Prep from Hologic and HPV testing from Qiagen, have led to other new competitors. In addition, there are other companies attempting to develop products using forms of biophotonic technologies in cervical cancer detection, such as Spectrascience, which has a very limited U.S. FDA approval to market its device for detection of cervical cancers, but has not yet entered the market. The approval limits use of the Spectrascience device only after a colposcopy, as an adjunct. In addition to the Spectrascience device, there are other technologies that are seeking to enter the market as adjuncts to colposcopy, including devices from Dysis and Zedco. While these technologies are not direct competitors to LuViva, modifications to them or other new technologies will require us to develop devices that are more accurate, easier to use or less costly to administer so that our products have a competitive advantage.

In April 2014, the U.S. FDA approved the use of the Roche cobas HPV test as a primary screener for cervical cancer. Using a sample of cervical cells, the cobas HPV test detects DNA from 14 high-risk HPV types. The test specifically identifies HPV 16 and HPV 18, while concurrently detecting 12 other types of high-risk HPVs. This could make HPV testing a competitor to the Pap test. However, due to its lower specificity, we believe that screening with HPV will increase the number of false positive results if widely adopted.

In June 2006, the U.S. FDA approved the HPV vaccine Gardasil from drug maker Merck. Gardasil is a prophylactic HPV vaccine, meaning that it is designed to prevent the initial establishment of HPV infections. For maximum efficacy, it is recommended that girls receive the vaccine prior to becoming sexually active. Since Gardasil will not block infection with all of the HPV types that can cause cervical cancer, the vaccine should not be considered a substitute for routine Pap tests. On October 16, 2009, GlaxoSmithKline PLC was granted approval in the United States for a similar preventive HPV vaccine, known as Cervarix. Due to the limited availability and lack of 100% protection against all potentially cancer-causing strains of HPV, we believe that the vaccines will have a limited impact on the cervical cancer screening and diagnostic market for many years.

Government Regulation

The medical devices that we manufacture are subject to regulation by numerous regulatory bodies, including the Chinese FDA (recently renamed the Chinese National Medical Product Administration (NMPA), the U.S. FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of medical devices. Devices are generally subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation program be conducted before a device receives approval for commercial distribution.

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In the European Union, medical devices are required to comply with the Medical Devices Directive and obtain CE Mark certification in order to market medical devices. The CE Mark certification, granted following approval from an independent “Notified Body,” is an international symbol of adherence to quality assurance standards and compliance with applicable European Medical Devices Directives. From 2017 through 2019, we were unable to pay the annual registration fees to maintain our ISO 13485:2003 certification and our CE Mark. On December 21, 2018, we executed an agreement with Newmars, described above, for final assembly of LuViva at their ISO 13485:2016 accredited facility. This allowed LuViva to be granted to CE Mark through the facility at Newmars, which was achieved in 2021, and both the ISO and CE Mark accreditations for LuViva are currently active. Thus, LuViva can be marketed in the European Union and other countries that honor the CE Mark.

China has a regulatory regime similar to that of the European Union, but due to interaction with the U.S. regulatory regime, the CFDA also shares some similarities with its U.S. counterpart. Devices are classified by the CFDA’s Center for Medical Device Evaluation (CMDE) into three categories based on medical risk, with the level of regulatory oversight determined by degree of risk and invasiveness. CMDE’s device classifications and definitions are as follows:

•	Class I device: The safety and effectiveness of the device can be ensured through routine administration.

•	Class II device: Further control is required to ensure the safety and effectiveness of the device.

•

Class III device: The device is implanted into the human body; used for life support or sustenance; or poses potential risk to the human body, and thus must be strictly controlled in respect to safety and effectiveness.

Based on the above definitions and several discussions with regulatory consultants and potential partners, we believe that LuViva is most likely to be classified as a Class II device, however, this is not certain and the CFDA may determine that LuViva requires a Class III registration. Class III registrations are granted by the national CFDA office while Class I and II registrations occur at the provincial level. Typically, registration granted at the provincial level allows a medical device to be marketed in all of China’s provinces.

While Class I devices usually do not require clinical trial data from Chinese patients and Class III devices almost always do, Class II medical devices sometimes do and sometimes do not require Chinese clinical trials, and this determination may depend on the claim for the device and quality of clinical trials conducted outside of China. If clinical trials conducted in China are required, they usually are less burdensome for Class II devices than Class III devices.

CFDA labs also conduct electrical, mechanical and electromagnetic emission safety testing for medical devices similar to those required for the CE Mark. As is the case with the U.S. FDA, manufacturers in China undergo periodic inspections and must comply with international quality standards such as ISO 13485 for medical devices. As part of our agreement with SMI, SMI will underwrite the cost of securing approval of LuViva with the CFDA. As of the date of this Prospectus, SMI has informed us in writing that LuViva has passed electrical, mechanical and electromagnetic emission safety testing for medical devices, which allows clinical trials to commence.

In the United States, permission to distribute a new device generally can be met in one of two ways. The first process requires that a pre-market notification (510(k) Submission) be made to the U.S. FDA to demonstrate that the device is as safe and effective as, or substantially equivalent to, a legally marketed device that is not subject to premarket approval (PMA). A legally marketed device is a device that (1) was legally marketed prior to May 28, 1976, (2) has been reclassified from Class III to Class II or I, or (3) has been found to be substantially equivalent to another legally marketed device following a 510(k) Submission. The legally marketed device to which equivalence is drawn is known as the “predicate” device. Applicants must submit descriptive data and, when necessary, performance data to establish that the device is substantially equivalent to a predicate device. In some instances, data from human clinical studies must also be submitted in support of a 510(k) Submission. If so, these data must be collected in a manner that conforms with specific requirements in accordance with federal regulations. The U.S. FDA must issue an order finding substantial equivalence before commercial distribution can occur. Changes to existing devices covered by a 510(k) Submission which do not significantly affect safety or effectiveness can generally be made by us without additional 510(k) Submissions.

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The second process requires that an application for premarket approval (PMA) be made to the U.S. FDA to demonstrate that the device is safe and effective for its intended use as manufactured. This approval process applies to most Class III devices, including LuViva. In this case, two steps of U.S. FDA approval are generally required before marketing in the United States can begin. First, investigational device exemption (IDE) regulations must be complied with in connection with any human clinical investigation of the device in the United States. Second, the U.S. FDA must review the PMA application, which contains, among other things, clinical information acquired under the IDE. The U.S. FDA will approve the PMA application if it finds that there is a reasonable assurance that the device is safe and effective for its intended purpose.

We completed enrollment in our U.S. FDA pivotal trial of LuViva in 2008 and, after the U.S. FDA requested two-years of follow-up data for patients enrolled in the study, the U.S. FDA accepted our completed PMA application on November 18, 2010, effective September 23, 2010, for substantive review. On March 7, 2011, we announced that the U.S. FDA had inspected two clinical trial sites and audited our clinical trial data base systems as part of its review process and raised no formal compliance issues. On January 20, 2012, we announced our intent to seek an independent panel review of our PMA application after receiving a “not-approvable” letter from the U.S. FDA. On November 14, 2012 we filed an amended PMA with the U.S. FDA. On September 6, 2013, we received a letter from the U.S. FDA with additional questions and met with the U.S. FDA on May 8, 2014 to discuss our response. On July 25, 2014, we announced that we had responded to the U.S. FDA’s most recent questions.

We received a “not-approvable” letter from the U.S. FDA on May 15, 2015. We had a follow up meeting with the U.S. FDA to discuss a path forward on November 30, 2015, at which we agreed to submit a detailed clinical protocol for U.S. FDA review so that additional studies can be completed. We held a follow up teleconference with FDA on January 28, 2020 and filed a pre-submission document to the Agency on February 17, 2020 that summarized the clinical protocol to be submitted for FDA review. We agreed with the FDA on the study protocol during the second quarter of 2021 and are recruiting clinical sites for the study. These studies may not be completed in 2022, although we intend to pursue FDA approval and start studies in 2022 once funds are available. We remain committed to obtaining U.S. FDA approval, but at the same time we are focused on international sales growth, where we believe the commercial opportunities are larger and the clinical need is more significant.

The process of obtaining clearance to market products is costly and time-consuming in virtually all of the major markets in which we sell, or expect to sell, our products and may delay the marketing and sale of our products. Countries around the world have recently adopted more stringent regulatory requirements, which are expected to add to the delays and uncertainties associated with new product releases, as well as the clinical and regulatory costs of supporting those releases. No assurance can be given that our products will be approved on a timely basis in any particular jurisdiction, if at all. In addition, regulations regarding the development, manufacture and sale of medical devices are subject to future change. We cannot predict what impact, if any, those changes might have on our business. Failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Noncompliance with applicable requirements can result in import detentions, fines, civil penalties, injunctions, suspensions or losses of regulatory approvals or clearances, recall or seizure of products, operating restrictions, denial of export applications, governmental prohibitions on entering into supply contracts, and criminal prosecution. Failure to obtain regulatory approvals or the restriction, suspension or revocation of regulatory approvals or clearances, as well as any other failure to comply with regulatory requirements, would have a material adverse effect on our business, financial condition and results of operations.

Regulatory approvals and clearances, if granted, may include significant labeling limitations and limitations on the indicated uses for which the product may be marketed. In addition, to obtain regulatory approvals and clearances, the U.S. FDA and some foreign regulatory authorities impose numerous other requirements with which medical device manufacturers must comply. U.S. FDA enforcement policy strictly prohibits the marketing of approved medical devices for unapproved uses. Any products we manufacture or distribute under U.S. FDA clearances or approvals are subject to pervasive and continuing regulation by the U.S. FDA. The U.S. FDA also requires us to provide it with information on death and serious injuries alleged to have been associated with the use of our products, as well as any malfunctions that would likely cause or contribute to death or serious injury.

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The U.S. FDA requires us to register as a medical device manufacturer and list our products. We are also subject to inspections by the U.S. FDA and state agencies acting under contract with the U.S. FDA to confirm compliance with good manufacturing practice. These regulations require that we manufacture our products and maintain documents in a prescribed manner with respect to manufacturing, testing, quality assurance and quality control activities. The U.S. FDA also has promulgated final regulatory changes to these regulations that require, among other things, design controls and maintenance of service records. These changes will increase the cost of complying with good manufacturing practice requirements.

Distributors of medical devices may also be required to comply with other foreign regulatory agencies, and we or our distributors currently have marketing approval for LuViva from Health Canada, COFEPRIS in Mexico, the Ministry of Health in Kenya, and the Singapore Health Sciences Authority. The time required to obtain these foreign approvals to market our products may be longer or shorter than that required in China or the United States, and requirements for those approvals may differ from those required by the CFDA or the U.S. FDA.

We are also subject to a variety of other controls that affect our business. Labeling and promotional activities are subject to scrutiny by the U.S. FDA and, in some instances, by the U.S. Federal Trade Commission. The U.S. FDA actively enforces regulations prohibiting marketing of products for unapproved users. We are also subject, as are our products, to a variety of state and local laws and regulations in those states and localities where our products are or will be marketed. Any applicable state or local regulations may hinder our ability to market our products in those regions. Manufacturers are also subject to numerous federal, state and local laws relating to matters such as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may be required to incur significant costs to comply with these laws and regulations now or in the future. These laws or regulations may have a material adverse effect on our ability to do business.

Although our marketing and distribution partners around the world assist in the regulatory approval process, ultimately, we are responsible for obtaining and maintaining regulatory approvals for our products. The inability or failure to comply with the varying regulations or the imposition of new regulations would materially adversely affect our business, financial condition and results of operations.

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REGULATORY OVERVIEW

The development of innovative new drugs and medical devices is a time-consuming, expensive, and risky process. Despite these challenges, the pharmaceutical and medical device industries have been remarkably successful in developing a broad range of important new medicines and devices. It is also a heavily regulated industry. Drugs and medical devices are evaluated for safety, efficacy, and manufacturing quality as a condition of market access, and promotional messages must adhere to approved product characteristics. Drug and medical device prices also are regulated in most countries with national health insurance systems. Regulation of market access and promotion derives from uncertainty about drug and medical device safety and efficacy. These product characteristics can only be determined from accumulated experience over large numbers of patients in carefully designed trials or observational studies. The 1962 and 1976 (for medical device) Amendments to the United States Food and Drug Agency Act extended the powers of the FDA to review safety, efficacy, manufacturing quality and promotion. Subsequent studies concluded that the safety and efficacy requirements added to the intrinsically high cost of research and development, led to launch delay of new drugs and favored large over small firms.

However, more recently the biotechnology revolution has transformed the nature of drug discovery and the structure of the industry. Increasingly, new drugs originate in small firms, which often license out their products to more experienced firms for later stage drug development, regulatory review, and commercialization. In any given year, the biotechnology industry may comprise a couple of thousand firms, but the identities of these firms change as new start-ups are formed and established firms grow, merge, or are acquired by other established companies.

Government Regulation and Product Approval

United States Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of the medical devices such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.

In the United States, the FDA regulates drugs and medical devices under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending new drug applications, or NDAs, withdrawal of an approval, imposition of a clinical hold, issuance of warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

European Union Regulation

In the European Union, medical devices are required to comply with the Medical Devices Directive and obtain CE Mark certification in order to market medical devices. The CE Mark certification, granted following approval from an independent “Notified Body,” is an international symbol of adherence to quality assurance standards and compliance with applicable European Medical Devices Directives. From 2017 through 2019, we were unable to pay the annual registration fees to maintain our ISO 13485:2003 certification and our CE Mark. Once our financing is completed, we will make the required payments and reobtain both certifications. In addition, our December 21, 2018, agreement with NTI, described above, will allow final assembly at their ISO 13485:2016 accredited facility. Once all inspections have been passed for LuViva, this will allow an alternative path for obtaining the CE Mark.

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MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date hereof:

Gene S. Cartwright, Ph.D.	68	Chief Executive Officer, President, Acting Chief Financial Officer and Director
Mark Faupel, Ph.D.	66	Chief Operating Officer and Director
Richard P. Blumberg	65	Director
Michael C. James	63	Chairman and Director
John E. Imhoff, M.D.	72	Director

Except as set forth below, all of the executive officers have been associated with us in their present or other capacities for more than the past five years. Officers are elected annually by the board of directors and serve at the discretion of the board. There are no family relationships among any of our executive officers and directors.

The following is a biographical summary of the experience of our executive officers, other senior management and directors. There are no family relationships among any of our executive officers, other senior management or directors.

Gene S. Cartwright, Ph.D - President, Chief Executive Officer, Acting Chief Financial Officer and Director

Gene S. Cartwright, Ph.D. joined us in January 2014 as the President, Chief Executive Officer and Acting Chief Financial Officer. He was elected as a director on January 11, 2014. His most recent position was with Omnyx, LLC, a Joint Venture between GE Healthcare and the University of Pittsburgh Medical Center, where, as CEO for over four years he founded and managed the successful development of products for the field of Digital Pathology. Prior to his work with Omnyx, LLC, he was President of Molecular Diagnostics for GE Healthcare. Prior to GE, Dr. Cartwright was Divisional Vice President/General Manager for Abbott Diagnostics’ Molecular Diagnostics business. In his 24-year career at Abbott, he also served as Divisional Vice President for U.S. Marketing for five years. He received a Master of Management degree from Northwestern’s Kellogg School of Management and also holds a Ph.D. in chemistry from Stanford University and an AB from Dartmouth College.

Dr. Cartwright brings over 30 years of experience working in the IVD diagnostics industry. He has great experience in the diagnostics market both in the development and introduction of new diagnostics technologies, as well as extensive successful commercial experience with global businesses. With his background and experience, Dr. Cartwright, as President and Chief Executive Officer, as well as Acting Chief Financial Officer, works with and advises the board as to how we can successfully market and build LuViva international sales.

Mark Faupel, Ph.D., - Chief Operating Officer and Director

Mark Faupel, Ph.D., rejoined us as Chief Operating Officer and director on December 8, 2016. He previously served on our board of directors through 2013 and has more than 30 years of experience in developing non-invasive alternatives to surgical biopsies and blood tests, especially in the area of cancer screening and diagnostics. Dr. Faupel was one of our co- founders and also served as our Chief Executive Officer from May 2007 through 2013. Prior thereto was our Chief Technical Officer from April 2001 to May 2007. Dr. Faupel has served as a National Institutes of Health reviewer, is the inventor on 32 U.S. patents and has authored numerous scientific publications and presentations, appearing in such peer-reviewed journals as The Lancet. Dr. Faupel earned his Ph.D. in neuroanatomy and physiology from the University of Georgia. Dr. Faupel is also a stockholder of Shenghuo Medical, LLC. See “ Certain Relationships and Related Transactions and Director Independence.”

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Richard P. Blumberg - Director

Richard P. Blumberg was appointed to the Board of Directors on November 10, 2016 and resigned on March 27, 2019, but was reappointed on September 1, 2020. Mr. Blumberg has been a long-time investor in the Company. Since 1978, Mr. Blumberg has been a Principal at Webster, Mrak & Blumberg, a medical-legal and class action labor litigation firm. He is also currently a Managing Member of K2 Medical, LLC formerly known as Shenghuo Medical, LLC (“Shenghuo”), a company with licensing rights in several Asian countries for the Company’s LuViva Advanced Cervical Scan, and is a Managing Member of Elysian Medical, LLC, a company with world-wide rights for certain breast cancer detection technology. He served from 2004 to 2007 as Chief Executive Officer of Energy Logics, a wind power company that developed projects in Alberta, Canada and Montana. Mr. Blumberg holds a B.S. in Electrical Engineering and Computer Science from the University of Illinois and received a J. D. from Stanford University. He also brings extensive experience as a venture capitalist specializing in high-tech and life science companies.

Michael C. James - Chairman and Director

Michael C. James has served as a member of our Board of Directors since March 2007 and as Chairman of the Board since October 2013. Mr. James is a founder of Edible Garden AG Incorporated and has served as Chief Financial Officer and a director since inception in March 2020. Mr. James previously served as Chief Financial Officer of Unrivaled Brands, Inc. (formerly Terra Tech) from February 2012 to March 2020. In addition to this role, Mr. James served as the Chief Executive Officer and Chief Financial Officer of Inergetics, Inc. from June 2012 until January 2016. Previously, Mr. James served as Chief Executive Officer of Nestor,the Inc. (“Nestor”), where he successfully completed a financial restructuring of Nestor prior to its sale in September 2009 from the Receiver’s Estate in Superior Court of the State of Rhode Island. He also served on Nestor’s Board of Directors from 2006 to 2009. Mr. James was the Managing Partner of Kuekenhof Capital Management, LLC, a private investment management company, from 1999 to 2015. During his career, Mr. James has served as a Partner at Moore Capital Management, Inc., a premiere private investment management company; Chief Financial and Administrative Officer at Buffalo Partners, L.P., a private investment management company; and Treasurer and Chief Financial Officer of National Discount Brokers. Mr. James began his career in 1980 as a staff accountant with EisnerAmper, LLP. Mr. James is a retired CPA. Mr. James received a B.S. degree in Accounting from Fairleigh Dickinson University in 1980.

Mr. James has experience both in the areas of company finance and accounting, which is invaluable to us during financial audits and offerings. Mr. James has extensive experience in the management of both small and large companies and his entrepreneurial background is relevant as we develop as a company.

John E. Imhoff, M.D. - Director

John E. Imhoff, M.D. has served as a member of our Board of Directors since April 2006. Dr. Imhoff is an ophthalmic surgeon who specializes in cataract and refractive surgery. He is one of our principal stockholders and invests in many other private and public companies. He has a B.S. in Industrial Engineering from Oklahoma State University, an M.D. from the University of Oklahoma and completed his ophthalmic residency at the Dean A. McGee Eye Institute. He has worked as an ophthalmic surgeon and owner of Southeast Eye Center since 1983.

Dr. Imhoff has experience in clinical trials and in other technical aspects of a medical device company. His background in industrial engineering is especially helpful to us, especially as Dr. Imhoff can combine this knowledge with clinical applications. His experience in the investment community is invaluable to a public company often undertaking capital raising efforts.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists specified compensation we paid or accrued during each of the fiscal years ended December 31, 2022 and 2021 to the Chief Executive Officer and the Chief Operating Officer, collectively referred to as the “named executive officers,” in 2022:

Name and Principal Position	Year	Salary ($) (2)	Bonus ($)	Option Awards ($)	Other ($) (3)	Total ($)(1)
Gene S. Cartwright, Ph.D. - President, CEO, Acting	2022	12,000	-	-		12,000
CFO and Director	2021	12,000	-	-	-	12,000

Mark Faupel, Ph.D. - COO and Director	2022	12,000	-	-	34,912	46,912
	2021	12,000	-	-	29,370	41,370

___________

(1) All amounts reported as accrued. Dr. Cartwright and Dr. Faupel have elected not to get paid a salary, due to our cash position.

(2) Dr. Cartwright and Dr. Faupel accrued $1,000 per month as compensation; the amounts have not been paid.

(3) Other expenses are related to the Company health insurance plan

Outstanding Equity Awards to Officers at December 31, 2022

	Number of Securities Underlying Vested Options	Number of Securities Underlying Unvested Options	Weighted-Average Exercise Price ($)	Weighted-Average Expiration Date
Name and Principal Position
Gene S. Cartwright, Ph.D. - President, CEO, Acting CFO and Director	345,455	54,545	0.49	07/12/30

Mark Faupel, Ph.D. - COO and Director	345,455	54,545	0.49	07/12/30

Outstanding Equity Awards to Directors at December 31, 2022

	Number of Securities Underlying Vested Options	Number of Securities Underlying Unvested Options	Weighted-Average Exercise Price ($)	Weighted-Average Expiration Date
Name and Principal Position
Michael C. James, Chairman and Director	50,000	-	0.49	07/12/30

John E. Imhoff, M.D., Director	50,000	-	0.49	07/12/30

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Stock Options

Our 1995 Stock Plan (the “Plan”) has expired pursuant to its terms. The Plan allowed for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant.

The 1:800 reverse stock split of all of our issued and outstanding common stock was implemented on March 29, 2019. As a result of the reverse stock split, every 800 shares of issued and outstanding common stock were converted into 1 share of common stock. This resulted in the number of stock options outstanding under the Plan to be zero.

2018 Stock Option Plan

Overview: Our stockholders approved and adopted the Guided Therapeutics, Inc. 2018 Stock Option Plan (the “Plan”) and the material terms thereunder at the annual meeting of our stockholders in 2018. A total of 6,509,400 shares of common stock are reserved for issuance under the Plan.

Administration: Our Board or a committee of at least two people as our Board may appoint (the “Committee”) administer the Plan. The Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Plan. The Committee has full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility: Employees, directors, officers, advisors or consultants of our company or our affiliates are eligible to participate in the Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized: The Plan provides for an aggregate of 6,509,400 shares of common stock to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the shares of our common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the plan participant’s tax withholding obligation will not be available for re-grant under the Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Plan, the number of shares covered by awards then outstanding under the Plan, the limitations on awards under the Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Term: The Plan has a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant: The Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards or any combination of the foregoing; provided, that the Committee may not grant to any one person in any one calendar year Awards (i) for more than 500,000 shares of common stock in the aggregate or (ii) payable in cash in an amount to exceed $25,000 in the aggregate.

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The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. The Plan provides for stock options to be granted up to 10% of the outstanding shares of common stock shares. During the years ended December 31, 2022 and 2021, the Company granted nil and 25,000 stock options to employees and consultants, respectively. The fair value of options issued during the years ended December 31, 2022 and 2021 was estimated using the Black-Scholes option-pricing model and the following assumptions:

•	a dividend yield of 0%;
•	an expected life of 10 years;
•	volatility of 153.1%; and
•	risk-free interest rate of 0.98%.

The fair value of each option grant made during 2022 and 2021 was estimated on the date of each grant using the Black-Scholes option pricing model and recognized as stock-based compensation ratably over the option vesting periods, which approximates the service period. During the year ended December 31, 2022, 167,614 stock options were forfeited and additional 157,386 expired, subsequently. There were no additional options granted during the year ended December 31, 2022.

Risk Oversight

Our board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report on their deliberations to the full board, as further described below. Given the small size of the board, the board feels that this structure for risk oversight is appropriate (except for those risks that require risk oversight by independent directors only). The audit committee is specifically charged with discussing risk management (primarily financial and internal control risk), and receives regular reports from management and independent auditors on risks related to, among others, our financial controls and reporting. The compensation committee reviews risks related to compensation and makes recommendations to the board with respect to whether the Company’s compensation policies are properly aligned to discourage inappropriate risk-taking, and is regularly advised by management. In addition, the Company’s management regularly communicates with the board to discuss important risks for their review and oversight, including regulatory risk, and risks stemming from periodic litigation or other legal matters in which we are involved.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board recognizes that related person transactions present a heightened risk of conflicts of interest. The audit committee has the authority to review and approve all related party transactions involving our directors or executive officers.

Under the policy, when management becomes aware of a related person transaction, management reports the transaction to the audit committee and requests approval or ratification of the transaction. Generally, the audit committee will approve only related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person. The audit committee will report to the full board all related person transactions presented to it. Based on the definition of independence of Nasdaq, the board has determined that Mr. James and Dr. Imhoff are independent directors.

Long-Term Debt - Related Parties.

On July 14, 2018, the Company entered into an exchange agreement with Dr. Faupel, whereby Dr. Faupel agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $660,895 for a $207,111 promissory note dated September 4, 2018. On July 20, 2018, the Company entered into an exchange agreement with Dr. Cartwright, whereby Dr. Cartwright agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $1,621,499 for a $319,000 promissory note dated September 4, 2018 that incurs interest at a rate of 6% per annum.

On July 24, 2019, Dr. Faupel and Mr. Cartwright agreed to an addendum to the debt restructuring exchange agreement and to modify the terms of the original exchange agreement. Under this modification Dr. Faupel and Mr. Cartwright agreed to extend the note to be due in full on the third anniversary of that agreement.

On February 19, 2021, the Company entered into new promissory notes replacing the original notes from September 4, 2018, with Mark Faupel and Gene Cartwright. For Dr. Cartwright the principal amount on the new note was $267,085, matures on February 18, 2023, and will accrue interest at a rate of 6.0%. For Dr. Faupel the principal amount on the new note was $153,178, matures on February 18, 2023, and will accrue interest at a rate of 6.0%. The modifications extended the maturity date on both of the notes.

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F-2 Preferred Stock, respectively.

The table below summarizes the details of the exchange agreement (in thousands):

For Dr. Faupel:

Salary	$134
Bonus	20
Vacation	95
Interest on compensation	67
Loans to Company	196
Interest on loans	149
Total outstanding prior to exchange	661

Amount forgiven in prior years	(454)
Amount exchanged for Series F-2 Preferred Stock	(85)
Total interest accrued through December 31, 2021	39
Balance outstanding at December 31, 2021	$161

Interest accrued through December 31, 2022	9
Balance outstanding at December 31, 2022	$170

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For Dr. Cartwright

Salary	$337
Bonus	675
Loans to Company	528
Interest on loans	81
Total outstanding prior to exchange	1,621

Amount forgiven in prior years	(1,302)
Amount exchanged for Series F-2 Preferred Stock	(100)
Total interest accrued through December 31, 2021	62
Balance outstanding at December 31, 2021	$281

Interest accrued through December 31, 2022	16
Balance outstanding at December 31, 2022	$297

On June 22, 2022, we entered into exchange agreements with Dr. Cartwright and Dr. Faupel. Pursuant to the agreements, $29,776 of related-party payables, $31,285 of short-term related-party debt and $8,939 of accrued expenses owed to these executives will be converted into shares of common stock and/or warrants valued at $70,000, upon successful completion of a financing of at least $4,000,000.

On March 22, 2021, the Company entered into an exchange agreement with Richard Fowler. As of December 31, 2020, the Company owed Mr. Fowler $546,214 ($412,624 in deferred salary and $133,590 in accrued interest). The Company exchanged $50,000 of the amount owed of $546,214 for 50 shares of Series F-2 Preferred Shares (convertible into 200,000 common stock shares), and a $150,000unsecured note. The note accrues interest at the rate of 6% (18% in the event of default) beginning on March 22, 2022 and is payable in monthly installments of $3,580 for four years, with the first payment due on March 15, 2022. The effective interest rate of the note is 6.18%. During the nine months ended September 30, 2022, Mr. Fowler forgave $43,057 of the outstanding balance of deferred compensation and may forgive up to $216,604 of the remaining deferred compensation if the Company complies with the repayment plan described above. The reduction in the outstanding balance met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. The outstanding principal amount owed on the note was approximately $119,814 as of December 31, 2022.

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As of December 31, 2022, the debt owed to related parties, including current and long term portions, was approximately $587,005.  As of December 31, 2021, the debt owed to related parties was $592,025.

Licensing Agreement - Shenghuo Medical, LLC

On June 5, 2016, the Company entered into a license agreement with Shenghuo Medical, LLC pursuant to which the Company granted Shenghuo an exclusive license to manufacture, sell and distribute LuViva in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. Shenghuo was already the Company’s exclusive distributor in China, Macau and Hong Kong, and the license extended to manufacturing in those countries as well. Under the terms of the license agreement, once Shenghuo was capable of manufacturing LuViva in accordance with ISO 13485 for medical devices, Shenghuo would pay the Company a royalty equal to $2.00 or 20% of the distributor price (subject to a discount under certain circumstances), whichever is higher, per disposable distributed within Shenghuo’s exclusive territories. In connection with the license grant, Shenghuo was to underwrite the cost of securing approval of LuViva with Chinese Food and Drug Administration. At its option, Shenghuo also would provide up to $1.0 million in furtherance of the Company’s efforts to secure regulatory approval for LuViva from the U.S. Food and Drug Administration, in exchange for the right to receive payments equal to 2% of the Company’s future sales in the United States, up to an aggregate of $4.0 million. Pursuant to the license agreement, Shenghuo had the option to have a designee appointed to the Company’s board of directors (current director Richard Blumberg is the designee).

Promotional Agreement - Blumberg & Bowles Consulting, LLC (“BB”)

On January 22, 2020, the Company entered into a promotional agreement with Blumberg & Bowles Consulting, LLC (“BB”), which is partially owned by Mr. Blumberg (a related party), to provide investor and public relations services for a period of two years. As compensation for these services, the Company will issue a total of 5,000,000 warrants, broken into four tranches of 1,250,000.  The warrants have a strike price of $0.25 and are subject to vesting based upon the close of the Series D offering and a minimum share price based on the 30-day VWAP.  If the minimum share price per the terms of the agreement is not achieved, the warrants will expire three years after the issuance date.  The warrants were valued using the Black Scholes model on the grant date of January 22, 2020, which resulted in a total fair value of $715,000. The Company did not appropriately expense the services received in connection with this agreement in 2020. During the twelve months ended December 31, 2022, the Company recognized approximately $79,444 of consulting expenses as a result of this agreement.  Unrecognized consulting expense to be recognized under this agreement is nil as of December 31, 2022. On July 1, 2022, pursuant to the promotional agreement, the Company issued 875,000 warrants to Mr. Blumberg and 375,000 warrants Mr. Lee Bowles, a partial owner of BB.

Consulting Agreement - Richard Blumberg

On March 10, 2021, the Company entered into a consulting agreement with Richard Blumberg. As a result of the consulting agreement Mr. Blumberg provided $350,000, which was recorded as a subscription receivable, to the Company in exchange for the following: (1) on September 26, 2021, 900,000 3-year warrants with an exercise price of $0.30 and 400,000 common stock shares; (2) on March 26, 2022, 900,000 3-year warrants with an exercise price of $0.40 and 400,000 common stock shares; (3) on September 26, 2022, 900,000 3-year warrants with an exercise price of $0.50 and 400,000 common stock shares; and (4) on March 26, 2023, 900,000 3-year warrants with an exercise price of $0.60 and 400,000 common stock shares.

During the year ended December 31, 2021, the consulting agreement was amended to clarify that $350,000 is not intended to be debt and will not be required to be repaid in cash. Additionally, the Company confirmed an obligation to provide Mr. Blumberg with 950,000 fully transferable warrants, which will expire on January 1, 2024 and have an exercise price of $0.25. Issuance of the warrants is now predicated on the Company receiving funding receipts of $1,000,000, whether from a financing, series of financing, or gross sales. The amended agreement clarified that the warrants issued to Mr. Blumberg are compensation for services, which involve obtaining financing. The Company will recognize expense for the services equal to the fair value of the warrants issued to Mr. Blumberg as the services are provided, which will coincide with the successful execution of a financing agreement over $1,000,000. The Company concluded that as of September 30,2021, there was no longer a liability due to Mr. Blumberg of $350,000. The liability was written off in the third quarter of 2021 and a gain of $350,000 was recognized in non-operating income. Through the September Private Placement, the Company obtained the requisite funding receipts and began recording expense for the warrants. On December 1, 2022, the Company issued 950,000 warrants to purchase common stock to Mr. Blumberg, with an exercise price of $0.25, expiring January 1, 2024. As of December 31, 2022, the Company estimated $307,457 in expense related to these warrants. Additional warrants, with $0.30 exercise price, will be issued to Mr. Blumberg over a period of 24 months subsequent to the financing. As of December 31, 2022, the Company estimated $393,893 of expense for the warrants issued to Mr. Blumberg, which represents the pro-rata expense over the service term of his agreement.

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September Private Placement - Richard Blumberg, Michael James and John Imhoff

Mr. Blumberg invested $500,000 in the September Private Placement and received 1,000,000 Private Placement Shares, 1,000,000 September $0.50 Warrants and 1,000,000 September $0.65 Warrants. Dr. Imhoff invested $250,000 in the September Private Placement and received 500,000 Private Placement Shares, 500,000 September $0.50 Warrants and 500,000 September $0.65 Warrants. Mr. James invested $50,000 in the September Private Placement and received 100,000 Private Placement Shares, 100,000 September $0.50 Warrants and 100,000 September $0.65 Warrants.

Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation and amended and restated bylaws, provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL. Further, we intend to enter into indemnification agreements with each of our directors and officers, and we intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. For further information, see “Elimination of Monetary Liability for Officers and Directors.”

To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

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PRINCIPAL STOCKHOLDERS

The following table lists information regarding the beneficial ownership of our equity securities as of January 10, 2023 by (1) each person whom we know to beneficially own more than 5% of the outstanding shares of our common stock, (2) each director, (3) each officer named in the summary compensation table below, and (4) all directors and executive officers as a group. Unless otherwise indicated, the address of each officer and director is 5835 Peachtree Corners East, Suite B, Norcross, Georgia 30092.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned		Common Stock Directly Held (2)		Series C (3) Preferred Stock
	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
Blumberg, Richard (10)	9,224,027	16.46%	2,109,717	4.34%	-	-
Cartwright, Gene (11)	1,133,407	2.27%	155,854	0.32%	-	-
Faupel, Mark (12)	1,607,111	3.19%	122,341	0.25%	-	-
Imhoff, John (13)	11,184,005	20.07%	4,368,172	8.99%	-	-
James, Michael (14)	362,773	*	112,773	0.23%	-	-
DRG Services, LLC (15)	3,000,000	5.89%	1,000,000	2.06%	-	-
Fieldhouse Pro Funds Inc. Class P (16)	2,606,523	5.28%	2,156,523	4.41%	-	-
Grimm, Frederick (17)	3,498,320	6.87%	1,498,320	3.08%	-	-
K2 Medical LLC (18)	2,357,709	4.65%	517,042	1.06%	-	-
Auctus (19)	14,836,578	24.83%	3,991,698	8.21%	-	-
GPB Holdings (20)	16,320,152	29.09%	9,135,152	18.80%	-	-
All directors and executive officers as a group (5 persons) (21)	23,511,323	21.44%	6,868,857	14.13%	-	-

	Series C1 (4)		Series C2 (5)		Series D (6)
	Preferred Stock		Preferred Stock		Preferred Stock
Name and Address of Beneficial Owner (1)	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
Blumberg, Richard (10)	-	-	-	-	-	-
Cartwright, Gene (11)	-	-	-	-	50	11.42%
Faupel, Mark (12)	-	-	299.25	11.08%	38	8.68%
Imhoff, John (13)	-	-	2,400.75	88.92%	300	68.49%
James, Michael (14)	-	-	-	-	-	-
DRG Services, LLC (15)	-	-	-	-	-	-
Fieldhouse Pro Funds Inc. Class P (16)	-	-	-	-	-	-
Grimm, Frederick (17)	-	-	-	-	-	-
K2 Medical LLC (18)	-	-	-	-	-	-
Auctus Fund (19)	-	-	-	-	-	-
GPB Holdings (20)	-	-	-	-	-	-
All directors and executive officers as a group (5 persons) (21)	-	-	2,700	100.00%	388	88.58%

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	Series E (7)		Series F (8)		Series F2 (9)
	Preferred Stock		Preferred Stock		Preferred Stock
Name and Address of Beneficial Owner (1)	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
Blumberg, Richard (10)	233	26.24%	260	26.24%	88	16.45%
Cartwright, Gene (11)	-	-	-	-	110	20.56%
Faupel, Mark (12)	-	-	-	-	97	18.13%
Imhoff, John (13)	-	-	10	0.95%	-	-
James, Michael (14)	-	-	-	-	-	-
DRG Services, LLC (15)	-	-	-	-	-	-
Fieldhouse Pro Funds Inc. Class P (16)	-	-	-	-	-	-
Grimm, Frederick (17)	-	-	-	-	-	-
K2 Medical LLC (18)	-	-	440	41.67%	-	-
Auctus Fund (19)	105	11.82%	200	18.94%	-	-
GPB Holdings (20)	-	-	-	-	-	-
All directors and executive officers as a group (5 persons) (21)	233	26.24%	270	25.57%	295	55.14%

(1)

Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)

Percentage ownership is based on 48,919,180 shares of common stock outstanding as of January 10, 2023. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors that include voting and investment power with respect to shares. Shares of common stock subject to convertible securities convertible or exercisable within 60 days after the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding those securities but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Note that certain of our outstanding securities, including certain warrants and the shares of Series C1 preferred stock held by the persons listed in this table, have anti-dilution ratchet or price-protection provisions that, when triggered, will increase the number of shares of common stock underlying such securities. Subject to customary exceptions, these provisions are triggered anytime we issue shares of common stock to third parties at a price lower than the then-current conversion price or exercise price of the subject securities. As a result, the beneficial ownership reported in this table is only as of the date presented, and the beneficial ownership amounts of the persons in this table may increase on a future date, even though such persons have not actually acquired any additional shares of common stock.

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(3)	As of January 10, 2023, there were 286 shares of Series C preferred stock outstanding, and each such share was convertible into approximately 2,000 shares of common stock.
(4)	As of January 10, 2023, there were 1,049.25 shares of Series C1 preferred stock outstanding, and each such share was convertible into approximately 2,000 shares of common stock.
(5)	As of January 10, 2023, there were 2,700 shares of Series C2 preferred stock outstanding, and each such share was convertible into approximately 2,000 shares of common stock.
(6)	As of January 10, 2023, there were 438 shares of Series D preferred stock outstanding, and each such share was convertible into approximately 3,000 shares of common stock.
(7)	As of January 10, 2023, there were 888 shares of Series E preferred stock outstanding, and each such share was convertible into approximately 4,000 shares of common stock.
(8)	As of January 10, 2023, there were 1,056 shares of Series F preferred stock outstanding, and each such share was convertible into approximately 4,000 shares of common stock.
(9)	As of January 10, 2023, there were 535 shares of Series F-2 preferred stock outstanding, and each such share was convertible into approximately 4,000 shares of common stock.
(10)

Shares of common stock consists of 2,109,717 shares of common stock directly held, 4,700,000 shares issuable upon exercise of warrants, and 932,000 shares issuable upon conversion of 233 shares of Series E preferred stock, 1,040,000 shares issuable upon conversion of 260 shares of Series F preferred stock, 352,000 shares issuable upon conversion of 88 shares of Series F-2 preferred stock, and 90,310 common shares accrued for the dividend payment.

(11)

Shares of common stock consist of 155,854 shares of common stock directly held, 440,000 shares issuable upon conversion of 110 shares of Series F-2 preferred stock, 150,000 shares issuable upon conversion of 50 shares of Series D preferred stock, 23,917 common shares accrued for the dividend payment, and 363,636 shares issuable upon exercise of stock options. Dr. Cartwright is the CEO and is on the Board of Directors.

(12)

Shares of common stock consist of 122,341 shares of common stock directly held,  363,636 shares issuable upon exercise of stock options, 388,000 shares issuable upon conversion of 97 shares of Series F-2 preferred stock, 114,000 shares issuable upon conversion of 38 shares of Series D preferred stock, 598,500 shares issuable upon conversion of 299.25 shares of Series C2 preferred stock, and 20,633 common shares accrued for the dividend payment. Dr. Faupel is the COO and is on the Board of Directors.

(13)

Shares of common stock consist of 4,368,172 shares of common stock directly held, 1,000,000 shares issuable upon exercise of warrants, 50,000 shares issuable upon exercise of stock options, 40,000 shares issuable upon conversion of 10 shares of Series F preferred stock, 900,000 shares issuable upon conversion of 300 shares of Series D preferred stock, 4,801,500 shares issuable upon conversion of 2,400.75 shares of Series C2 preferred stock, and 24,333 common shares accrued for the dividend payment. Dr. Imhoff is on the Board of Directors.

(14)

Shares of common stock consist of 112,773 shares of common stock directly held, 200,000 shares issuable upon exercise of warrants and 50,000 shares issuable upon exercise of stock options. Mr. James is on the Board of Directors.

(15)	Shares of common stock consist of 1,000,000 shares of common stock directly held, and 2,000,000 shares issuable upon exercise of warrants.
(16)	Shares of common stock consist of 2,156,523 shares of common stock directly held, 200,000 shares issuable upon conversion of the 10% debenture, and 250,000 shares issuable upon exercise of warrants.
(17)	Shares of common stock consists of 1,498,320 shares of common stock directly held and 2,000,000 shares issuable upon exercise of warrants.
(18)

Shares of common stock consists of 517,042 shares of common stock directly held, 1,760,000 shares issuable upon conversion of 440 shares of Series F preferred stock, 80,667 shares of common shares accrued for dividends payment.

(19)

Shares of common stock consists of 3,991,698 shares of common stock directly held and 420,000 shares issuable upon conversion of 105 shares of Series E preferred stock, 800,000 shares issuable upon conversion of 200 shares of Series F preferred stock, 1,776,267 common shares issuable upon conversion of debt, and 48,613 shares of common stock accrued for dividend payment. The investor has a 9.99% blocker on the aggregate of the investment.

(20)	Shares of common stock consists of 9,135,152 shares of common stock directly held, and 7,185,000 shares issuable upon exercise of warrants.
(21)

Shares of common stock consists of 6,868,857 shares of common stock directly held, 5,900,000 shares issuable upon exercise of warrants and 5,400,000 shares issuable upon conversion of 2,700 shares of Series C2 preferred stock, 1,164,000 shares issuable upon conversion of 438 shares of Series D preferred stock, 932,000 shares issuable upon conversion of 233 shares of Series E preferred stock, 1,08,000 shares issuable upon conversion of 270 shares of Series F preferred stock, 1,180,000 shares issuable upon conversion of  295 shares of Series F-2 preferred stock, 159,194 shares of common stock accrued for dividend payments, and 827,273 shares issuable upon exercise of stock options.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, we had 48,595,715 shares of common stock issued and outstanding. This prospectus is registering (i) 6,636,540 September Private Placement Shares, (ii) 6,636,540 shares of common stock issuable upon exercise of the September $0.50 Warrants – 1st tranche, (iii) 6,636,540 shares of common stock issuable upon exercise of the September $0.65 Warrants – 1st tranche, (iv) 75,000 October Private Placement Shares sold in the September Private Placement, (v) 75,000 shares of common stock issuable upon exercise of the September $0.50 Warrants – 2nd tranche, (vi) 75,000 shares of common stock issuable upon exercise of the September $0.65 Warrants – 2nd tranche, (vii) 3,900,000 Exchange Shares, (viii)  3,900,000 shares of common stock issuable upon exercise of the $0.50 Exchange Warrants, (ix) 3,900,000 shares of common stock issuable upon exercise of the $0.65 Exchange Warrants, (x) 730,856 Series D Accrued Shares, (xi) 1,441,664 Series E Accrued Shares, (xii) 5,704,000 Series F Shares, (xiii) 1,372,533 Series F Accrued Shares, (xiv) 12,948,000 Series F-2 Shares, (xv) 965,074 Series F-2 Accrued Shares, (xvi) 2,260,000 10% Senior Convertible Debenture Shares, (xvii) 1,077,016 10% Senior Convertible Debenture Accrued Shares, (xviii) 1,130,000 shares of common stock issuable upon exercise of the 10% Senior Convertible Debenture Warrants (xix) 63,600 shares of common stock issuable upon exercise of the $0.80 Financing Warrants, (xx) 557,750 shares of common stock issuable upon exercise of the $0.50 Financing Warrants, (xxi) 562,550 shares of common stock issuable upon exercise of the $0.25 Financing Warrants and (xxii) 750,000 shares of common stock issuable upon exercise of the $0.25 Consulting Warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Delaware Anti-Takeover Law and Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s Amended and Restated Certificate of Incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Amended and Restated Certificate of Incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

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Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

On March 23, 2012, our board of directors approved and adopted our amended and restated bylaws. Provisions of our second amended and restated bylaws and our Amended and Restated Certificate of Incorporation may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Certificate of Incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•

provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election.

Elimination of Monetary Liability for Officers and Directors

Our Amended and Restated Certificate of Incorporation incorporates certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty. Our Amended and Restated Certificate of Incorporation also contains provisions to indemnify the directors and officers to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Exchange Listing

Our common stock is quoted on the OTC Markets under the symbol “GTHP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock Computershare, Inc. The transfer agent and registrar’s address is P.O. Box 505039, Louisville, KY 40233-5039.

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SELLING STOCKHOLDERS

The shares of common stock being registered hereby are those issued to the selling stockholders pursuant to certain previous transactions by the Company. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as set forth in this prospectus and except for certain ownership of our securities, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders prior to this offering. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth and fifth columns list the number and percentage, respectively, of shares of common stock beneficially owned by the selling stockholders after the closing of the offering, based on their ownership as of the date of this prospectus, based on 48,919,180 shares of common stock outstanding, and assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Investor	Number of Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus (1)	Number of Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (2)
674418 Alberta Ltd. (3)	429,721	429,721	-	*
674420 Alberta Ltd. (4)	429,721	429,721	-	*
710719 Alberta Inc. (5)	1,193,697	1,193,697	-	*
AG Homes, Ltd. (6)	214,516	14,516	200,000	*
Aspen Corp (7)	359,600	359,600	-	*
Auctus Fund LLP. (8)	15,081,378	12,885,111	2,196,267	4.45%
Blumberg, Richard (9)	9,698,267	5,056,733	4,641,534	8.83%
Bowles, Mark (10)	30,000	30,000	-	*
Butler, Catherine (11)	131,613	11,613	120,000	*
Cadorette, Bruce (12)	330,886	330,886	-	*
CannaIncome Fund Corp. (13)	53,409	53,409	-	*
CanScan LLC (14)	2,400,000	2,400,000	-	*
Cardiff, Janis (15)	129,271	129,271	-	*
Carswell, Allan (16)	329,842	129,842	200,000	*
Cartwright, Gene (17)	1,257,607	643,970	613,637	1.24%
Castillo, Juan (18)	80,925	20,925	60,000	*
Castillo, Natalia (19)	26,960	6,960	20,000	*
Clavijo, James (20)	303,971	13,971	290,000	*
Comerford, John (21)	52,939	32,939	20,000	*
Craft, Frederick (22)	20,048	19,454	594	*
Dent, Roger (23)	36,291	36,291	-	*
DRG Services, LLC (24)	3,000,000	3,000,000	-	*
Empowered Insurance Corporation Ltd. (25)	253,873	253,873	-	*
Farquharson, R. Andrew (26)	57,131	57,131	-	*
Faupel, Mark (27)	1,711,151	559,011	1,152,140	2.30%
FCMI (28)	415,500	415,500	-	*
Fieldhouse ProFunds (29)	2,667,681	664,681	2,000,000	4.09%
Fowler, Richard (30)	259,683	259,683	-	*
GHS (31)	1,382,38	210,348	1,172,000	2.35%
Goffe, Bernard (32)	53,755	13,755	40,000	*
Goldman, Matthew (33)	77,905	77,905	-	*
Gould, Kim (34)	129,507	129,507	-	*
GPB Holdings (35)	16,320,152	9,135,152	7,185,000	12.88%
Grimm, Frederick (36)	3,498,320	3,000,000	498,320	1.03%
Grujic, Alan (37)	2,569,726	1,569,726	1,000,000	2.02%
Guerra, Lorena Rivero (38)	26,984	6,984	20,000	*
Hammer, Steven (39)	31,791	1,791	30,000	*
Hanson, Michael J. (40)	75,000	75,000	-	*
Imhoff, John (41)	11,461,205	1,987,951	9,473,254	17.62%
Ironstone Capital (42)	908,800	908,800	-	*
James, Michael (43)	362,773	300,000	62,227	*
Jones, Erin (44)	59,288	3,288	56,000	*
Kaplan, Gary (45)	264,981	164,981	100,000	*
Kemp, Thomas (46)	24,083	24,083	-	*
MacInnis, Thomas (47)	424,298	424,298	-	*
Maloof, Dolores (48)	1,577,014	202,509	1,374,505	2.80%

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Mamula, Bryan (49)	205,817	13,941	191,876	*
Martin, Alberto (50)	37,045	2,045	35,000	*
Mitchell, Bruce Carlos (51)	207,259	107,259	100,000	*
Morton, Stuart (52)	197,562	197,562	-	*
Mucci, Robert (53)	10,388	10,388	-	*
Narbut, Laurance (54)	858,065	58,065	800,000	1.65%
Neff, Samantha (55)	53,937	13,937	40,000	*
O' Donohue, Denise (56)	118,580	118,580	-	*
Olive Resource Capital (57)	934,757	934,757	-	*
OK Radio Group Inc. (58)	395,121	395,121	-	*
Parkwood Master Fund Ltd. (59)	1,500,000	1,500,000	-	*
Paul Ziebarth Holdings Inc. (60)	2,329,620	2,329,620	-	*
Pembleton, Dan (61)	51,937	51,937	-	*
Pire, Jane (62)	22,235	1,235	21,000	*
Pire, Timothy (63)	245,384	77,384	168,000	*
Price, Darryl (64)	81,647	81,647	-	*
Rezaie, Peyman (65)	1,059,048	59,048	1,000,000	2.06%
Rosalind Master Fund (66)	1,415,126	415,126	1,000,000	2.00%
Sakamoto, Adrian (67)	152,015	82,015	70,000	*
Samara Master Fund Ltd. (68)	600,000	600,000	-	*
Saus Peur Exploration Srv (Tyrell Sutherland) (69)	26,973	6,973	20,000	*
Sereda, Benjamin (70)	63,797	63,797	-	*
Serita, Inc. (71)	90,000	90,000	-	*
Sheridan, Sean David (72)	51,937	51,937	-	*
Sikich, Michael (73)	171,889	171,889	-	*
Simply PUT Financial Services (74)	42,389	2,389	40,000	*
Terriss, Matthew (75)	167,591	167,591	-	*
Tham, Vay (76)	232,345	7,345	225,000	*
Thomas, Adam (77)	2,904	2,904	-	*
Vickerman, Daniel (78)	64,579	64,579	-	*
Webster, James (79)	517,081	517,081	-	*
Wells Plus 6IX Multi Strategy Fund (80)	2,350,346	2,350,346	-	*
Wells Plus 6ix Retirement Fund (81)	666,070	666,070	-	*
Whealy, David (82)	189,842	189,842	-	*
Whealy, Ryan (83)	51,937	51,937	-	*
Wilson, Alison (84)	98,779	98,779	-	*
Wilson, Breanne (85)	98,779	98,779	-	*
Wilson, David (86)	29,032	29,032	-	*
Wright, John (87)	7,259	7,259	-	*
K2 Medical LLC (88)	2,674,509	2,157,467	517,042	1.06%

* Represents less than 1%.

(1)

The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the SEC, including any shares of common stock as to which the Selling Stockholders has sole or shared voting or investment power and any shares of common stock that the Selling Stockholders has the right to acquire within 60 days of January 10, 2022 through the exercise of any option, warrant, or right, without giving effect to any prohibitions on such conversion or exercise subject to the receipt of stockholder approval or any beneficial ownership limitations and includes the Series D Accrued Shares, the Series E Accrued Shares, the Series F Accrued Shares and the 10% Senior Convertible Debenture Accrued Shares.

(2)

The “Number of Shares Beneficially Owned After Offering” assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The “Percentage of Shares Beneficially Owned After Offering” is based on 48,595,715 shares of our common stock outstanding.

(3)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 429,721 common shares directly held. 400,000 common shares were issued for the conversion of 100 Series F Preferred Stock and 29,271 common shares were issued for dividends on Series F Preferred Stock.

(4)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 429,721 common shares directly held. 400,000 common shares were issued for the conversion of 100 Series F Preferred Stock and 29,271 common shares were issued for dividends on Series F Preferred Stock.

(5)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 256,461 common shares directly held, 87,236 common shares issuable upon dividends payment, 300,000 common shares issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon exercise of warrants to purchase up to 550,000 shares of common stock. David Wilson holds voting and dispositive power over the securities held by the selling stockholder. David Wilson holds voting and dispositive power over the securities held by the selling stockholder.

(6)

The shares of common stock beneficially owned prior to the offering include 214,516 common shares directly held. The shares of common stock to be sold pursuant to this prospectus include 14,516 common shares directly held.

69

(7)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include shares issuable upon exercise of warrants to purchase up to 359,600 shares of common stock.

(8)

The shares of common stock beneficially owned prior to the offering include 3,991,698 common shares directly held, 293,413 common shares issuable upon dividends payment, 800,000 common shares issuable upon conversion of 200 Series F Preferred Shares, 420,000 common shares issuable upon conversion of 105 Series E Preferred Shares, 1,176,267 common shares issuable upon debt conversion, and shares issuable upon exercise of warrants to purchase up to 7,800,000 shares of common stock. 12,885,111 shares of common stock to be sold pursuant to this prospectus include 3,991,698 directly held, 293,413 common shares issuable upon dividends payment, 800,000 common shares issuable upon conversion of 200 Series F Preferred Shares and shares issuable upon exercise of warrants to purchase up to 7,800,000 shares of common stock. Lou Posner holds voting and dispositive power over the securities held by the selling stockholder.

(9)

Richard P. Blumberg is a director of the Company. The shares of common stock beneficially owned prior to the offering include  2,109,717 common shares directly held, 564,550 common shares issuable upon dividends payment, 932,000 common shares issuable upon conversion of 233 Series E Preferred Shares, 1,040,000 common shares issuable upon conversion of 260 Series F Preferred Shares, 352,000 common shares issuable upon conversion of 88 Series F-2 Preferred Shares, and shares issuable upon exercise of warrants to purchase up to 4,700,000 shares of common stock. 5,056,733 shares of common stock to be sold pursuant to this prospectus include 1,100,183 common shares directly held, 564,550 common shares issuable upon dividends payment, 1,040,000 common shares issuable upon conversion of 260 Series F Preferred Shares, 352,000 common shares issuable upon conversion of 88 Series F-2 Preferred Shares, and shares issuable upon exercise of warrants to purchase up to 2,000,000 shares of common stock.

(10)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 10,000 common shares directly held and shares issuable upon exercise of warrants to purchase up to 20,000 shares of common stock.

(11)

The shares of common stock beneficially owned prior to the offering include 131,613 common shares directly held. The shares of common stock to be sold pursuant to this prospectus include 11,613 common shares directly held.

(12)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 330,886 common shares directly held.
(13)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 53,409 common shares directly held.
(14)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 800,000 common shares directly held and shares issuable upon exercise of warrants to purchase up to 1,600,000 shares of common stock. Daniel R. Goodfellow holds voting and dispositive power over the securities held by the selling stockholder.

(15)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 6,871 common shares directly held, 22,400 common shares issuable upon dividends payment, and 100,000 common shares issuable upon conversion of 25 Series F-2 Preferred Shares.

(16)

The shares of common stock beneficially owned prior to the offering include 131,613 common shares directly held, 160,000 common shares issuable upon conversion of 40 Series F Preferred Shares. 207,746 shares of common stock to be sold pursuant to this prospectus include 11,613 common shares directly held, 160,000 common shares issuable upon conversion of 40 Series F Preferred Shares.

(17)

Gene S. Cartwright is a Chief Executive Officer and President of the Company. The shares of common stock beneficially owned prior to the offering include 155,854 common shares directly held, 148,117 common shares issuable upon dividends payment, 150,000 common shares issuable upon conversion of 50 Series D Preferred Shares, 440,000 common shares issuable upon conversion of 110 Series F-2 Preferred Share, and 363,636 shares of common stock issuable upon exercise of stock options. 643,970 shares of common stock to be sold pursuant to this prospectus include 55,853 common shares directly held, 148,117 common shares issuable upon dividends payment, 440,000 common shares issuable upon conversion of 110 Series F-2 Preferred Shares

70

(18)

The shares of common stock beneficially owned prior to the offering include 4,818 common shares directly held, 16,107 common shares issuable upon dividends payment, and 60,000 common shares issuable upon conversion of 15 Series E Preferred Shares. 20,9250 shares of common stock to be sold pursuant to this prospectus include 4,818 directly held, 16,107 common shares issuable upon dividends payment.

(19)

The shares of common stock beneficially owned prior to the offering include 1,591 common shares directly held, 5,369 common shares issuable upon dividends payment, and 20,000 common shares issuable upon conversion of 5 Series E Preferred Shares. 6,960 shares of common stock to be sold pursuant to this prospectus include 1,591 directly held, and 5,369 common shares issuable upon dividends payment.

(20)

The shares of common stock beneficially owned prior to the offering include 3,233 common shares directly held, 10,738 common shares issuable upon dividends payment, 40,000 common shares issuable upon conversion of 10 Series E Preferred Shares and shares issuable upon exercise of warrants to purchase up to 250,000 common shares. 13,971 shares of common stock to be sold pursuant to this prospectus include 3,233 directly held, and 10,738 common shares issuable upon dividends payment.

(21)

The shares of common stock beneficially owned prior to the offering include 3,053 common shares directly held, 9,886 common shares issuable upon dividends payment, 20,000 common shares issuable upon conversion of 5 Series E Preferred Shares, 20,000 common shares issuable upon conversion of 5 Series F Preferred Shares. 32,939 shares of common stock to be sold pursuant to this prospectus include 3,053 directly held, 9,886 common shares issuable upon dividends payment, 20,000 common shares issuable upon conversion of 5 Series F Preferred Shares.

(22)

The shares of common stock beneficially owned prior to the offering include 20,048 common shares directly held. Shares of common stock to be sold pursuant to this prospectus consist of 19,454 common shares directly held.

(23)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 36,291 common shares directly held.
(24)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 1,000,000 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 2,000,000 shares of common stock. Daniel R. Goodfellow holds voting and dispositive power over the securities held by the selling stockholder. Daniel R. Goodfellow holds voting and dispositive power over the securities held by the selling stockholder.

(25)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 55,806 common shares directly held, 18,067 common shares issuable upon dividends payment, 80,000 common shares issuable upon conversion of 20 Series F Preferred Shares and shares issuable upon the exercise of warrants to purchase up to 100,000 shares of common stock. John Zammit holds voting and dispositive power over the securities held by the selling stockholder.

(26)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 3,194 common shares directly held, 9,937 common shares issuable upon dividends payment, 44,000 common shares issuable upon conversion of 11 Series F Preferred Shares.

(27)

Mark L. Faupel is a Chief Operating Officer of the Company. The shares of common stock beneficially owned prior to the offering include 122,341 common shares directly held, 124,673 common shares issuable upon dividends payment, 598,500 common shares issuable upon conversion of 299.25 Series C-2 Preferred Shares, 114,000 common shares issuable upon conversion of 38 Series D Preferred Shares, 388,000 common shares issuable upon conversion of 97 Series F-2 Preferred Shares, and 363,636 stock of common shares issuable upon exercise of stock options. 559,011 shares of common stock to be sold pursuant to this prospectus include 46,338 common shares directly held, 124,673 common shares issuable upon dividends payment, 388,000 common shares issuable upon conversion of 97 Series F-2 Preferred Shares.

(28)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include shares issuable upon the exercise of warrants to purchase up to 415,500 shares of common stock.

71

(29)

The shares of common stock beneficially owned prior to the offering include 2,156,523 common shares directly held, 58,158 common shares issuable upon dividends payment, 200,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 250,000 shares of common stock. 673,767 shares of common stock to be sold pursuant to this prospectus include 156,523 common shares directly held, 82,989 common shares issuable upon dividends payment, 200,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 250,000 shares of common stock.

(30)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 14,516 common shares directly held, 45,167 common shares issuable upon dividends payment, 200,000 common shares issuable upon conversion of 50 Series F-2 Preferred Shares.

(31)

The shares of common stock beneficially owned prior to the offering include 28,659 common shares directly held, 181,689 common shares issuable upon dividends payment, 600,000 shares of common stock issuable upon conversion of 150 Series E Preferred Shares, 572,000 shares of common stock issuable upon conversion of 286 Series C Preferred Shares. 210,348 shares of common stock to be sold pursuant to this prospectus include 28,659 common shares directly held, and 181,689 common shares issuable upon dividends payment.

(32)

The shares of common stock beneficially owned prior to the offering include 3,017 common shares directly held, 10,738 common shares issuable upon dividends payment, 40,000 shares of common stock issuable upon conversion of 10 Series E Preferred Shares. 13,755 shares of common stock to be sold pursuant to this prospectus include 3,017 common shares directly held, 10,738 common shares issuable upon dividends payment.

(33)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 4,355 common shares directly held, 13,550 common shares issuable upon dividends payment, 60,000 shares of common stock issuable upon conversion of 15 Series F-2 Preferred Shares.

(34)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 7,024 common shares directly held, 22,483 common shares issuable upon dividends payment, 100,000 shares of common stock issuable upon conversion of 25 Series F-2 Preferred Shares.

(35)

The shares of common stock beneficially owned prior to the offering include 9,135,152 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 7,185,000 shares of common stock. Shares of common stock to be sold pursuant to this prospectus include 9,135,152 common shares directly held

(36)

The shares of common stock beneficially owned prior to the offering include 3,017 common shares directly held, 10,738 common shares issuable upon dividends payment, 40,000 shares of common stock issuable upon conversion of 10 Series E Preferred Shares. 13,755 shares of common stock to be sold pursuant to this prospectus include 3,017 common shares directly held, 10,738 common shares issuable upon dividends payment.

(37)

The shares of common stock beneficially owned prior to the offering include 516,037 common shares directly held, 53,689 common shares issuable upon dividends payment, 200,000 shares of common stock issuable upon conversion of 50 Series E Preferred Shares and shares issuable upon the exercise of warrants to purchase up to 1,800,000 shares of common stock. 1,569,726 shares of common stock to be sold pursuant to this prospectus include 516,037 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 1,000,000 shares of common stock.

(38)

The shares of common stock beneficially owned prior to the offering include 1,615 common shares directly held, 5,369 common shares issuable upon dividends payment, 20,000 shares of common stock issuable upon conversion of 5 Series E Preferred Shares. 6,984 shares of common stock to be sold pursuant to this prospectus include 1,615 common shares directly held, 5,369 common shares issuable upon dividends payment.

(39)

The shares of common stock beneficially owned prior to the offering include 31,791 common shares directly held. Shares of common stock to be sold pursuant to this prospectus include 1,791 common shares directly held.

(40)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 25,000 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 50,000 shares of common stock.

72

(41)

John E. Imhoff is a director of the Company. The shares of common stock beneficially owned prior to the offering include 4,368,172 common shares directly held, 301,533 common shares issuable upon dividends payment, 4,801,500 shares of common stock issuable upon conversion of 2,400.75 Series C-2 Preferred Shares, 900,000 shares of common stock issuable upon conversion of 300 Series D Preferred Shares, 40,000 shares of common stock issuable upon conversion of 10 Series F Preferred Shares, shares issuable upon the exercise of warrants to purchase up to 1,000,000 shares of common stock, and 50,000 shares of common stock issuable upon exercise of stock options. 1,987,951 shares of common stock to be sold pursuant to this prospectus include 686,418 common shares directly held, 301,5339 common shares issuable upon dividends payment, 40,000 shares of common stock issuable upon conversion of 10 Series F Preferred Shares and shares issuable upon the exercise of warrants to purchase up to 1,000,000 shares of common stock.

(42)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include shares issuable upon the exercise of warrants to purchase up to 908,800 shares of common stock.

(43)

Michael C. James is a director of the Company. The shares of common stock beneficially owned prior to the offering include 112,773 common shares directly held, shares issuable upon the exercise of warrants to purchase up to 200,000 shares of common stock, and 50,000 shares of common stock issuable upon exercise of stock options. 300,000 shares of common stock to be sold pursuant to this prospectus include 100,000 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 200,000 shares of common stock.

(44)

The shares of common stock beneficially owned prior to the offering include 59,288 common shares directly. Shares of common stock to be sold pursuant to this prospectus include 3,288 common shares directly held.

(45)

The shares of common stock beneficially owned prior to the offering include 15,553 common shares directly held, 100,000 shares of common stock issuable upon conversion of 25 Series E Preferred Shares, 100,000 shares of common stock issuable upon conversion of 25 Series F Preferred Shares, and 49,428 shares of common stock issuable upon dividends payment. 164,981 shares of common stock to be sold pursuant to this prospectus include 15,553 common shares directly held, 49,428 shares of common stock issuable upon dividends payment, and 100,000 shares of common stock issuable upon conversion of 25 Series F Preferred Shares.

(46)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 24,083 common shares directly held.
(47)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 66,140 common shares directly held, 58,158 common shares issuable upon dividends payment, 200,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture, and shares issuable upon the exercise of warrants to purchase up to 100,000 shares of common stock.

(48)

The shares of common stock beneficially owned prior to the offering include 1,255,681 common shares directly held, 71,333 common shares issuable upon dividends payment, 150,000 shares of common stock issuable upon conversion of 50 Series D Preferred Shares, 100,000 shares of common stock issuable upon conversion of 25 Series F Preferred Shares. 202,509 shares of common stock to be sold pursuant to this prospectus include 31,176 common shares directly held, 71,333 common shares issuable upon dividends payment, and 100,000 shares of common stock issuable upon conversion of 25 Series F Preferred Shares.

(49)

The shares of common stock beneficially owned prior to the offering include 155,079 common shares directly held, 10,738 common shares issuable upon dividends payment, 40,0000 shares of common stock issuable upon conversion of 10 Series E Preferred Shares. 13,941 shares of common stock to be sold pursuant to this prospectus include 3,203 common shares directly held, 10,738 common shares issuable upon dividends payment.

(50)	The shares of common stock beneficially owned prior to the offering include 37,045 common shares directly held. Shares of common stock to be sold pursuant to this prospectus include 2,045.

73

(51)

The shares of common stock beneficially owned prior to the offering include 107,259 common shares directly held, and shares issuable upon the exercise of warrants to purchase up to 100,000 shares of common stock. 107,259 shares of common stock to be sold pursuant to this prospectus include 7,259 common shares directly held, and shares issuable upon the exercise of warrants to purchase up to 100,000 shares of common stock.

(52)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 18,483 common shares directly held, 29,079 common shares issuable upon dividends payment, 100,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 50,000 shares of common stock.

(53)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 581 common shares directly held, 1,807 common shares issuable upon dividends payment, 8,000 shares of common stock issuable upon conversion of 2 Series F Preferred Shares.

(54)

The shares of common stock beneficially owned prior to the offering include 858,065 common shares directly held,. The shares of common stock to be sold pursuant to this prospectus include 58,065 common shares directly held.

(55)

The shares of common stock beneficially owned prior to the offering include 3,199 common shares directly held, 10,738 common shares issuable upon dividends payment, 40,000 shares of common stock issuable upon conversion of 10 Series E Preferred Shares. 13,937 shares of common stock to be sold pursuant to this prospectus include 3,199 common shares directly held, and 10,738 common shares issuable upon dividends payment.

(56)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 11,133 common shares directly held, 17,447 common shares issuable upon dividends payment, 60,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 30,000 shares of common stock.

(57)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 39,363 common shares directly held, 145,394 common shares issuable upon dividends payment, 500,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 250,000 shares of common stock.

(58)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 36,963 common shares directly held, 58,158 common shares issuable upon dividends payment, 200,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 100,000 shares of common stock.

(59)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 500,000 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 1,000,000 shares of common stock. Dan Stenberg holds voting and dispositive power over the securities held by the selling stockholder.

(60)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 776,540 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 1,553,080 shares of common stock. Paul Ziebarth holds voting and dispositive power over the securities held by the selling stockholder.

(61)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 2,904 common shares directly held, 9,033 common shares issuable upon dividends payment, and 40,000 shares of common stock issuable upon conversion of 10 Series F-2 Preferred Shares.

(62)

The shares of common stock beneficially owned prior to the offering include 22,235 common shares directly held . Shares of common stock to be sold pursuant to this prospectus include 1,235 common shares directly held.

(63)

The shares of common stock beneficially owned prior to the offering include 181,641 common shares directly held, 11,743 common shares issuable upon dividends payment, 52,000 shares of common stock issuable upon conversion of 13 Series F Preferred Shares. 77,384 shares of common stock to be sold pursuant to this prospectus include 13,641 common shares directly held, 11,743 common shares issuable upon dividends payment, 52,000 shares of common stock issuable upon conversion of 13 Series F Preferred Shares.

74

(64)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 81,647 common shares directly held.
(65)

The shares of common stock beneficially owned prior to the offering include 1,059,048 common shares directly held. Shares of common stock to be sold pursuant to this prospectus include 59,048 common shares directly held.

(66)

The shares of common stock beneficially owned prior to the offering include 146,682 common shares directly held, 268,444 common shares issuable upon dividends payment, 1,000,000 shares of common stock issuable upon conversion of 250 Series E Preferred Shares. 415,126 shares of common stock to be sold pursuant to this prospectus include 146,682 common shares directly held, and 268,444 common shares issuable upon dividends payment.

(67)

The shares of common stock beneficially owned prior to the offering include 78,465 common shares directly held, 13,550 common shares issuable upon dividends payment, 60,000 shares of common stock issuable upon conversion of 15 Series F-2 Preferred Shares. 82,015 shares of common stock to be sold pursuant to this prospectus include 8,465 common shares directly held, 13,550 common shares issuable upon dividends payment, and 60,000 shares of common stock issuable upon conversion of 15 Series F-2 Preferred Shares.

(68)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 200,000 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 400,000 shares of common stock. Ben Cubitt holds voting and dispositive power over the securities held by the selling stockholder.

(69)

The shares of common stock beneficially owned prior to the offering include 1,604 common shares directly held, and 5,369 common shares issuable upon dividends payment, and 20,000 shares of common stock issuable upon conversion of 5 Series E Preferred Shares. 6,973 shares of common stock to be sold pursuant to this prospectus include 1,604 common shares directly held, and 5,369 common shares issuable upon dividends payment.

(70)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 63,797 common shares directly held.
(71)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 30,000 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 60,000 shares of common stock. Rita Isenberg holds voting and dispositive power over the securities held by the selling stockholder.

(72)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 2,904 common shares directly held, 9,033 common shares issuable upon dividends payment, and 40,000 shares of common stock issuable upon conversion of 10 Series F Preferred Shares.

(73)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 171,889 common shares directly held.
(74)

The shares of common stock beneficially owned prior to the offering include 42,389 common shares directly held. Shares of common stock to be sold pursuant to this prospectus include 2,389 common shares directly held.

(75)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 167,591 common shares directly held.
(76)

The shares of common stock beneficially owned prior to the offering include 182,345 common shares directly held and shares issuable upon the exercise of warrants to purchase up to 50,000 shares of common stock. Shares of common stock to be sold pursuant to this prospectus include 7,345 common shares directly held.

75

(77)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 2,904 common shares directly held.
(78)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 64,579 common shares directly held.
(79)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 27,481 common shares directly held, 89,600 common shares issuable upon dividends payment, and 400,000 shares of common stock issuable upon conversion of 100 Series E Preferred Shares.

(80)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 1,275,873 common shares directly held, 174,473 common shares issuable upon dividends payment, 600,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 300,000 shares of common stock.

(81)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 666,070 common shares directly held.
(82)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 27,259 common shares directly held, 22,583 common shares issuable upon dividends payment, 100,000 shares of common stock issuable upon conversion of 25 Series F Preferred Shares and shares issuable upon the exercise of warrants to purchase up to 40,000 shares of common stock.

(83)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 2,904 common shares directly held, 9,033 common shares issuable upon dividends payment, 40,000 shares of common stock issuable upon conversion of 10 Series F Preferred Shares.

(84)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 9,240 common shares directly held, 14,539 common shares issuable upon dividends payment, 50,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 25,000 shares of common stock.

(85)

The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 9,240 common shares directly held, 14,539 common shares issuable upon dividends payment, 50,000 shares of common stock issuable upon conversion of 10% Senior Convertible Debenture and shares issuable upon the exercise of warrants to purchase up to 25,000 shares of common stock.

(86)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 29,032 common shares directly held.
(87)	The shares of common stock beneficially owned prior to the offering and to be sold pursuant to this prospectus include 7,259 common shares directly held.
(88)

The shares of common stock beneficially owned prior to the offering include  517,042 common shares directly held, 397,467 common shares issuable upon dividends payment, 1,760,000 common shares issuable upon conversion of 440 Series F Preferred Shares. 2,157,467 shares of common stock to be sold pursuant to this prospectus include 397,467 common shares issuable upon dividends payment, and 1,760,000 common shares issuable upon conversion of 440 Series F Preferred Shares.

76

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the holders thereof (and such holders’ successors and assigns) from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

77

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $62,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

78

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Guided Therapeutics, Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been included herein in reliance upon the report of UHY LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company’s incurred recurring losses and negative cash flows and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

We also maintain a website at www.guidedinc.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

79

GUIDED THERAPEUTICS, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020 (AUDITED)

September 30, 2022 (UNAUDITED)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Guided Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Guided Therapeutics, Inc. and Subsidiary. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations, limited cash flow, and an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risk of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

To the Board of Directors and Stockholders of

Guided Therapeutics, Inc.

Page Two

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern Assessment

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, negative operating cash flow, has a net accumulated deficit and expects to continue to incur losses for at least the next twelve months. This matter is also described in the “Emphasis of Matter - Substantial Doubt about the Company’s Ability to Continue as a Going Concern” section of our report.

We identified management’s judgments and assumptions used to assess the Company’s ability to continue as a going concern as a critical audit matter due to inherent complexities and uncertainties related to the Company’s projections of operations. Auditing these judgments and assumptions involved especially challenging auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

How the Critical Audit Matter was Addressed

The primary procedures we performed to address this critical audit matter included the following: (1) evaluating management’s assessment and assessing the reasonableness of key assumptions underlying management’s conclusion, (2) evaluating the probability that the Company will be able to reduce note payable obligations and other operating expenditures if required, (3) assessing management’s plans in the context of other audit evidence obtained during the audit to determine whether it supported or contradicted the conclusions reached by management.

/s/ UHY LLP

We have served as the Company’s auditor since 2007.

Sterling Heights, Michigan

March 29, 2022

F-3

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and cash equivalents	$643	$182
Accounts receivable, net of allowance for doubtful accounts of $126 at December 31, 2021 and 2020	46	24
Inventory, net of reserves of $785 and $758 at December 31, 2021 and 2020, respectively	571	605
Other current assets	377	85
Total current assets	1,637	896

Non-Current Assets:
Property and equipment, net	14	1
Operating lease right-of-use asset, net of amortization	372	453
Other assets	17	-
Total non-current assets	403	454

TOTAL ASSETS	$2,040	$1,350

LIABILITIES AND STOCKHOLDERS DEFICIT

Current Liabilities:
Accounts payable	$2,362	$2,419
Accounts payable, related parties	87	116
Accrued liabilities	1,768	2,995
Deferred revenue	337	42
Current portion of lease liability	67	56
Current portion of long-term debt	88	28
Notes payable in default	-	328
Notes payable in default, related parties	-	1
Short-term notes payable	48	45
Short-term notes payable, related parties	40	51
Convertible notes payable in default	161	-
Convertible notes payable, past due	-	1,930
Short-term convertible notes payable	736	951
Total current liabilities	5,694	8,962

Long-Term Liabilities
Warrants, at fair value	-	2,203
Long-term lease liability	325	392
Derivative liability	32	25
Long-term convertible debt	820	23
Long-term debt	22	-
Long-term debt, related parties	592	600
Total long-term liabilities	1,791	3,243

Total liabilities	7,485	12,205

COMMITMENTS AND CONTINGENCIES (Note 7)

F-4

STOCKHOLDERS DEFICIT:

Series C convertible preferred stock, $0.001 par value; 9.0 shares authorized, 0.3 shares issued and outstanding as of December 31, 2021 and 2020. Liquidation preference of $286 at December 31, 2021 and 2020.	105	105
Series C1 convertible preferred stock, $0.001 par value; 20.3 shares authorized, 1.0 shares issued and outstanding as of December 31, 2021 and 2020. Liquidation preference of $1,049 at December 31, 2021 and 2020.	170	170
Series C2 convertible preferred stock, $0.001 par value; 5,000 shares authorized, 3.3 shares issued and outstanding as of December 31, 2021 and 2020. Liquidation preference of $3,263 at December 31, 2021 and 2020.	531	531
Series D convertible preferred stock, $0.001 par value; 6.0 shares authorized, 0.8 shares issued and outstanding as of December 31, 2021 and 2020. Liquidation preference of $763 at December 31, 2021 and 2020.	276	276
Series E convertible preferred stock, $0.001 par value; 5.0 shares authorized, 1.7 shares issued and outstanding as of December 31, 2021 and 2020. Liquidation preference of $1,736 at December 31, 2021 and 2020.	1,639	1,639
Series F convertible preferred stock, $0.001 par value; 1.5 shares authorized, 1.4 and nil shares issued and outstanding as of December 31, 2021 and 2020, respectively. Liquidation preference of $1,426 and nil at December 31, 2021 and 2020, respectively.	1,187	-
Series F-2 convertible preferred stock, $0.001 par value; 3.5 shares authorized, 3.2 and nil shares issued and outstanding as of December 31, 2021 and 2020, respectively. Liquidation preference of $3,237 and nil at December 31, 2021 and 2020, respectively.	2,963	-
Series G convertible preferred stock, $0.001 par value; 1,000 shares authorized, nil shares issued and outstanding as of December 31, 2021 and 2020. Liquidation preference was nil at December 31, 2021 and 2020.	-	-
Common stock, $0.001 par value; 500,000 shares authorized, 13,673 and 13,138 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	3,403	3,403
Additional paid-in capital	126,800	123,109
Treasury stock at cost	(132)	(132)
Accumulated deficit	(142,387)	(139,956)

Total stockholders deficit	(5,445)	(10,855)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$2,040	$1,350

The accompanying notes are an integral part of these consolidated statements.

F-5

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Years Ended
	December 31,
	2021	2020

Sales - devices and disposables	$81	$102
Cost of goods sold (recovered)	61	(41)
Gross profit	20	143

Operating expenses:
Research and development	69	143
Sales and marketing	141	139
General and administrative	2,172	913
Total operating expenses	2,382	1,195

Loss from operations	(2,362)	(1,052)

Other income (expenses):
Interest expense	(1,150)	(1,056)
Change in fair value of derivative liability	(91)	(25)
Gain (loss) from extinguishment of debt	578	(296)
Change in fair value of warrants	448	1,879
Other income	507	271
Total other income	292	773

Loss before income taxes	(2,070)	(279)
Provision for income taxes	-	-

Net loss	(2,070)	(279)
Preferred stock dividends	(361)	(122)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,431)	$(401)

NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic	$(0.18)	$(0.04)
Diluted	$(0.18)	$(0.04)

Weighted average shares outstanding
Basic	13,377	10,767
Diluted	13,377	10,767

The accompanying notes are an integral part of these consolidated statements.

F-6

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands)

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series C		Series C1		Series C2		Series D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2020	-	$105	1	$170	3	$531	1	$276
Series F preferred offering	-	-	-	-	-	-	-	-
Series F-2 preferred offering	-	-	-	-	-	-	-	-
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-	-	-	-	-
Issuance of common stock to finders	-	-	-	-	-	-	-	-
Series G preferred offering	-	-	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series E preferred dividends	-	-	-	-	-	-	-	-
Issuance of warrants to consultants	-	-	-	-	-	-	-	-
Warrants issued with debt	-	-	-	-	-	-	-	-
Conversion of warrants from liabilities to equity	-	-	-	-	-	-	-	-
Conversion of Series F Preferred shares into common stock	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance at December 31, 2021	-	$105	1	$170	3	$531	1	$276

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series E		Series F		Series F-2		Series G
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2020	2	$1,639	-	$-	-	$-	-	$-
Series F preferred offering	-	-	1	1,195	-	-	-	-
Series F-2 preferred offering	-	-	-	-	1	404	-	-
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-	2	2,559	-	-
Issuance of common stock to finders	-	-	-	-	-	-	-	-
Series G preferred offering	-	-	-	-	-	-	153	-
Series G redemption	-	-	-	-	-	-	(153)	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series E preferred dividends	-	-	-	-	-	-	-	-
Issuance of warrants to consultants	-	-	-	-	-	-	-	-
Warrants issued with debt	-	-	-	-	-	-	-	-
Conversion of warrants from liabilities to equity	-	-	-	-	-	-	-	-
Conversion of Series F Preferred shares into common stock	-	-	-	(8)	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance at December 31, 2021	2	$1,639	1	$1,187	3	$2,963	-	$-

F-7

			Additional
	Common Stock		Paid-In	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2020	13,138	$3,403	$123,109	$(132)	$(139,956)	$(10,855)
Series F preferred offering	-	-	-	-	-	1,195
Series F-2 preferred offering	-	-	-	-	-	404
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-	-	2,559
Issuance of common stock to finders	98	-	54	-	-	54
Series G preferred offering	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	109	-	53	-	-	53
Issuance of common stock for payment of Series E preferred dividends	288	-	118	-	-	118
Issuance of warrants to consultants	-	-	1,172	-	-	1,172
Warrants issued with debt	-	-	304	-	-	304
Conversion of warrants from liabilities to equity	-	-	1,755	-	-	1,755
Conversion of Series F Preferred shares into common stock	40	-	8	-	-	-
Stock-based compensation	-	-	227	-	-	227
Accrued preferred dividends	-	-	-	-	(361)	(361)
Net loss	-	-	-	-	(2,070)	(2,070)
Balance at December 31, 2021	13,673	$3,403	$126,800	$(132)	$(142,387)	$(5,445)

The accompanying notes are an integral part of these consolidated financial statements.

F-8

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2020
( in thousands)

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series C		Series C1		Series C2		Series D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2019	-	$105	1	$170	3	$531	-	$-
Issuance of preferred stock in financing	-	-	-	-	-	-	1	276
Conversion of debt into common stock	-	-	-	-	-	-	-	-
Issuance of common stock in financing	-	-	-	-	-	-	-	-
Warrants exchanged for fixed price warrants	-	-	-	-	-	-	-	-
Issuance of common stock for manufacturing agreements	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-
Beneficial conversion feature of convertible debt	-	-	-	-	-	-	-	-
Adjustment to warrant liability for adoption of ASU 2017-11	-	-	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-	-	-	-
Accrued series D preferred stock dividends	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance at December 31, 2020	-	$105	1	$170	3	$531	1	$276

	Preferred Stock				Additional
	Series E		Common Stock		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2019	-	$-	3,319	$3,394	$118,552	$(132)	$(139,555)	$(16,935)
Issuance of preferred stock in financing	2	1,639	-	-	-	-	-	1,915
Conversion of debt into common stock	-	-	8,132	8	2,921	-	-	2,929
Issuance of common stock in financing	-	-	1,526	1	460	-	-	461
Issuance of warrants in financing	-	-	-	-	117	-	-	117
Issuance of common stock for manufacturing agreements	-	-	12	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	149	-	40	-	-	40
Beneficial conversion feature of convertible debt	-	-	-	-	82	-	-	82
Adjustment to warrant liability for adoption of ASU 2017-11	-	-	-	-	627	-	-	627
Stock based compensation	-	-	-	-	310	-	-	310
Accrued series D preferred stock dividends	-	-	-	-	-	-	(122)	(122)
Net loss	-	-	-	-	-	-	(279)	(279)
Balance at December 31, 2020	2	$1,639	13,138	$3,403	$123,109	$(132)	$(139,956)	$(10,855)

The accompanying notes are an integral part of these consolidated financial statements.

F-9

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,071)	$(279)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	12
Inventory reserve	-	(73)
Depreciation	1	-
Amortization of debt issuance costs and discounts	320	394
Amortization of beneficial conversion feature	8	102
Stock based compensation	228	310
Change in fair value of warrants	(448)	(1,879)
Loss on extinguishment of debt	-	296
Extinguishment of derivative liability	(84)	-
Change in fair value of derivatives	91	25
Amortization of lease right-of-use-asset	82	-
Expense for warrants issued to consultants	664	-
Gain from forgiveness of debt	(578)	-
Other non-cash expenses (income)	117	-
Change in operating assets and liabilities:
Accounts receivable	(22)	(23)
Inventory	33	(483)
Other current assets	(292)	(15)
Other non-current assets	(17)	18
Accounts payable and accrued liabilities	136	(221)
Lease liabilities	(56)	-
Deferred revenue	296	(59)
NET CASH USED IN OPERATING ACTIVITIES	(1,592)	(1,875)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14)	(1)
NET CASH USED FOR INVESTING ACTIVITIES	(14)	(1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt financing	1,248	519
Payments made on notes payable	(1,468)	(1,101)
Payments of debt issuance costs	(86)	-
Note payable default penalty	398	-
Proceeds from issuance of Series D preferred stock	-	102
Proceeds from issuance of Series E preferred stock	-	1,639
Proceeds from issuance of common stock, net of costs	-	-
Proceeds from Series F offering, net of costs	1,436	-
Proceeds from Series F-2 offering, net of costs	539	-
Proceeds from Series G offering, net of costs	125	-
Redemption of Series G preferred stock	(125)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,067	1,159

F-10

NET CHANGE IN CASH	461	(717)

Cash at beginning of period	182	899

CASH AT END OF PERIOD	$643	$182

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash paid for interest	$557	$295

SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Dividends on preferred stock	$361	$122
Debt from related parties exchanged for preferred series F-2	$323	$-
Issuance of series F-2 preferred stock	$2,236	$-
Issuance of warrants to finders in connection with Series F and Series F-2 preferred stock	$377	$-
Settlement of dividends through common stock issuance	$171	$40
Settlement of accounts payable through common stock issuance	$62	$-
Warrants exchanged for fixed price warrants	$1,755	$131
Warrants issued with debt	$304	$-
Settlement of accounts payable through issuance of promissory note	$97	$-
Issuance of common stock as debt repayment	$-	$2,929
Conversion of Preferred Series F to common stock	$8	$-
Subscription receivable	$-	$635

The accompanying notes are an integral part of these consolidated financial statements.

F-11

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION, BACKGROUND, AND BASIS OF PRESENTATION

Guided Therapeutics, Inc. (formerly SpectRx, Inc.), together with its wholly owned subsidiary, InterScan, Inc. (formerly Guided Therapeutics, Inc.), collectively referred to herein as the “Company”, is a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. The Company’s primary focus is the continued commercialization of its LuViva non-invasive cervical cancer detection device and extension of its cancer detection technology into other cancers, including esophageal. The Company’s technology, including products in research and development, primarily relates to biophotonics technology for the non-invasive detection of cancers.

During the year ended December 31, 2021, the Board simultaneously approved a 1-for-20 reverse stock split of our common stock and decreased the total number of authorized common shares to 500,000,000. On November 18, 2021, the Company submitted an Issuer Company Related Action Notification regarding the reverse stock split to the Financial Industry Regulatory Authority (“FINRA”). FINRA has not yet declared an effective date for the reverse stock split. The Company will adjust the number of shares available for future grant under its equity incentive plan and employee stock purchase plans and will also adjust the number of outstanding awards issued to reflect the effects of its reverse split. All historical share and per share amounts reflected throughout this report will be adjusted to reflect stock split at the time it becomes effective.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America, or U.S. GAAP. All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company as of December 31, 2021 and 2020, and the consolidated results of operations and cash flows for the years ended December 31, 2021 and 2020 have been included.

The Company’s prospects must be considered in light of the substantial risks, expenses and difficulties encountered by entrants into the medical device industry. This industry is characterized by an increasing number of participants, intense competition and a high failure rate. The Company has experienced net losses since its inception and, as of December 31, 2021, it had an accumulated deficit of approximately $142.4 million. To date, the Company has engaged primarily in research and development efforts and the early stages of marketing its products. The Company may not be successful in growing sales for its products. Moreover, required regulatory clearances or approvals may not be obtained in a timely manner, or at all. The Company’s products may not ever gain market acceptance and the Company may not ever generate significant revenues or achieve profitability. The development and commercialization of the Company’s products requires substantial development, regulatory, sales and marketing, manufacturing and other expenditures. The Company expects operating losses to continue for the foreseeable future as it continues to expend substantial resources to complete development of its products, obtain regulatory clearances or approvals, build its marketing, sales, manufacturing and finance capabilities, and conduct further research and development.

The Company is not organized by multiple operating segments for the purpose of making operating decisions or assessing performance. Accordingly, the Company operates in one reportable operating segment. The Company’s principal decision makers are the Chief Executive Officer and its Chief Financial Officer. Management believes that its business operates as one reportable segment because: a) the Company measures profit and loss as a whole; b) the principal decision makers do not review information based on any operating segment; c) the Company does not maintain discrete financial information on any specific segment; d) the Company has not chosen to organize its business around different products and services, and e) the Company has not chosen to organize its business around geographic areas.

F-12

Going Concern

The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. The factors below raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

At December 31, 2021, the Company had a negative working capital of approximately $4.1 million, accumulated deficit of $142.4 million, and incurred a net loss including preferred dividends of $2.4 million for the year then ended. Stockholders’ deficit totaled approximately $5.4 million at December 31, 2021, primarily due to recurring net losses from operations.

During the year ended December 31, 2021, the Company raised $3.2 million of funds from the sale of preferred stock and 10% convertible debentures. The Company will need to continue to raise capital in order to provide funding for its operations and FDA approval process. If sufficient capital cannot be raised, the Company will continue its plans of curtailing operations by reducing discretionary spending and staffing levels and attempting to operate by only pursuing activities for which it has external financial support. However, there can be no assurance that such external financial support will be sufficient to maintain even limited operations or that the Company will be able to raise additional funds on acceptable terms, or at all. In such a case, the Company might be required to enter into unfavorable agreements or, if that is not possible, be unable to continue operations, and to the extent practicable, liquidate and/or file for bankruptcy protection.

The Company had warrants exercisable for approximately 27.7 million shares of its common stock outstanding at December 31, 2021, with exercise prices ranging between $0.15 and $0.80 per share. Exercises of in-the-money warrants would generate a total of approximately $5.1 million in cash, assuming full exercise, although the Company cannot be assured that holders will exercise any warrants. Management may obtain additional funds through the public or private sale of debt or equity, and grants, if available.

2.   SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas where estimates are used include the allowance for doubtful accounts, inventory valuation and input variables for Black-Scholes, Monte Carlo simulations and binomial calculations. The Company uses the Monte Carlo simulations and binomial calculations in the calculation of the fair value of the warrant liabilities and the valuation of freestanding warrants.

Accounting Standard Updates

FASB ASU 2021-04, “Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” – Issued in May 2021, ASU No. 2021-04 provides guidance to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU No. 2021-04 are effective for all entities for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, including interim periods within those fiscal years. We adopted ASU 2021-04 in the third quarter of 2021. Adoption of this standard had no material impact on our consolidated financial statements.

F-13

FASB ASU NO. 2020-06, “Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” – Issued in August 2020, ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from U.S. GAAP the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Among other potential impacts, this change is expected to reduce reported interest expense, increase reported net income, and result in are classification of certain conversion feature balance sheet amounts from stockholders’ equity to liabilities as it relates to the Company’s convertible senior notes. Additionally, ASU 2020-06 requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share (EPS), which is consistent with the Company’s accounting treatment under the current standard. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted for fiscal years beginning after December 15, 2020, and can be adopted on either a fully retrospective or modified retrospective basis. The Company early adopted ASU No. 2020-06 under a modified retrospective basis on January 1, 2021. Adoption had no material impact on our consolidated financial statements.

FASB ASU NO. 2019-12, “Simplifying the Accounting for Income Taxes” – Issued in December 2019, the amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and by clarifying and amending other areas of Topic 740. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2020. We adopted this ASU on January 1, 2021. Adoption had no material impact on our consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect, if any that the implementation of such proposed standards would have on the Company’s consolidated financial statements.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be a cash equivalent.

Accounts Receivable

The Company performs periodic credit evaluations of its distributors’ financial conditions and generally does not require collateral. The Company reviews all outstanding accounts receivable for collectability on a quarterly basis. An allowance for doubtful accounts is recorded for any amounts deemed uncollectable. Uncollectibility is determined based on the determination that a distributor will not be able to make payment and the time frame has exceeded one year. The Company does not accrue interest receivables on past due accounts receivable.

Concentrations of Credit Risk

The Company, from time to time during the years covered by these consolidated financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

F-14

Inventory Valuation

All inventories are stated at lower of cost or net realizable value, with cost determined substantially on a “first-in, first-out” basis.  Selling, general, and administrative expenses are not inventoried, but are charged to expense when incurred. As of December 31, 2021 and 2020, our inventories were as follows:

	(in thousands)
	December 31,	December 31,
	2021	2020

Raw materials	$1,255	$1,276
Work-in-progress	69	80
Finished goods	32	7
Inventory reserve	(785)	(758)

Total inventory	$571	$605

The company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized at the shorter of the useful life of the asset or the remaining lease term. Depreciation and amortization expense are included in general and administrative expense on the statement of operations. Expenditures for repairs and maintenance are expensed as incurred. Property and equipment are summarized as follows at December 31, 2021 and 2020:

	(in thousands)
	December 31,	December 31,
	2021	2020

Equipment	$1,048	$1,042
Software	652	652
Furniture and fixtures	41	41
Leasehold improvements	12	12
Construction in progress	8	-

Subtotal	1,761	1,747
Less accumulated depreciation	(1,747)	(1,746)
Property, equipment and leasehold improvements, net
	$14	$1

Depreciation expense related to property and equipment for the years ended December 31, 2021 and 2020 was not material.

Debt Issuance Costs

Debt issuance costs are capitalized and amortized over the term of the associated debt. Debt issuance costs are presented in the balance sheet as a direct deduction from the carrying amount of the debt liability consistent with the debt discount.

F-15

Patent Costs

Costs incurred in filing, prosecuting, and maintaining patents are recurring, and expensed as incurred. Maintaining patents are expensed as incurred as the Company has not yet received U.S. FDA approval and recovery of these costs is uncertain. Such costs aggregated to approximately $14,800 and $17,000 for the years ended December 31, 2021 and 2020, respectively.

Leases

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term.

Where an operating lease contains extension options that the Company is reasonably certain to exercise, the extension period is included in the calculation of the right-of-use assets and lease liabilities.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes its secured borrowing rate. Right-of-use assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both right-of-use assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions or covenants. See Note 7 – Commitments and Contingencies.

Accrued Liabilities

Accrued liabilities as of December 31, 2021 and 2020 are summarized as follows:

	(in thousands)
	December 31,	December 31,
	2021	2020

Compensation	$621	$1,094
Professional fees	98	83
Interest	261	1,517
Vacation	39	34
Preferred dividends	349	202
Stock subscription payable	351	-
Other accrued expenses	49	65

Total	$1,768	$2,995

Stock Subscription Payable

Cash received from investors for common stock shares that have not yet been issued is recorded as a liability, which is presented within Accrued Liabilities on the consolidated balance sheet.

F-16

Revenue Recognition

ASC 606, Revenue from Contracts with Customers, establishes a single and comprehensive framework which sets out how much revenue is to be recognized, and when. The core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. Revenue will now be recognized by a vendor when control over the goods or services is transferred to the customer. In contrast, revenue-based revenue recognition around an analysis of the transfer of risks and rewards; this now forms one of a number of criteria that are assessed in determining whether control has been transferred. The application of the core principle in ASC 606 is carried out in five steps:

•

Step 1 – Identify the contract with a customer: a contract is defined as an agreement (including oral and implied), between two or more parties, that creates enforceable rights and obligations and sets out the criteria for each of those rights and obligations. The contract needs to have commercial substance and it is probable that the entity will collect the consideration to which it will be entitled.

•

Step 2 – Identify the performance obligations in the contract: a performance obligation in a contract is a promise (including implicit) to transfer a good or service to the customer. Each performance obligation should be capable of being distinct and is separately identifiable in the contract.

•

Step 3 – Determine the transaction price: transaction price is the amount of consideration that the entity can be entitled to, in exchange for transferring the promised goods and services to a customer, excluding amounts collected on behalf of third parties.

•

Step 4 – Allocate the transaction price to the performance obligations in the contract: for a contract that has more than one performance obligation, the entity will allocate the transaction price to each performance obligation separately, in exchange for satisfying each performance obligation. The acceptable methods of allocating the transaction price include adjusted market assessment approach, expected cost plus a margin approach, and the residual approach in limited circumstances. Discounts given should be allocated proportionately to all performance obligations unless certain criteria are met and reallocation of changes in standalone selling prices after inception is not permitted.

•

Step 5 – Recognize revenue as and when the entity satisfies a performance obligation: the entity should recognize revenue at a point in time, except if it meets any of the three criteria, which will require recognition of revenue over time: the entity’s performance creates or enhances an asset controlled by the customer, the customer simultaneously receives and consumes the benefit of the entity’s performance as the entity performs, and the entity does not create an asset that has an alternative use to the entity and the entity has the right to be paid for performance to date.

The Company did not recognize material revenues during the years ended December 31, 2021 or 2020. The Company’s revenues do not require significant estimates or judgments. The Company is not party to contracts that include multiple performance obligations or material variable consideration.

Contract Balances

The Company defers payments received as revenue until earned based on the related contracts and applying ASC 606 as required. As of December 31 2021 and 2020, the Company had $337,000 and $42,000 of deferred revenue, respectively.

Significant Distributors

As of December 31, 2021, accounts receivable outstanding was $172,000; the outstanding amount was netted against a $126,000 allowance, leaving a balance of $46,000 which was from two distributors. As of December 31, 2020, accounts receivable outstanding was $150,000, the outstanding amount was netted against a $126,000 allowance, leaving a balance of $24,000 which was from one distributor.

F-17

Research and Development

Research and development expenses consist of expenditures for research conducted by the Company and payments made under contracts with consultants or other outside parties and costs associated with internal and contracted clinical trials. All research and development costs are expensed as incurred.

Income Taxes

The provision for income taxes is determined in accordance with ASC 740, “Income Taxes”. The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expense are expected to be settled in our income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has filed its 2020 federal and state corporate tax returns. The Company has entered into an agreed upon payment plan with the IRS for delinquent payroll taxes. The Company has an established payment arrangement for its delinquent state income taxes with the State of Georgia. Although the Company has been experiencing recurring losses, it is obligated to file tax returns for compliance with IRS regulations and that of applicable state jurisdictions. At December 31, 2021, the Company had approximately $61.6 million of net operating losses carryforward available. This net operating loss will be eligible to be carried forward for tax purposes at federal and applicable states level. A full valuation allowance has been recorded related the deferred tax assets generated from the net operating losses.

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50.0% likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax related interest and penalties as interest expense and selling, general and administrative expense, respectively, on the consolidated statements of operations.

Warrants

The Company has issued warrants, which allow the warrant holder to purchase one share of stock at a specified price for a specified period of time. The Company records equity instruments including warrants based on the fair value at the date of issue. The fair value of warrants classified as equity instruments at the date of issuance is estimated using the Black-Scholes Model. The fair value of warrants classified as liabilities at the date of issuance is estimated using the Monte Carlo Simulation or Binomial model.

Stock Based Compensation

The Company accounts for its stock-based awards in accordance with ASC Subtopic 718, “Compensation – Stock Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors. The Company determines the fair value of stock options using the Black-Scholes model. The fair value of restricted stock awards is based upon the quoted market price of the common shares on the date of grant. The fair value of stock-based awards is expensed over the requisite service periods of the awards. The Company accounts for forfeitures of stock-based awards as they occur.

The Black-Scholes option pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

F-18

Beneficial Conversion Features of Convertible Securities

The Company has adopted the provisions of ASU 2017-11 to account for the down round features of warrants issued with private placements effective as of January 1, 2020. In doing so, warrants with a down round feature previously treated as derivative liabilities in the consolidated balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period. Previously, the Company accounted for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40. The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

During 2021, the Company adopted ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, the new standard eliminates the liability and equity separation model for convertible instruments with a cash conversion feature. As a result of adoption of the standard, the Company will no longer separately present in equity an embedded conversion feature for such debt.

Derivatives

The Company reviews the terms of convertible debt issued to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense.

F-19

3.   FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, ASC 820, Fair Value Measurements and Disclosures, establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follow:

•	Level 1–Quoted market prices in active markets for identical assets and liabilities;
•	Level 2–Inputs, other than level 1 inputs, either directly or indirectly observable; and
•	Level 3–Unobservable inputs developed using internal estimates and assumptions (there is little or no market date) which reflect those that market participants would use.

The Company records its derivative activities at fair value. As of December 31, 2021 we had one instrument that we valued for the derivative liability associated with the bifurcated conversion option of the Auctus loan for $400,000 ($700,000 of the $1,100,000 was paid in during the year ended December 31, 2021). There was no movement of instruments between fair value hierarchy tiers during the years ended December 31, 2021 or 2020.

The following tables present the fair value of those liabilities measured on a recurring basis as of December 31, 2021 and 2020:

	Fair Value at December 31, 2021 (in thousands)
	Level 1	Level 2	Level 3	Total

Derivative liability/bifurcated conversion option in connection with Auctus $400,000 loan on December 17, 2019	$-	$-	$(32)	$(32)

Total long-term liabilities at fair value	$-	$-	$(32)	$(32)

	Fair Value at December 31, 2020 (in thousands)
	Level 1		Level 2		Level 3	Total
Warrants issued in connection with Senior Secured Debt	$		$		$(2,203)	$(2,203)
Derivative liability/bifurcated conversion option in connection with Auctus $400,000 loan on December 17, 2019		-		-	(25)	(25)

Total long-term liabilities at fair value		$-		$-	$(2,228)	$(2,228)

The following is a summary of changes to Level 3 instruments during the year ended December 31, 2021:

	(in thousands)
	Senior Secured Debt	Derivative	Total

Balance, December 31, 2020	$(2,203)	$(25)	$(2,228)
Change in the terms of warrants previously recorded as a liability and now reclassified to equity	1,755	-	1,755
Change in value due to warrants expiring during the year	448	-	448
Extinguishment of derivative liability due to payoff of $700,000 loan to Auctus	-	84	84
Change in fair value during the year	-	(91)	(91)

Balance, December 31, 2021	$-	$(32)	$(32)

F-20

4.  STOCKHOLDERS’ DEFICIT

Common Stock

The Company has authorized 500,000,000 shares of common stock with $0.001 par value. As of December 31, 2021 and 2020, 13,673,583 and 13,138,282 shares were issued and outstanding, respectively.

During the years ended December 31, 2021 and 2020 the Company issued 535,301 and 9,818,813 shares of common stock, respectively:

Number of Shares

Conversion of debt into common shares - exchange agreements	7,957,013
Conversion of debt into common shares	175,000
Shares issued for manufacturing agreements	12,147
Shares issued for payment of Series D dividends	148,653
Shares issued to investors	1,526,000
Issued during the year ended December 31, 2020	9,818,813

Shares issued for payment of Series D dividends	109,039
Shares issued for payment of Series E dividends	288,262
Shares issued for payment of finder fee	98,000
Conversion of Series F Preferred shares into common stock	40,000
Issued during the year ended December 31, 2021	535,301

Summary table of common stock share transactions:
Outstanding at December 31, 2019	3,319,469
Issued in 2020	9,818,813
Outstanding at December 31, 2020	13,138,282
Issued in 2021	535,301
Outstanding at December 31, 2021	13,673,583

Conversion of Debt into Common Shares – 2020 Exchange Agreements

On January 8, 2020, the Company exchanged $2,064,366 in debt for several equity instruments with an estimated fair value of $2,065,548, resulting in a loss on extinguishment of debt of $1,183 which is recorded in other income (expense) on the accompanying consolidated statements of operations. The Company also issued 6,957,013 warrants to purchase common stock shares; with exercise prices of $0.25, $0.75 and $0.20. In addition, one of the investors forgave approximately $29,000 of debt, which was recorded as a gain for extinguishment of debt during the year ended December 31, 2020.

On June 3, 2020, the Company exchanged $328,422 of debt held by Auctus, (summarized in Note 10, “Convertible Notes”), for 500,000 shares of common stock and 700,000 warrants to purchase common stock shares. The fair value of the common shares was $250,000 and the fair value of the warrants was $196,818 (based on an estimated fair value of $0.281, as determined utilizing the Black-Scholes option pricing model). This resulted in a net loss on extinguishment of debt of $118,396 ($446,818 fair value less $328,422 of exchanged debt).

On June 30, 2020, the Company exchanged $125,000 of debt held by Mr. James Clavijo, for 500,000 shares of common stock and 250,000 warrants to purchase common shares. The fair value of the common shares was $250,000 and the fair value of the warrants was $99,963 (based on an estimated fair value of $0.40, as determined utilizing the Black-Scholes option pricing model). This resulted in a net loss on extinguishment of debt of $224,963 ($349,963 fair value less $125,000 of exchanged debt).

F-21

On July 9, 2020, the Company entered into an exchange agreement with Mr. Bill Wells (one of its former employees) for an outstanding debt to him of $220,000. In lieu of agreeing to dismiss approximately half of what is owed by the Company, Mr. Wells will receive the following: (i) cash payments of $20,000 within 60 days of the signing of the agreement; cash payments over time in the amount of $90,000 in the form of an unsecured note with the Company to be executed within 30 days of a new financing(s) totaling at least $3.0 million. The note shall bear interest of 6.0% and mature over 18 months; (ii) 66,000 common share stock options that vest at a rate of 3,667 per month and have a $0.49 exercise price (if two consecutive payments in (iii) are not made the stock options will be canceled and a cash payment will be required; and (iv) the total amount of forgiveness by creditor of approximately $110,000 shall be prorated according to amount paid. During the year ended December 31, 2020, the Company made a payment of $20,000; this payment allowed the Company to reduce $40,000 in debt, with the corresponding $20,000 difference recorded as a gain. During the year ended December 31, 2021, the Company obtained the minimum amount of financing and issued the promissory note to Mr. Wells in accordance with the agreement described above.

The following table summarizes the debt exchanges:

	Total Debt and Accrued Interest	Total Debt	Total Accrued Interest	Common Stock Shares	Warrants (Exercise $0.15)	Warrants (Exercise $0.20)	Warrants (Exercise $0.25)	Warrants (Exercise $0.50)	Warrants (Exercise $0.75)

Aquarius	$145,544	$107,500	$38,044	291,088	-	-	145,544	-	145,544
K2 Medical (Shenghuo)[3]	803,653	771,927	31,726	1,905,270	-	496,602	704,334	-	704,334
Mr. Blumberg	305,320	292,290	13,030	1,167,630	-	928,318	119,656	-	119,656
Mr. Case	179,291	150,000	29,291	896,456	-	896,456	-	-	-
Mr. Grimm	51,110	50,000	1,110	255,548	-	255,548	-	-	-
Mr. Gould	111,227	100,000	11,227	556,136	-	556,136	-	-	-
Mr. Mamula	15,577	15,000	577	77,885	-	77,885	-	-	-
Dr. Imhoff[2]	400,417	363,480	36,937	1,699,255	-	1,497,367	100,944	-	100,944
Ms. Rosenstock[1]	50,000	50,000	-	100,000	-	-	50,000	-	50,000
Mr. James[2]	2,286	2,000	286	7,745	-	5,291	1,227	-	1,227
Auctus	328,422	249,119	79,303	500,000	700,000	-	-		-
Mr. Clavijo	125,000	125,000	-	500,000	-	-	-	250,000	-
Mr. Wells[4]	220,000	220,000	-	-	-	-	-	-	-
	$2,737,847	$2,496,316	$241,531	7,957,013	700,000	4,713,603	1,121,705	250,000	1,121,705

____________

1 Ms. Rosenstock also forgave $28,986 in debt to the Company.

2 Mr. Imhoff and Mr. James are members of the board of directors and therefore related parties.

3 The Company’s COO and director, Mark Faupel, is a shareholder of Shenghuo, and a former director, Richard Blumberg, is a managing member of Shenghuo.

4 Mr. Wells will also receive 66,000 common share stock options; the details of which are explained above.

Conversion of Debt into Common Shares - 2020

Effective September 10, 2014, the Company sold a secured convertible promissory note to an accredited investor, GHS Investments, LLC (“GHS”), with an initial principal amount of $1,275,000, for a purchase price of $570,000 (less an original issue discount of $560,000 and debt issuance costs of $145,000). The outstanding balance of the note was convertible into shares of common stock at a conversion price per share equal to 75% of the lowest daily volume average price of common stock during the five days prior to conversion. During 2020, GHS converted $50,454 of principal and interest owed for 175,000 shares of common stock. As of December 31, 2020, there was no remaining amount due on the note.

Shares Issued for Manufacturing Agreements – 2020

During the year ended December 31, 2020, the Company issued 12,147 shares of common stock to Shandong Yaohua Medical Instrument Corporation (“SMI”), as compensation for manufacturing and distribution services. Refer to Note 7, “Commitments and Contingencies.”

Shares Issued to Investors – 2020

During the year ended December 31, 2020, the Company issued 1,526,000 shares of common stock to certain accredited investors as part of the Series D Preferred Stock offering (see “Series D Preferred Stock” below).

F-22

Shares Issued as Payment for Finder’s Fee - 2021

During 2021, the Company issued 98,000 shares of common stock as compensation for the “finder’s fee” associated with the Series F and Series F-2 Preferred Stock offerings (see “Series F Convertible Preferred Stock” and “Series F-2 Convertible Preferred Stock” below).

Conversion of Series F Preferred Shares into Common Stock - 2021

During the year ended December 31, 2021, 10 shares of Series F Preferred were converted into 40,000 shares of the Company’s common stock (see “Series F Convertible Preferred Stock” below).

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock with a $0.001 par value. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

Series C Convertible Preferred Stock

The board designated 9,000 shares of preferred stock as Series C Convertible Preferred Stock, (the “Series C Preferred Stock”). Pursuant to the Series C certificate of designations, shares of Series C preferred stock are convertible into common stock by their holder at any time and may be mandatorily convertible upon the achievement of specified average trading prices for the Company’s common stock. At December 31, 2021 and 2020, there were 286 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock; for a total of 572,000 common shares, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions, as set forth in the Series C certificate of designations. The conversion price will automatically adjust downward to 80% of the then-current market price of the Company’s common stock 15 trading days after any reverse stock split of the Company’s common stock, and 5 trading days after any conversions of the Company’s outstanding convertible debt. Holders of the Series C preferred stock are entitled to quarterly cumulative dividends at an annual rate of 12.0% until 42 months after the original issuance date (the “Dividend End Date”), payable in cash or, subject to certain conditions, the Company’s common stock. Unpaid accrued dividends were $120,120 as of December 31, 2021. Upon conversion of the Series C preferred stock prior to the Dividend End Date, the Company will also pay to the converting holder a “make-whole payment” equal to the number of unpaid dividends through the Dividend End Date on the converted shares. At December 31, 2021 and 2020, the “make-whole payment” for a converted share of Series C preferred stock would convert to 200 shares of the Company’s common stock.

The Series C preferred stock generally has no voting rights except as required by Delaware law. Upon the Company’s liquidation or sale to or merger with another corporation, each share will be entitled to a liquidation preference of $1,000, plus any accrued but unpaid dividends. In addition, the purchasers of the Series C preferred stock received, on a pro rata basis, warrants exercisable to purchase an aggregate of approximately 1 share of Company’s common stock. The warrants contain anti-dilution adjustments in the event that the Company issues shares of common stock, or securities exercisable or convertible into shares of common stock, at prices below the exercise price of such warrants. As a result of the anti-dilution protection, the Company is required to account for the warrants as a liability recorded at fair value each reporting period. As of December 31, 2021, these warrants had expired.

Series C1 Convertible Preferred Stock

The board designated 20,250 shares of preferred stock as Series C1 Preferred Stock, of which 1,049 shares were issued and outstanding at December 31, 2021 and 2020. In addition, some holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At December 31, 2021 and 2020, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock.

F-23

At December 31, 2021 and 2020, there were 1,049.25 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C1 preferred stock would convert into approximately 2,000 shares of the Company’s common stock; for a total of 2,098,500 common shares.

The Series C1 preferred stock has terms that are substantially the same as the Series C preferred stock, except that the Series C1 preferred stock does not pay dividends (unless and to the extent declared on the common stock) or at-the-market “make-whole payments” and, while it has the same anti-dilution protections afforded the Series C preferred stock, it does not automatically reset in connection with a reverse stock split or conversion of our outstanding convertible debt.

Series C2 Convertible Preferred Stock

On August 31, 2018, the Company entered into agreements with certain holders of the Company’s Series C1 Preferred Stock, including the chairman of the Company’s board of directors, and the Chief Operating Officer and a director of the Company pursuant to which those holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At December 31, 2021 and 2020, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock; for a total of 6,524,500 common shares.

The terms of the Series C2 Preferred Stock are substantially the same as the Series C1 Preferred Stock, except that (i) shares of Series C1 Preferred Stock may not be convertible into the Company’s common stock by their holder for a period of 180 days following the date of the filing of the Certificate of Designation (the “Lock-Up Period”); (ii) the Series C2 Preferred Stock has the right to vote as a single class with the Company’s common stock on an as-converted basis, notwithstanding the Lock-Up Period; and (iii) the Series C2 Preferred Stock will automatically convert into that number of securities sold in the next Qualified Financing (as defined in the Exchange Agreement) determined by dividing the stated value ($1,000 per share) of such share of Series C2 Preferred Stock by the purchase price of the securities sold in the Qualified Financing.

Series D Convertible Preferred Stock

The Board designated 6,000 shares of preferred stock as Series D Preferred Stock, 763 of which remained outstanding as of December 31, 2021. On January 8, 2020, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series D Investors”) pursuant to all obligations under the Series D Certificate of Designation. The Series D Investors included the Chief Executive Officer, Chief Operating Officer and a director of the Company. In total, for $763,000 the Company issued 763 shares of Series D Preferred Stock, 1,526,000 common stock shares, 1,526,000 common stock warrants, exercisable at $0.25, and 1,526,000 common stock warrants, exercisable at $0.75. Each Series D Preferred Stock is convertible into 3,000 common shares. The Series D Preferred Stock will have cumulative dividends at the rate per share of 10% per annum. The stated value and liquidation preference on the Series D Preferred Stock is $763. The 763 Series D Preferred Shares are convertible into debt at the option of the holder during a prescribed time period.  If the Series D Preferred Shares are converted, the Series D preferences are surrendered and the debt is then secured by the Company’s assets. As of December 31, 2021, none of the 763 Series D Preferred Shares have been converted to secured debt.

Each share of Series D Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the stated value by $0.25, subject to certain adjustments set forth in the Series D Certificate of Designation (the “Series D Conversion Price”). The conversion of Series D Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series D Preferred. If the average of the VWAPs (as defined in the Series D Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series D Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series D Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

During the year ended December 31, 2021, the Company issued 109,039 shares of common stock for the payment of accrued Series D Preferred Stock dividends. As of December 31, 2021, the Company had accrued dividends of $14,306.

F-24

Series E Convertible Preferred Stock

The Board designated 5,000 shares of preferred stock as Series E Preferred Stock, 1,736 of which remain outstanding. Each share of Series E Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series E Certificate of Designation (the “Series E Conversion Price”). The conversion of Series E Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series E Preferred. If the average of the VWAPs (as defined in the Series E Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series E Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series E Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

Each share of Series E Preferred Stock has a par value of $0.001 per share and a Stated Value equal to $1,000, subject to increase set forth in its Certificate of Designation.

Each holder of Series E Preferred Stock is entitled to receive cumulative dividends of 8% per annum, payable annually on the Stated Value in cash or, following the listing of the Company’s common stock on certain Canadian trading markets and at the option of the Company, shares of common stock.

During the year ended December 31, 2021, the Company issued 288,262 shares of common for the payment of Series E Preferred Stock dividends accrued. As of December 31, 2021, the Company had accrued dividends of $54,521.

Series F Convertible Preferred Stock

The Company was oversubscribed for its Series F Convertible Preferred Stock, resulting in the requirement to file an additional Certificate of Designation for Series F-2 Convertible Preferred Stock with substantially the same terms as the Series F Convertible Preferred Stock. The Board designated 1,500 shares of preferred stock as Series F Preferred Stock, 1,426 of which are issued and outstanding. During 2021, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series F Investors”). In total, for $1,436,000 the Company issued 1,436 shares of Series F Preferred Stock. Each Series F Preferred Stock is convertible into 4,000 common stock shares. The Series F Preferred Stock will have cumulative dividends at the rate per share of 6% per annum. The stated value and liquidation preference on the Series F Preferred Stock is $1,436.

Each share of Series F Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the stated value by $0.25, subject to certain adjustments set forth in the Series F Certificate of Designation (the “Series F Conversion Price”). The conversion of Series F Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series F Preferred. If the average of the VWAPs (as defined in the Series F  Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F Preferred, for cash in an amount equal to aggregate stated value then outstanding plus accrued but unpaid dividends.

During the year ended December 31, 2021, 10 shares of Series F Preferred were converted into 40,000 shares of the Company’s common stock. As of December 31, 2021, the Company had not issued shares as payment of Series F Preferred Stock dividends. As of December 31, 2021, the Company had accrued dividends of $65,718.

F-25

Series F-2 Convertible Preferred Stock

The Board designated 3,500 shares of preferred stock as Series F-2 Preferred Stock, 3,237 of which are issued and outstanding. During 2021, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series F-2 Investors”). In total, for $678,000 the Company issued 678 shares of Series F-2 Preferred Stock. In addition, the Company exchanged outstanding debt of $2,559,000 for 2,559 shares of Series F-2 Preferred Stock (see Note 9, “Convertible Debt”). Each Series F-2 Preferred Stock is convertible into 4,000 common stock shares. The Series F-2 Preferred Stock will have cumulative dividends at the rate per share of 6% per annum. The stated value and liquidation preference on the Series F-2 Preferred Stock is $3,237.

Each share of Series F-2 Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F-2 Certificate of Designation (the “Series F-2 Conversion Price”). The conversion of Series F-2 Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holders of the Series F-2 Preferred. If the average of the VWAPs (as defined in the Series F-2 Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F-2 Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F-2 Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends. As of December 31, 2021, the Company had not issued shares as payment of Series F-2 Preferred Stock dividends. As of December 31, 2021, the Company had accrued dividends of $94,907.

Powerup (Series G Convertible Preferred Stock)

During January 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $78,500, net to the Company is $75,000, for 91,000 shares of Series G preferred stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G preferred stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G preferred stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G preferred stock by paying an amount equal to: (i) the number of shares of Series G preferred stock multiplied by then stated value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G preferred stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G preferred stock then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred. The Company has redeemed all of the Series G preferred stock and the balance is paid.

During February 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $53,500, net to the Company is $50,000, for 62,000 shares of Series G preferred stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G preferred stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G preferred stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G preferred stock by paying an amount equal to: (i) the number of shares of Series G preferred stock multiplied by then stated value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G preferred stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G preferred stock then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred.

Due to the mandatory redemption feature of the Series G preferred stock, the total amount of proceeds of $125,000 was recorded as a liability. On June 4, 2021, the Company redeemed the January 2021 investment of $75,000 for $114,597, this $39,597 difference was recorded as interest expense. On July 8, 2021, the Company redeemed the February 2021 investment of $50,000 for $78,094. The difference of $28,094 was recorded as interest expense. As of December 31, 2021, the amount outstanding was nil.

F-26

Warrants

The following table summarizes transactions involving the Company’s outstanding warrants to purchase common stock for the years ended December 31, 2021 and 2020:

	Warrants (Underlying Shares)	Weighted-Average Exercise Price Per Share
Outstanding, January 1, 2020	46,016,840	$1.71
Warrants issued	11,270,013	$0.34
Warrants cancelled/expired	(70)	$1,068,423
Warrants exchanged	(28,962,508)	$0.04
Outstanding, December 31, 2020	28,324,275	$0.25
Warrants issued	7,982,223	$0.30
Warrants cancelled/expired	(1,729,662)	$0.04
Warrants exchanged	(4,713,603)	$0.20
Warrants exercised	(2,193,599)	$0.16
Outstanding, December 31, 2021	27,669,634	$0.29

Warrant Exchanges – 2021

During the year ended December 31, 2021, the Company entered into various agreements with holders of the Company’s $0.20 strike price warrants, pursuant to which each holder separately agreed to exchange 4,713,603 common stock warrants with a strike price of $0.20 for 4,477,923 common stock warrants with a strike price of $0.16 and a contractual term of 15 days. During December 31, 2021, the Company received approximately $351,000 from the holders for the exercise of 2,193,599 warrants, which was included in Accrued Liabilities as of December 31, 2021, pending issuance of the common shares. The Company measured the effect of the exchange as the excess of fair value of the exchanged instruments over the fair value of the original instruments and determined the effect of the exchange was nil. Management estimated the fair value of the warrants issued utilizing the Black-Scholes Option Pricing model with the following assumptions:

December 31,
2021
Expected term	15 days
Volatility	143.2%
Risk-free interest rate	0.0%
Dividend yield	0.00%

During the year ended December 31, 2021, the Company entered into various agreements with holders of the Company’s $0.25 strike price warrants, pursuant to which each holder separately agreed that in the event the Company obtains financing of at least $4.0 million, 1,802,161 of common stock warrants with a strike price of $0.25 will be exchanged for 901,081 warrants with terms identical to the warrants granted in the financing and cash payments totaling approximately $90,000, which are due within ten (10) business days of closing of the new financing. In the event Company is not successful in obtaining financing greater than $4.0 million, the warrant’s terms remain unchanged and the common share warrants will expire on their original date. The warrants will have a one-year lockup restriction and a 10% blocker such that the warrant holders will be restricted from owning more than 10% of the total number of the Company’s outstanding common shares at any one point in time after completion of the financing.

F-27

During the year ended December 31, 2021, the Company entered into various agreements with holders of the Company’s $0.75 strike price warrants, pursuant to which each holder separately agreed that in the event the Company obtains financing of at least $4.0 million, 1,802,161 of common stock warrants with a strike price of $0.75 will be exchanged for 1,802,161 warrants with the same price but with terms identical to the new warrants granted in the financing. In the event Company is not successful in obtaining financing greater than $4.0 million, the warrant’s terms will remain unchanged and the common share warrants will expire on their original date. The new warrants will have a one-year lockup restriction and a 10% blocker such that the warrant holders will be restricted from owning more than 10% of the total number of the Company’s outstanding common shares at any one point in time after completion of the financing.

During the year ended December 31, 2021, the Company entered into an agreement with GPB Debt Holdings II LLC (“GPB”), pursuant to which GPB agreed that in the event the Company obtains financing of at least $4.0 million, 7,185,000 of common stock warrants with a strike price of $0.20 will be exchanged for 3,592,500 warrants with terms identical to the warrants granted in the financing and a cash payment of $350,000. In the event Company is not successful in obtaining financing greater than $4.0 million, the warrant’s terms remain unchanged and the common share warrants will expire on their original date. The new warrants, which will vest six months after the closing of a financing greater than $4.0 million, will have a 4.99% blocker such that the warrant holders will be restricted from owning more than 4.99% of the total number of the Company’s outstanding common shares at any one point in time after completion of the financing.

Other Warrant Transactions

During 2021, the Company issued 10% debenture unit investments in the amount of $1,130,000 and incurred fees due on these debentures of $86,400. The Company issued the finders 263,000 warrants for the Company’s common stock shares which expire on May 31, 2023 and an additional 150,000 warrants to purchase the Company’s common stock shares which expire on May 31, 2024. The investors received a total of 1,130,000 warrants for common stock shares, which expire on May 17, 2023.

During 2021, the Company issued equity investments in the amount of $2,114,000 and incurred fees due on these investments of $139,000. The Company also issued the finders 98,000 of the Company’s common stock shares and 643,700 warrants, which expire in the first half of 2024.

On January 16, 2020, the Company entered into an exchange agreement with GPB. This exchange agreement canceled the existing outstanding warrants, which were subject to anti-dilution and ratchet provisions, to purchase 35,937,500 shares of common stock at an exercise price of $0.04 per share and resulted in the issuance of new warrants to purchase 7,185,000 shares of common stock at a price of $0.20 per share. The new warrants have fixed exercise prices of $0.20. On January 8, 2021, the Company made a payment of $750,000, as required by the exchange agreement with GPB, which canceled the previously issued warrants.

On January 6, 2020, the Company entered into a finder’s fee agreement. The finder will receive 5% cash and 5% warrants on all funds it raises including bridge loans. The three-year common stock share warrants will have an exercise price of $0.25. During 2019 and 2020, the finder helped the Company raise $300,000, therefore a fee of $31,650 was paid and 126,600 warrants were issued.

On January 22, 2020, the Company entered into a promotional agreement with a related party, which is partially owned by Mr. Blumberg, to provide investor and public relations services for a period of two years. As compensation for these services, the Company will issue a total of 5,000,000 common stock warrants at a $0.25 strike price and expiring in three years, if the following conditions occur: 1,250,000 common stock warrants, 6 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is a at least $0.50 based on a 30-day VWAP, with a two year term; 1,250,000 common stock warrants, 12 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is at least $0.75 based on a 30-day VWAP, with a one and half year term; 1,250,000 common stock warrants, 18 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is a minimum of $1.00 based on a 30-day VWAP, with a one year term; and 1,250,000 common stock warrants, 24 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is a minimum of $1.25 based on a 30-day VWAP, with a one year term. The consultant agrees to a 10.0% blocker at any single point in time it cannot own 10.0% of the total common stock shares outstanding. The Company issued 1,250,000 common stock warrants during the year ended December 31, 2021, in accordance with the agreement. Refer to Note 7, “Commitments and Contingencies” for additional information.

F-28

5.   STOCK OPTIONS

The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. The plan provides for stock options to be granted up to 10% of the outstanding common stock shares.

During the years ended December 31, 2021 and 2020, the Company recognized stock-based compensation expense of $226,717 and $309,905, respectively. The following table summarizes the Company’s stock option activity and related information for the year ended December 31, 2021:

	Number of Shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value of In-the-Money Options (in thousands)
Options outstanding as of January 1, 2021	1,800,000	$0.49
Options granted	25,000	$0.48
Options forfeited	(167,614)	$0.49
Options expired	(157,386)	$0.49
Options outstanding as of December 31, 2021	1,500,000	$0.49	8.5 years	$135
Options exercisable as of December 31, 2021	954,273	$0.49	8.5 years	$86

The aggregate intrinsic value is calculated as the difference between the Company’s closing stock price as of December 31, 2021 and the exercise price, multiplied by the number of options. As of December 31, 2021, there was $263,470 total unrecognized stock-based compensation expense. Such costs are expected to be recognized over a weighted average period of approximately 1.5 years. The weighted-average fair value of awards granted was $0.47 and $0.48 during the years December 31, 2021 and 2020, respectively.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period. The following weighted-average assumptions were used to calculate stock-based compensation expense:

	December 31,	December 31,
	2021	2020
Expected term (years)	10 years	10 years
Volatility	153.12%	153.12%
Risk-free interest rate	0.98%	0.98%
Dividend yield	0.00%	0.00%

6.   LITIGATION AND CLAIMS

From time to time, the Company may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year.

As of December 31, 2021 and 2020, there was no accrual recorded for any potential losses related to pending litigation.

F-29

7.   COMMITMENTS AND CONTINGENCIES

Operating Leases

Our corporate offices, which also comprise our administrative, research and development, marketing and production facilities, are located on a 12,835 square foot leased property. Total operating lease cost recognized for this lease was $110,701 and $114,591 for the years ended December 31, 2021 and 2020, respectively. The below table presents total operating lease right-of-use assets and lease liabilities as of December 31, 2021:

(in thousands)
Year Ended December 31,
2021
Operating lease right-of-use assets	$372
Operating lease liabilities	$392

The table below presents the maturities of operating lease liabilities as of December 31, 2021:

(in thousands)
Operating
Leases
2022	$108
2023	112
2024	115
2025	118
2026	50
Total future lease payments	503
Less: discount	(111)
Total lease liabilities	$392

The table below presents the weighted-average remaining lease term and discount rate used in the calculation of operating lease right-of-use assets and lease liabilities:

Year Ended December 31,
2021
Weighted average remaining lease term (years)	4.4
Weighted average discount rate	11.4%

F-30

Related Party Contracts

On June 5, 2016, the Company entered into a license agreement with Shenghuo Medical, LLC pursuant to which the Company granted Shenghuo an exclusive license to manufacture, sell and distribute LuViva in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. Shenghuo was already the Company’s exclusive distributor in China, Macau and Hong Kong, and the license extended to manufacturing in those countries as well. Under the terms of the license agreement, once Shenghuo was capable of manufacturing LuViva in accordance with ISO 13485 for medical devices, Shenghuo would pay the Company a royalty equal to $2.00 or 20% of the distributor price (subject to a discount under certain circumstances), whichever is higher, per disposable distributed within Shenghuo’s exclusive territories. In connection with the license grant, Shenghuo was to underwrite the cost of securing approval of LuViva with Chinese Food and Drug Administration. At its option, Shenghuo also would provide up to $1.0 million in furtherance of the Company’s efforts to secure regulatory approval for LuViva from the U.S. Food and Drug Administration, in exchange for the right to receive payments equal to 2% of the Company’s future sales in the United States, up to an aggregate of $4.0 million. Pursuant to the license agreement, Shenghuo had the option to have a designee appointed to the Company’s board of directors (current director Richard Blumberg is the designee).

On September 6, 2016, the Company entered into a royalty agreement with one of its directors, John Imhoff, and another stockholder, Dolores Maloof, pursuant to which the Company sold to them a royalty of future sales of single-use cervical guides for LuViva. Under the terms of the royalty agreement, and for consideration of $50,000, the Company will pay them an aggregate perpetual royalty initially equal to $0.10, and from and after October 2, 2016, equal to $0.20, for each disposable that the Company sells (or that is sold by a third party pursuant to a licensing arrangement with the Company).

On January 22, 2020, the Company entered into a promotional agreement with a related party, which is partially owned by Mr. Blumberg, to provide investor and public relations services for a period of two years. As compensation for these services, the Company will issue a total of 5,000,000 warrants, broken into four tranches of 1,250,000.  The warrants have a strike price of $0.25 and are subject to vesting based upon the close of the Series D offering and a minimum share price based on the 30-day VWAP.  If the minimum share price per the terms of the agreement is not achieved, the warrants will expire three years after the issuance date.  The warrants were valued using the Black Scholes model on the grant date of January 22, 2020, which resulted in a total fair value of $715,000. The Company did not appropriately expense the services received in connection with this agreement in 2020. During the years December 31 2021, the Company recognized $556,111 of consulting expenses as a result of this agreement, which includes twelve months of expense for the year ended December 31, 2020.  If the Company had properly accounted for the straight-line expensing of these services in 2020, net loss would have increased by $318,000 for a total net loss of $719,000 for the year ended December 31, 2020 and accumulated deficit would have increased to $140.2 million as of December 31, 2020. Unrecognized consulting expense to be recognized under this agreement is $79,444 as of December 31, 2021.

On March 10, 2021, the Company entered into a consulting agreement with Richard Blumberg. As a result of the consulting agreement Mr. Blumberg provided cash of $350,000, which was recorded as a stock subscription payable, to the Company in exchange for the following: (1) on September 26, 2021, 900,000 3-year warrants with an exercise price of $0.30 and 400,000 common stock shares; (2) on March 26, 2022, 900,000 3-year warrants with an exercise price of $0.40 and 400,000 common stock shares; (3) on September 26, 2022, 900,000 3-year warrants with an exercise price of $0.50 and 400,000 common stock shares; and (4) on March 26, 2023, 900,000 3-year warrants with an exercise price of $0.60 and 400,000 common stock shares.

During the year ended December 31, 2021, the consulting agreement was amended to clarify that $350,000 is not intended to be debt and will not be required to be repaid in cash. Additionally, issuance of the warrants is now predicated on the Company receiving funding receipts of $1,000,000, whether from a financing, series of financing, or gross sales. The amended agreement clarified that the warrants issued to Mr. Blumberg are compensation for services, which involve obtaining financing. The Company will recognize expense for the services equal to the fair value of the warrants issued to Mr. Blumberg as the services are provided, which will coincide with the successful execution of a financing agreement over $1,000,000. The Company concluded that as of September 30,2021, there was no longer a liability due to Mr. Blumberg of $350,000. The liability was written off in the third quarter of 2021 and a gain of $350,000 was recognized in non-operating income.

F-31

Other Commitments

On July 24, 2019, Shandong Yaohua Medical Instrument Corporation (“SMI”), agreed to modify its existing agreement. Under the terms of this modification, the Company agreed to grant (1) exclusive manufacturing rights, excepting the disposable cervical guides for the Republic of Turkey, and the final assembly rights for Hungary, and (2) exclusive distribution and sales for LuViva in jurisdictions, subject to the following terms and conditions. First, SMI shall complete the payment for parts, per the purchase order, for five additional LuViva devices. Second, in consideration for the $885,144 that the Company received, SMI will receive 12,147 common stock shares. Third, SMI shall honor all existing purchase orders it has executed to date with the Company, in order to maintain jurisdiction sales and distribution rights. If SMI needs to purchase cervical guides then it will do so at a cost including labor, plus ten percent markup. The Company will provide 200 cervical guides at no cost for the clinical trials. Fourth, the Company and SMI will make best efforts to sell devices after CFDA approval. With an initial estimate of year one sales of 200 LuViva devices; year two sales of 500 LuViva devices; year three sales of 1,000 LuViva devices; and year four sales of 1,250 LuViva devices. Fifth, SMI shall pay for entire costs of securing approval of LuViva with the Chinese FDA. Sixth, SMI shall arrange, at its sole cost, for a manufacturer in China to build tooling to support manufacturing. In addition, SMI retains the right to manufacture for China, Hong Kong, Macau and Taiwan, where SMI has distribution and sales rights. For each single-use cervical guide sold by SMI in the jurisdictions, SMI shall transfer funds to escrow agent at a rate of $1.90 per device chip. If within 18 months of the license’s effective date, SMI fails to achieve commercialization of LuViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LuViva. Commercialization is defined as: filing an application with the Chinese FDA for the approval of LuViva; any assembly or manufacture of the devices or disposables that begins in China; and purchase of at least 10 devices and disposables for clinical evaluations and regulatory use and or sales in the jurisdictions.

On August 12, 2021, the Company executed an amendment to its agreement with SMI, which established a payment schedule for the balance owed by SMI to the Company for outstanding purchase orders. During the year ended December 31, 2021, the Company received $353,635 from SMI on the aforementioned purchase order. The remaining balance owed for outstanding purchase orders was $177,000 as of December 31, 2021. Under the terms of the amended agreement, the parties agreed that if by October 30, 2022, SMI fails to achieve commercialization of LaViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LaViva.

Contingencies

Based on the current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, there could be additional repercussions to the Company’s operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites.

The future impact of the outbreak is highly uncertain and cannot be predicted, and the Company cannot provide any assurance that the outbreak will not have a material adverse impact on the Company’s operations or future results or filings with regulatory health authorities. The extent of the impact to the Company, if any, will depend on future developments, including actions taken to contain the coronavirus.

The conflict in Ukraine, which has already had an impact on financial markets, could result in additional repercussions in our operating business, including delays in obtaining regulatory approval to market our products in Russia. The future impact of the conflict is highly uncertain and cannot be predicted, and we cannot provide any assurance that the conflict will not have a material adverse impact on our operations or future results or filings with regulatory health authorities.

8.   NOTES PAYABLE

Notes Payable in Default

At December 31, 2021 and 2020, the Company maintained notes payable to both related and non-related parties totaling approximately nil and $329,000, respectively. These notes are short term, straight-line amortizing notes. The notes carried annual interest rates between 0% and 10% and have default rates as high as 20%. As described in Note 4: “Stockholders’ Deficit,” certain notes payable in default outstanding had been exchanged for equity and cash as described in the note.

F-32

During the year ended December 31, 2021, the Company obtained a legal opinion as to how the applicable statute of limitations effects the status of the note payable due to Mr. Mermelstein and determined that the Company can no longer be required to repay the note as of December 31, 2021. As a result of the opinion, the note payable of $285,244 and accrued interest of $32,945 was written off during the third quarter of 2021.

During 2021, notes payable of $1,000 due to Dr. Cartwright were paid off and notes payable of $26,000 due to Mr. Fowler were brought current and not in default. The note payable to GPB was exchanged as described in Note 9, “Convertible Debt”.

The following table summarizes notes payable in default, including related parties (in thousands):

	Notes payable in default, including related parties
	December 31, 2021	December 31, 2020
Mr. Mermelstein	$-	$285
Dr. Cartwright	-	1
Mr. Fowler	-	26
GPB	-	17
Notes payable in default	$-	$329

The notes payable in default to related parties was $27,000 of the $329,000 balance as of December 31, 2020.

Short Term Notes Payable

At December 31, 2021 and 2020, the Company maintained short term notes payable to both related and non-related parties totaling $165,000 and $96,000, respectively. These notes are short term, straight-line amortizing notes. The notes carry annual interest rates between 4.3% and 6% (16% to 18% in the event of default).

On July 4, 2021, the Company entered into a premium finance agreement to finance its insurance policies totaling $117,560. The note requires monthly payments of $11,968, including interest at 4.3% and matured in April 2022. As of December 31, 2021, the balance owed was $47,615.

On July 4, 2020, the Company entered into a premium finance agreement to finance its insurance policies totaling $109,000. The note requires monthly payments of $11,299, including interest at 4.968% and matured in April 2021. As of December 31, 2021, the balance was paid.

During 2019, the Company issued promissory notes to Dr. Cartwright and Dr. Faupel, in the amounts of approximately $41,000 and $5,000, respectively. The notes were initially issued with 0% interest, however interest increased to 6.0% interest 90 days after the Company received $1,000,000 in financing proceeds.

On December 21, 2016 and January 19, 2017, the Company issued promissory notes to Mr. Fowler, in the amounts of approximately $12,500 and $13,900. The notes were initially issued with 0% interest and then went into default with an interest rate of 18%. During the year ended December 31, 2021, the Company entered into an exchange agreement with Mr. Fowler, which combined the notes into one short term note payable of $26,400 and $18,718 in principal and interest of the two previous notes, respectively, for the total balance of $45,118. The agreement brought the note current and will accrue interest at a rate of 6.0%. The note carries a monthly payment of $3,850. As of December 31, 2021, the outstanding principal balance on the note was $5,759. At December 31, 2020 this note was recorded in the Notes payable in default section of the consolidated Balance Sheet.

F-33

The following table summarizes short-term notes payable, including related parties:

	Short-term notes payable, including related parties
	December 31, 2021	December 31, 2020
Dr. Cartwright	$34	$46
Dr. Faupel	-	5
Mr. Fowler	6	-
Premium Finance (insurance)	48	45
Short-term notes payable	$88	$96

The short-term notes payable due to related parties was $40,000 of the $88,000 balance at December 31, 2021 and $51,000 of the $96,000 balance at December 31, 2020.

9.  CONVERTIBLE DEBT

Short-term Convertible Notes Payable

Auctus

On December 17, 2019, the Company entered into a securities purchase agreement and convertible note with Auctus. The convertible note issued to Auctus will be for a total of $2.4 million. The first tranche of $700,000 was received in December 2019 and matures December 17, 2021 and accrues interest at a rate of ten percent (10%). The note may not be prepaid in whole or in part except as otherwise explicitly allowed. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of the lessor of 24% or the maximum permitted by law (the “default interest”). The variable conversion prices shall equal the lesser of: (i) the lowest trading price on the issue date, and (ii) the variable conversion price. The variable conversion price shall mean 95% multiplied by the market price (the market price means the average of the five lowest trading prices during the period beginning on the issue date and ending on the maturity date), minus $0.04 per share, provided however that in no event shall the variable conversion price be less than $0.15. If an event of default under this note occurs and/or the note is not extinguished in its entirety prior to December 17, 2020 the $0.15 price shall no longer apply.

In connection with the first tranche of $700,000, the Company issued 7,500,000 warrants to purchase common stock at an exercise price of $0.20. The fair value of the warrants at the date of issuance was $745,972 and was $635,000 allocated to the warrant liability and a loss of $110,972 was recorded at the date of issuance for the amount of the fair value in excess of the net proceeds received of $635,000. The $700,000 proceeds were received net of debt issuance costs of $65,000 (net proceeds of $635,000, after administrative and legal expenses Company received $570,000). The Company used $65,000 of the proceeds to make a partial payment of the $89,250 convertible promissory note issued on July 3, 2018 to Auctus. The Company made a $700,000 payment on June 1, 2021, which resulted in a prepayment penalty of $350,000 being assessed to the Company, which was outstanding as of December 31, 2021. The Company recorded this prepayment penalty as interest expense. Interest will not be assessed on the prepayment penalty. As of December 31, 2021 and 2020, nil and $700,000, respectively, remained outstanding. As of December 31, 2021, accrued interest was paid in full and at December 31, 2020, $73,889 remained outstanding. Further, as December 31, 2021 and 2020, the Company had unamortized debt issuance costs of nil and $31,146, respectively and an unamortized debt discount on warrants of nil and $179,623, respectively and providing a net balance of $350,000 and $489,231, respectively.

F-34

On May 27, 2020, the Company received the second tranche in the amount of $400,000, from the December 17, 2019 securities purchase agreement and convertible note with Auctus. The net amount paid to the Company was $313,000 This second tranche is part of the convertible note issued to Auctus for a total of $2.4 million of which $700,000 has already been provided by Auctus. The note matures on May 27, 2022 and incurs interest at a rate of ten percent (10%). The note may not be prepaid in whole or in part except as otherwise explicitly allowed. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of the lessor of 24% or the maximum permitted by law (the “default interest”). The variable conversion price is equal to 75% of the average of the five (5) day volume weighted average price of the common stock immediately prior to the issue date of the note (provid\ded, however, that if the common stock is trading on a public market at a price greater than 0.50 per share on the issuance date, than 75% shall be replaced with 80%). If an event of default under this note occurs and/or the note is not extinguished in its entirety prior to December 17, 2020 the $0.15 price shall no longer apply. The last tranche of $1.3 million will be received within 60 days of the S-1 registration statement becoming effective. The conversion price of the notes will be at market value with a minimum conversion amount of $0.15. In addition, as part of this transaction the Company was required to pay a 2.0% fee to a registered broker-dealer. As of December 31, 2021 and 2020, $400,000 remained outstanding and accrued interest was $64,778 and $24,222, respectively. Further, as of December 31, 2021 and 2020, the Company had unamortized debt issuance costs of $13,586 and $47,086, providing a net balance of $451,192 and $377,136. As of December 31, 2021 the bifurcated derivative liability was $31,889.

Convertible Notes in Default

On March 31, 2020, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $112,750 in aggregate principal amount of a 12% convertible promissory note. During the year ended December 31, 2020, we issued the note to Auctus and issued 250,000 five-year common stock warrants at an exercise price of $0.16. On April 3, 2020, we received net proceeds of $100,000. The note matured on January 26, 2021 and accrues interest at the default rate of 24% per year. We may not prepay the note, in whole or in part. After the 90th calendar day after the issuance date and ending on the later of maturity date and the date of payment of the default amount, Auctus may convert the note, at any time, in whole or in part, provided such conversion does not provide Auctus with more than 4.99% of the outstanding common share stock. The conversion may be converted into shares of the our common stock, at a conversion price equal to the lesser of: (i) the lowest Trading Price during the twenty-five (25) trading day period on the last trading prior to the issue date and (ii) the variable conversion price (55% multiplied by the market price, market price means the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. Trading price is the lowest trade price on the trading market as reported. The note includes customary events of default provisions and a default interest rate of 24% per year. As of December 31, 2021 and 2020, $161,184 (which includes a default penalty of $48,434) and $112,750 remained outstanding. In addition, as of December 31, 2021 and 2020, unamortized debt issuance costs of nil and $5,100 and accrued interest was $36,428 and $10,260, respectively.

The following table summarizes the Short-term Convertible Notes Payable, including debt in default (in thousands):

	Short-term convertible notes payable , including debt in default
	December 31, 2021	December 31, 2020
Auctus Tranche 1	-	700
Auctus Tranche 2	$400	$400
Auctus prepayment penalty	350	-
Auctus (March 31, 2020 Note)	161	113
Debt discount and issuance costs to be amortized	(14)	(262)
Convertible notes payable - short-term	$897	$951

F-35

Troubled Debt Restructuring

During 2021, the prepayment penalty to Auctus was recorded as debt extinguished for Short-term Convertible Notes Payable. This prepayment penalty resulted in a loss of $350,000. In addition, the gain recognized for the extinguishment of the derivative liability due to the payoff of the $700,000 loan to Auctus of $84,000 was recorded. This debt extinguished met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor.

Senior Secured Promissory Note

On February 12, 2016, the Company entered into a securities purchase agreement with GPB Debt Holdings II LLC (“GPB”) for the issuance of a $1,437,500 senior secured convertible note for an aggregate purchase price of $1,029,000 (representing an original issue discount of $287,500 and debt issuance costs of $121,000). On May 28, 2016, the balance of the note was increased by $87,500 for a total principal balance of $1,525,000. On December 7, 2016, the Company entered into an exchange agreement with GPB and as a result the principal balance increased by $312,500 for a total principal balance of $1,837,500. In addition, GPB received warrants for 2,246 shares of the Company’s common stock. The Company allocated proceeds totaling $359,555 to the fair value of the warrants at issuance and recorded an additional discount on the debt. The warrants expired during the year ended December 31, 2021.

On January 16, 2020, we entered into an exchange agreement with GPB. Under the terms of this exchange agreement, we exchanged $3,360,811 of debt outstanding for the following: (1) cash payments of $1,500,000, (2) 7,185,000 warrants to purchase common stock, previously outstanding, would be exchanged for new warrants to purchase common stock shares at a strike price of $0.20 and (3) a certain amount of preferred stock shares for the remaining balance outstanding upon the final exchange date. During 2021, we made the final payments totaling $800,000 out of the total $1,500,000 and issued 2,236 shares of Series F-2 preferred stock in accordance with the terms of the agreement. In addition, 7,185,000 of common stock purchase warrants outstanding were exchanged for new warrants with a strike price of $0.20.

As of December 31, 2020, the balance due on the convertible debt was $1,709,414 Interest accrued on the note total $1,233,637 at December 31, 2020 and is included in accrued expenses on the accompanying consolidated balance sheet.

Other Convertible Debt

GHS

On May 19, 2017, the Company entered into a securities purchase agreement with GHS for the purchase of a $66,000 convertible promissory note for the purchase of $60,000 in net proceeds (representing a 10% original issue discount of $6,000). The accrued interest rate of 8% per year until it matured in December 31, 2017. Beginning February 2018, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price during the 25 trading days prior to conversion. Upon the occurrence of an event of default, the note bore interest at a rate of 20% per year and the holder of the note may have required the Company to redeem or convert the note at 150% of the outstanding principal balance. As of December 31, 2020, the balance due on this note was $63,520 including a default penalty of $37,926. Interest accrued on the note totaled $17,816, at December 31, 2020 and is included in accrued expenses on the accompanying consolidated balance sheet. As of December 31, 2021, the note was paid in full.

Effective May 17, 2018, the Company entered into a securities purchase agreement with GHS for the purchase of a convertible promissory note with a principal of $9,250 for a purchase price of $7,500 (representing an original issue discount of $750 and debt issuance costs of $1,000). The note accrued interest at a rate of 8% per year until its matured June 17, 2019. Beginning February 2018, the note is convertible, in whole or in part, at the holder's option, into shares of the Company's stock at a conversion price equal to 70% of the lowest trading price during the 25 trading days prior to conversion (if the note cannot be converted due to Depository Trust Company freeze then rate decreases to 60%). Upon the occurrence of an event of default, the note bore interest at a rate of 20% per year and the holder of the note may have required the Company to redeem or convert the note at 150% of the outstanding principal balance. As of December 31, 2020, the balance due on this note was $14,187, including a default penalty of $4,937. Interest accrued on the note totaled $5,006 at December 31, 2020 and is included in accrued expenses on the accompanying consolidated balance sheet. As of December 31, 2021, the note was paid in full.

F-36

Effective June 22, 2018, the Company entered into a securities purchase agreement with GHS for the purchase of a $68,000 convertible promissory note for a purchase price of $60,000 (representing an original issue discount of $6,000 and debt issuance costs of $2,000). The note accrued interest at a rate of 10% per year until it matured on June 22, 2019. Beginning May 2019, the note was convertible, in whole or in part, at the holder's option, into shares of the Company's stock at a conversion price equal to 70% of the lowest trading price during the 25 trading days prior to conversion (if the note cannot be converted due to Depository Trust Company freeze then rate decreases to 60%). Upon the occurrence of an event of default, the note bore interest at a rate of 20% per year and the holder of the note may have required the Company to redeem or convert the note at 150% of the outstanding principal balance. As of December 31, 2020, the balance due on this note was $103,285, including a default penalty of $35,285. Interest accrued on the note totaled $39,644 at December 31, 2020, respectively, and is included in accrued expenses on the accompanying consolidated balance sheet. As of December 31, 2021, the note was paid in full.

Auctus

On May 22, 2020, the Company entered into an exchange agreement with Auctus. Based on this agreement the Company exchanged three outstanding notes, in the amounts of $150,000, $89,250, and $65,000 for a total amount $328,422 of debt outstanding, as well as any accrued interest and default penalty, for: $160,000 in cash payments (payable in monthly payments of $20,000), 500,000 shares of restricted common stock and 700,000 warrants to purchase common shares at a strike price of $0.15. The fair value of the common stock shares was $250,000 and the fair value of the warrants to purchase common shares was $196,818 (based on an estimated fair value of $0.281 as determined utilizing the Black-Scholes option pricing model). At December 31, 2020, a balance of $40,000 remained to be paid for these exchanged loans. As of December 31, 2021, the loans were paid in full.

The following table summarizes the convertible notes, including convertible debt in default (in thousands):

	Convertible notes payable, including debt in default
	December 31, 2021	December 31, 2020
GBP	$-	$1,709
GHS	-	181
Auctus	-	40
Convertible notes payable	$-	$1,930

Troubled Debt Restructuring

During 2021, the Company restructured debt with GPB resulting in the exchange of $1,709,414 of convertible debt.  This debt restructure met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor.

10.  LONG-TERM DEBT

Long-term Debt – Related Parties

On July 14, 2018, the Company entered into an exchange agreement with Dr. Faupel, whereby Dr. Faupel agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $660,895 for a $207,111 promissory note dated September 4, 2018. On July 20, 2018, the Company entered into an exchange agreement with Dr. Cartwright, whereby Dr. Cartwright agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $1,621,499 for a $319,000 promissory note dated September 4, 2018 that incurs interest at a rate of 6% per annum.

F-37

On July 24, 2019, Dr. Faupel and Mr. Cartwright agreed to an addendum to the debt restructuring exchange agreement and to modify the terms of the original exchange agreement. Under this modification Dr. Faupel and Mr. Cartwright agreed to extend the note to be due in full on the third anniversary of that agreement.

On February 19, 2021, the Company entered into new promissory notes replacing the original notes from September 4, 2018, with Mark Faupel and Gene Cartwright. For Dr. Cartwright the principal amount on the new note was $267,085, matures on February 18, 2023, and will accrue interest at a rate of 6.0%. For Dr. Faupel the principal amount on the new note was $153,178, matures on February 18, 2023, and will accrue interest at a rate of 6.0%. The modifications extended the maturity date on both of the notes.

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F-2 Preferred Stock, respectively.

The table below summarizes the detail of the exchange agreement:

For Dr. Faupel:

Salary	$134
Bonus	20
Vacation	95
Interest on compensation	67
Loans to Company	196
Interest on loans	149
Total outstanding prior to exchange	661

Amount forgiven	(454)
Total Interest accrued through December 31, 2020	29
Balance outstanding at December 31, 2020	$236

Exchange for Series F-2 Preferred Stock	(85)
Interest and salaries accrued through December 31, 2021	10
Balance outstanding at December 31, 2021	$161

For Dr.Cartwright

Salary	$337
Bonus	675
Loans to Company	528
Interest on loans	81
Total outstanding prior to exchange	1,621

Amount forgiven	(1,302)
Total Interest accrued through December 31, 2020	45
Balance outstanding at December 31, 2020	$364

Exchange for Series F-2 Preferred Stock	(100)
Interest and salaries accrued through December 31, 2021	17
Balance outstanding at December 31, 2021	$281

F-38

On March 22, 2021, the Company entered into an exchange agreement with Richard Fowler. As of December 31, 2020, the Company owed Mr. Fowler $546,214 ($412,624 in deferred salary and $133,590 in accrued interest). Mr. Fowler exchanged $50,000 of the amount owed of $546,214 for 50 shares of Series F-2 Preferred Shares (convertible into 200,000 shares of common stock) and a $150,000 unsecured note. The note accrues interest at the rate of 6.0% (18.0% in the event of default) beginning on March 1, 2022 and is payable in monthly installments of $3,600 for four years, with the first payment being due on March 15, 2022. The effective interest rate of the note is 6.18%. Mr. Fowler forgave $86,554 and may forgive up to $259,661 of debt if the Company complies with the repayment plan described above.

At the time of the exchange agreement with Mr. Fowler, the Company was in default to the creditor on two notes in the amounts of $12,500 and $13,900 dated December 21, 2016 and January 19, 2017, respectively. The March 22, 2021 exchange agreement modified the notes to current status, payable in full within one year from the date of the agreement, in monthly payments of at least $3,850. The notes accrue at an interest rate of 6% (18% in the event of default).

Future debt obligations as shown below include: $281,000, $161,000 and $150,000 for a total of $592,000 for Dr. Cartwright, Dr. Faupel, and Mr. Fowler, respectively. Future debt obligations at December 31, 2021 for debt owed to related parties is as follows:

Year	Amount
2022	$30
2023	479
2024	39
2025	41
2026	3
Thereafter	-
Total	$592

Troubled Debt Restructuring

The debt extinguished for Dr. Cartwright, Mr. Fowler and Dr. Faupel meet the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt. During the year ended December 31, 2021, the Company recorded a gain of $86,554 for Mr. Fowler’s debt exchange.

Small Business Administration Loan

On May 4, 2020, the Company received a loan from the Small Business Administration (SBA) pursuant to the Paycheck Protection Program (PPP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in the amount of $50,184. The loan bears interest at a rate of 1.00%, and matures in 24 months, with the principal and interest payments being deferred until the date of forgiveness with interest accruing, then converting to monthly principal and interest payments, at the interest rate provided herein, for the remaining eighteen (18) months. Lender will apply each payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Payments must be made on the same day as the date of this Note in the months they are due. Lender shall adjust payments at least annually as needed to amortize principal over the remaining term of the Note. Under the provisions of the PPP, the loan amounts will be forgiven as long as: the loan proceeds are used to cover payroll costs, and most mortgage interest, rent, and utility costs over a 24 week period after the loan is made; and employee and compensation levels are maintained. In addition, payroll costs are capped at $100,000 on an annualized basis for each employee. Not more than 40% of the forgiven amount may be for non-payroll costs. As of December 31, 2021 and 2020, the outstanding balance was $11,000 (this amount is recorded in current portion of long-term debt) and $50,477, including $385 and $293 in accrued interest, respectively. During the year ended December 31, 2021, the Company was notified that the application for loan forgiveness was approved in the amount of $23,742 in principal and $234 in interest.

F-39

10% Senior Unsecured Convertible Debenture

On May 17, 2021, the Company issued 10% Senior Unsecured convertible debentures to investors, which mature on May 17, 2024 (the “Maturity Date”). The Company subscribed $1,130,000 of the $1,000 convertible debentures. The terms of the debentures are as follows: 1) the principal amount of some or all of the convertible debentures and accrued interest are convertible into common stock shares at the holder’s option, at a price of $0.50 per common share (the “conversion price”), subject to adjustment in certain events, at any time prior to maturity date; 2) prior to successful uplist to a U.S. National Exchange, the Company may, at its election, convert the note at the conversion price, or in the event the Company undertakes a capital raise in connection with the uplisting, the holder may, at their election, exchange some or all of the debentures for securities issued in such capital raise on a $1.00 for $1.00 basis; 3) each debenture unit will have a right to 1,000 warrants for common stock shares, warrants have an exercise price of $0.80 and an expiration date of May 17, 2023; 4) if a Change of Control (as defined in the Convertible Debenture Certificate) occurs prior to the Maturity Date, unless the holder elects in writing to convert the Convertible Debentures into common shares, the Company will repay in cash upon the closing of such Change of Control all outstanding principal and accrued interest under each Convertible Debenture plus a Change of Control premium equal to an additional 3% of the outstanding principal sum under such Convertible Debenture. Prior to the closing of an Change of Control, in lieu of repayment as set forth in the preceding sentence, the holder has the right to elect in writing to convert, effective immediately prior to the effective date of such Change of Control, all outstanding principal and accrued Interest under the Convertible Debentures into common shares at the Conversion Price; 5) Subject to a holder's option of electing conversion prior to the Redemption Date (as such term is defined below), on or after the date that is 24 months from the Closing Date if the daily volume weighted average trading price of the common shares is $1.50 per common share or more for each trading day over a 30 consecutive trading day period, the Company may, at any time (the "Redemption Date"), at its option, redeem all, or any portion of the Convertible Debentures for either: (i) a cash payment (in the form of a certified cheque or bank draft) that is equal to all outstanding principal and accrued interest under each Convertible Debenture up to the Redemption Date; or (ii) by issuing and delivering common shares to the holders of Convertible Debentures at a deemed price of $0.50 per common share that is equal to all outstanding principal and accrued interest under each Convertible Debenture up to the Redemption Date, or any combination of (i) or (ii), upon not less than 30 days and not more than 60 days prior written notice in the manner provided in the Debenture Certificate, to the holder of Convertible Debentures.

At December 31, 2021, the balance due on the 10% Senior Secured Convertible Debenture was $1,130,000 and total interest accrued was $73,326. At December 31, 2021, the Company had also recorded a bond payable discount of $240,856 and unamortized debt issuance costs of $69,120, for a net balance of $819,024. Interest is payable at the rate of 10% compounded quarterly, payable semi-annually on July 1 and January 1, beginning on January 1, 2022, each conversion date and on the maturity date.

6% Unsecured Promissory Note

On July 9, 2020, we entered into an exchange agreement with Mr. Bill Wells (a former employee). In lieu of agreeing to dismiss approximately half of what was owed to him, or $220,000, Mr. Wells received the following: (i) cash payments of $20,000; (ii) an unsecured promissory note in the amount of $90,000 to be executed within 30 days of completing new financing(s) totaling at least $3.0 million, (iii) 66,000 common share stock options that vest at a rate of 3,667 per month and have a $0.49 exercise price (if two consecutive payments in (ii) are not made the stock options will be canceled and a cash payment will be required; and (iv) the total amount of forgiveness by creditor of approximately $110,000 shall be prorated according to amount paid.

During the year ended December 31, 2021, the Company closed a financing round that exceeded the $3.0 million threshold and issued an unsecured promissory note in the amount of $97,052 to Mr. Wells. The note, for which monthly installment payments of $5,000 are due, matures 18 months after the issuance date and incurs interest at a rate of 6.0% per annum. As of December 31, 2021, the total amount owed to Mr. Wells (principal and accrued interest), was $99,158, of which $77,087 was classified as short-term and is included in “Current portion of long-term debt” on the consolidated balance sheet. The remaining balance is classified as long-term and is included in “Long-term debt” on the consolidated balance sheet.

F-40

11.  INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share attributable to common stockholders, amounts are computed by dividing the net income (loss) plus preferred stock dividends and deemed dividends on preferred stock by the weighted average number of shares outstanding during the year.

Diluted net income (loss) per share attributable to common stockholders amounts are computed by dividing the net income (loss) plus preferred stock dividends, deemed dividends on preferred stock, after-tax interest on convertible debt and convertible dividends by the weighted average number of shares outstanding during the year, plus Series C, Series C-1, Series C-2, Series D, Series E, Series F and Series F-2 convertible preferred stock, Series G preferred stock, convertible debt, convertible preferred dividends and warrants convertible into common stock shares.

The following table sets forth pertinent data relating to the computation of basic and diluted net loss per share attributable to common shareholders (in thousands, except for per-share data):

	December 31,
	2021	2020

Net loss	(2,431)	(401)
Basic weighted average number of shares outstanding	13,377	10,767
Net loss per share (basic)	(0.18)	(0.04)
Diluted weighted average number of shares outstanding	13,377	10,767
Net loss per share (diluted)	(0.18)	(0.04)

Dilutive equity instruments (number of equivalent units):
Stock options	1,867	-
Preferred stock	18,253	-
Convertible debt	964	62,095
Warrants	15,655	7,683
Total Dilutive instruments	36,739	69,778

For period of net loss, basic and diluted earnings per share are the same as the assumed exercise of warrants and the conversion of convertible debt and preferred stock are anti-dilutive.

Troubled Debt Restructuring

As provided in the preceding footnotes, several transactions met the basic criteria for troubled debt, which are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being past due or in default on several of its loans, the debt is considered troubled debt. As of December 31, 2021, the troubled debt restructuring in total would have decreased the net loss by $85,000, causing the per share calculation to change from .18 to .19 net loss per share. This includes $94,392 of accounts payables forgiven during the year ended December 31, 2021 in accordance with an agreement executed on September 30, 2021.

12.  INCOME TAXES

The Company has incurred net operating losses ("NOLs") since inception. As of December 31, 2021, the company had NOL carryforwards available through 2038 of approximately $58.0 million to offset its future income tax liability. The company has recorded deferred tax assets but reserved against, due to uncertainties related to utilization of NOLs as well as calculation of effective tax rate. Utilization of existing NOL carryforwards may be limited in future years based on significant ownership changes. The company is in the process of analyzing their NOL and has not determined if the company has had any change of control issues that could limit the future use of NOL. NOL carryforwards that were generated after 2017 of approximately $9.9 million may only be used to offset 80% of taxable income and are carried forward indefinitely.

F-41

Components of deferred taxes are as follow at December 31 (in thousands):

The following is a summary of the items that caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate for the years ended December 31:

	2021	2020
Statutory federal tax rate	21%	21%
State taxes, net of federal benefit	4%	4%
Nondeductible expenses	-	-
Valuation allowance	25%	25%
Effective tax rate	0%	0%

The Company applies the applicable authoritative guidance which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2021, the Company has no uncertain tax positions. There are no uncertain tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months from December 31, 2021.

The Company files federal income tax returns and income tax returns in various state tax jurisdictions with varying statutes of limitations. The Company has filed its 2020 federal and state corporate tax returns. The last three tax years are subject to examination.

The provision for income taxes as of the dates indicated consisted of the following (in thousands) December 31:

	2021	2020
Current	$-	$-
Deferred	-	-
Deferred provision (credit)	(1,728)	1,623
Change in valuation allowance	1,728	(1,623)
Total provision for income taxes	$-	$-

In 2021 and 2020, our effective tax rate differed from the U.S. federal statutory rate due to the valuation allowance over our deferred tax assets.

	2021	2020
Deferred tax assets:
Warrant liability	$-	$617
Accrued executive compensation	288	519
Reserves and other	273	289
Stock options	134	132
Net operating loss carryforwards	16,985	17,851
	17,680	19,408
Valuation allowance	(17,680)	(19,408)
Net deferred tax assets	$-	$-

F-42

13.  SUBSEQUENT EVENTS

Auctus Exchange Agreement

On June 2, 2021, we entered into an initial exchange agreement Auctus. On February 1, 2022, we entered into a second exchange agreement with Auctus. Pursuant to this second agreement, Auctus agreed to exchange an aggregate of $668,290 of outstanding notes (the "Notes"), including accrued interest, and the associated warrants issued in connection with the Notes (the warrants, for the purpose of the exchange, are valued at, in the aggregate, $1,681,707) into unregistered units of our common stock, warrants and prefunded warrants otherwise in the form and ratios issued in a proposed underwritten public offering on the Nasdaq Capital Markets (the “Nasdaq Offering”).

The exchange price will be on a $1 for $1 basis such that Auctus will receive $2,349,997 of units consisting of common stock, warrants and prefunded warrants.  The units being issued in the exchange with Auctus are unregistered and are being issued pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.  Additionally, the units and the common stock underlying the units will be subject to a lock up agreement with the underwriters until the earlier of 120 days after the Nasdaq Offering and the date that the daily volume weighted average price of the common stock exceeds 200% of the Nasdaq Offering price for at least five consecutive trading days. Further, the termination date of the June 2, 2021 was extended to April 15, 2022. The $350,000 related to default penalties will be exchanged into $350,000 of securities offered in the Nasdaq Offering.

Common Stock Issuances

Subsequent to December 31, 2021, we issued 4,477,923 shares of common stock for warrant exercises (see Note 4, “Warrant Exchanges – 2021”).

Subsequent to December 31, 2021, we issued 307,000 shares of common stock for the conversion of Series E Preferred shares.

Subsequent to December 31, 2021, we issued 625,686 shares of common stock for payment of a one-time 15% dividend to holders of our Series F and Series F-2 Preferred shares.

Subsequent to December 31, 2021, we issued 121,262 shares of common stock for payment of interest accrued on the 10% Senior Unsecured Convertible Debenture.

Subsequent to December 31, 2021, we issued 60,000 shares of common stock for the conversion of Series F Preferred shares.

Subsequent to December 31, 2021, we issued 23,109 shares of common stock for payment of Series D Preferred share dividends.

Subsequent to December 31, 2021, we issued 12,432 shares of common stock for payment of Series E Preferred share dividends.

F-43

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,
	2022	December 31,
	(unaudited)	2021
ASSETS

Current Assets:
Cash and cash equivalents	$2,697	$643
Accounts receivable, net of allowance for doubtful accounts of $48 and $126 at September 30, 2022 and December 31, 2021, respectively	29	46
Inventory, net of reserves of $785 at September 30, 2022 and December 31, 2021	596	571
Other current assets	169	377
Total current assets	3,491	1,637

Non-Current Assets:
Property and equipment, net	42	14
Operating lease right-of-use assets, net of amortization	321	372
Other assets	17	17
Total non-current assets	380	403

TOTAL ASSETS	$3,871	$2,040

LIABILITIES AND STOCKHOLDERS DEFICIT

Current Liabilities:
Accounts payable	$2,217	$2,362
Accounts payable, related parties	60	87
Accrued liabilities	1,050	1,768
Deferred revenue	509	337
Current portion of lease liability	76	67
Current portion of long-term debt	32	88
Current portion of long-term debt, related parties	497	-
Short-term notes payable	90	48
Short-term notes payable, related parties	17	40
Convertible notes payable in default	-	161
Short-term convertible notes payable, including non-convertible penalty	579	736
Derivative liability	19	-
Total current liabilities	5,146	5,694

Long-Term Liabilities
Long-term lease liabilities	267	325
Derivative liability	-	32
Long-term convertible debt	1,017	820
Long-term debt	-	22
Long-term debt, related parties	92	592
Total long-term liabilities	1,376	1,791

Total liabilities	6,522	7,485

F-44

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS DEFICIT:

Series C convertible preferred stock, $0.001 par value; 9.0 shares authorized, 0.3 shares issued and outstanding as of September 30, 2022 and December 31, 2021. Liquidation preference of $286 at September 30, 2022 and December 31, 2021.	105	105
Series C1 convertible preferred stock, $0.001 par value; 20.3 shares authorized, 1.0 shares issued and outstanding as of September 30, 2022 and December 31, 2021. Liquidation preference of $1,049 at September 30, 2022 and December 31, 2021.	170	170
Series C2 convertible preferred stock, $0.001 par value; 5,000 shares authorized, 3.3 shares issued and outstanding as of September 30, 2022 and December 31, 2021. Liquidation preference of $3,263 at September 30, 2022 and December 31, 2021.	531	531
Series D convertible preferred stock, $0.001 par value; 6.0 shares authorized, 0.4 and 0.8 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. Liquidation preference of $438 and $763 at September 30, 2022 and December 31, 2021, respectively.	159	276
Series E convertible preferred stock, $0.001 par value; 5.0 shares authorized, 0.9 and 1.7 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. Liquidation preference of $888 and $1,736 at September 30, 2022 and December 31, 2021, respectively.	839	1,639
Series F convertible preferred stock, $0.001 par value; 1.5 shares authorized, 1.1 and 1.4 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. Liquidation preference of $1,071 and $1,426 at September 30, 2022 and December 31, 2021, respectively.	892	1,187
Series F-2 convertible preferred stock, $0.001 par value; 5.0 shares authorized, 0.5 and 3.2 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. Liquidation preference of $535 and $3,237 at September 30, 2022 and December 31, 2021, respectively.	489	2,963
Series G convertible preferred stock, $0.001 par value; 1,000 shares authorized, nil shares issued and outstanding as of September 30, 2022 and December 31, 2021. Liquidation preference was nil at September 30, 2022 and December 31, 2021.	-	-
Common stock, $0.001 par value; 500,000 shares authorized, 27,583 and 13,673 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	3,432	3,403
Additional paid-in capital	136,366	126,800
Treasury stock at cost	(132)	(132)
Accumulated deficit	(145,502)	(142,387)

Total stockholders deficit	(2,651)	(5,445)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$3,871	$2,040

The accompanying notes are an integral part of these consolidated statements.

F-45

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Sales - devices and disposables	$3	$19	$13	$21
Cost of goods sold	-	42	2	42
Gross profit (loss)	3	(23)	11	(21)

Operating expenses:
Research and development	8	16	38	52
Sales and marketing	52	41	129	107
General and administrative	1,167	407	2,229	1,747
Total operating expenses	1,227	464	2,396	1,906

Loss from operations	(1,224)	(487)	(2,385)	(1,927)

Other income (expenses):
Interest expense	(155)	(594)	(512)	(1,050)
Change in fair value of derivative liability	5	(1)	13	(89)
Gain from extinguishment of debt	270	763	345	578
Change in fair value of warrants	-	-	-	448
Other income	2	387	5	414
Total other income (expense)	122	555	(149)	301

Loss before income taxes	(1,102)	68	(2,534)	(1,626)
Provision for income taxes	-	-	-	-

Net income (loss)	(1,102)	68	(2,534)	(1,626)
Preferred stock dividends	48	(119)	(581)	(296)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,054)	$(51)	$(3,115)	$(1,922)

NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic	$(0.03)	$(0.00)	$(0.11)	$(0.14)
Diluted	$(0.03)	$(0.00)	$(0.11)	$(0.14)

Weighted average shares outstanding
Basic	34,829	13,417	27,335	13,291
Diluted	34,829	13,417	27,335	13,291

The accompanying notes are an integral part of these consolidated financial statements.

F-46

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS DEFICIT

FOR THE THREE MONTHS ENDED SEPTERMBER 30, 2022

(unaudited, in thousands)

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series C		Series C1		Series C2		Series D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 30, 2022	-	$105	1	$170	3	$531	1	$159
Issuances of common stock to investors	-	-	-	-	-	-	-	-
Issuances of warrants to investors	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series E preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of interest	-	-	-	-	-	-	-	-
Conversion of Series F-2 preferred stock to common stock	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-
Issuances of warrants to consultants	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance at September 30, 2022	-	$105	1	$170	3	$531	1	$159

	Preferred Stock		Preferred Stock		Preferred Stock
	Series E		Series F		Series F2
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 30, 2022	1	$839	1	$892	3	$2,536
Issuances of common stock to investors	-	-	-	-	-	-
Issuances of warrants to investors	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-
Issuance of common stock for payment of Series E preferred dividends	-	-	-	-	-	-
Issuance of common stock for payment of interest	-	-	-	-	-	-
Conversion of Series F-2 preferred stock to common stock	-	-	-	-	(3)	(2,047)
Stock-based compensation	-	-	-	-	-	-
Issuances of warrants to consultants	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at September 30, 2022	1	$839	1	$892	-	$489

F-47

			Additional
	Common Stock		Paid-in	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	Total
Balance at June 30, 2022	27,583	$3,416	$130,166	$(132)	$(144,448)	$(5,766)
Issuances of common stock to investors	6,637	7	1,389	-	-	1,396
Issuances of warrants to investors	-	-	1,796	-	-	1,796
Issuance of common stock for payment of Series D preferred dividends	17	-	10	-	-	10
Issuance of common stock for payment of Series E preferred dividends	117	-	67	-	-	67
Issuance of common stock for payment of interest	121	-	70	-	-	70
Conversion of Series F-2 preferred stock to common stock	8,944	9	2,038	-	-	-
Stock-based compensation	-	-	44	-	-	44
Issuances of warrants to consultants	-	-	786	-	-	786
Accrued preferred dividends	-	-	-	-	48	48
Net loss	-	-	-	-	(1,102)	(1,102)
Balance at September 30, 2022	43,419	$3,432	$136,366	$(132)	$(145,502)	$(2,651)

The accompanying notes are an integral part of these consolidated statements.

F-48

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(unaudited, in thousands)

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series C		Series C1		Series C2		Series D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2021	-	$105	1	$170	3	$531	1	$276
Common stock warrants exercised	-	-	-	-	-	-	-	-
Issuances of common stock to investors	-	-	-	-	-	-	-	-
Issuances of warrants to investors	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series E preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series F preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series F-2 preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for payment of interest	-	-	-	-	-	-	-	-
Issuance of common stock for Series F and Series F-2 one-time 15% dividends	-	-	-	-	-	-	-	-
Conversion of Series D preferred stock to common stock	-	-	-	-	-	-	-	(117)
Conversion of Series E preferred stock to common stock	-	-	-	-	-	-	-	-
Conversion of Series F preferred stock to common stock	-	-	-	-	-	-	-	-
Conversion of Series F-2 preferred stock to common stock	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-
Issuances of warrants to consultants	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance at September 30, 2022	-	$105	1	$170	3	$531	1	$159

F-49

	Preferred Stock		Preferred Stock		Preferred Stock
	Series E		Series F		Series F2
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2021	2	$1,639	1	$1,187	3	$2,963
Common stock warrants exercised	-	-	-	-	-	-
Issuances of common stock to investors	-	-	-	-	-	-
Issuances of warrants to investors	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-
Issuance of common stock for payment of Series E preferred dividends	-	-	-	-	-	-
Issuance of common stock for payment of Series F preferred dividends	-	-	-	-	-	-
Issuance of common stock for payment of Series F-2 preferred dividends	-	-	-	-	-	-
Issuance of common stock for payment of interest	-	-	-	-	-	-
Issuance of common stock for Series F and Series F-2 one-time 15% dividends	-	-	-	-	-	-
Conversion of Series D preferred stock to common stock	-	-	-	-	-	-
Conversion of Series E preferred stock to common stock	(1)	(800)	-	-	-	-
Conversion of Series F preferred stock to common stock	-	-	-	(295)	-	-
Conversion of Series F-2 preferred stock to common stock	-	-	-	-	(3)	(2,474)
Stock-based compensation	-	-	-	-	-	-
Issuances of warrants to consultants	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at September 30, 2022	1	$839	1	$892	-	$489

F-50

			Additional
	Common Stock		Paid-In	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2021	13,674	$3,403	$126,800	$(132)	$(142,387)	$(5,445)
Common stock warrants exercised	5,128	5	841	-	-	846
Issuances of common stock to investors	6,637	7	1,389	-	-	1,396
Issuances of warrants to investors	-	-	1,796	-	-	1,796
Issuance of common stock for payment of Series D preferred dividends	65	-	39	-	-	39
Issuance of common stock for payment of Series E preferred dividends	181	-	102	-	-	102
Issuance of common stock for payment of Series F preferred dividends	161	-	107	-	-	107
Issuance of common stock for payment of Series F-2 preferred dividends	114	-	75	-	-	75
Issuance of common stock for payment of interest	242	-	150	-	-	150
Issuance of common stock for Series F and Series F-2 one-time 15% dividends	624	1	399	-	-	400
Conversion of Series D preferred stock to common stock	975	1	117	-	-	1
Conversion of Series E preferred stock to common stock	3,390	3	797	-	-	-
Conversion of Series F preferred stock to common stock	1,420	1	294	-	-	-
Conversion of Series F-2 preferred stock to common stock	10,808	11	2,463	-	-	-
Stock-based compensation	-	-	132	-	-	132
Issuances of warrants to consultants	-	-	865	-	-	865
Accrued preferred dividends	-	-	-	-	(581)	(581)
Net loss	-	-	-	-	(2,534)	(2,534)
Balance at September 30, 2022	43,419	$3,432	$136,366	$(132)	$(145,502)	$(2,651)

The accompanying notes are an integral part of these consolidated financial statements.

F-51

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021
(unaudited, in thousands)

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series C		Series C1		Series C2		Series D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 30, 2021	-	$105	1	$170	3	$531	1	$276
Issuance of common stock for Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for Series E preferred dividends	-	-	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net income	-	-	-	-	-	-	-	-
Balance at September 30, 2021	-	$105	1	$170	3	$531	1	$276

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series E		Series F		Series F-2		Series G
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 30, 2021	2	$1,639	1	$1,195	3	$2,963	62	$-
Issuance of common stock for Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for Series E preferred dividends	-	-	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-	(62)	-
Stock-based compensation	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net income	-	-	-	-	-	-	-	-
Balance at September 30, 2021	2	$1,639	1	$1,195	3	$2,963	-	$-

			Additional
	Common Stock		Paid-In	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	Total
Balance at June 30, 2021	13,297	$3,403	$126,353	$(132)	$(141,878)	$(7,992)
Issuance of common stock for Series D preferred dividends	22	-	11	-	-	11
Issuance of common stock for Series E preferred dividends	288	-	118	-	-	118
Series G redemption	-	-	-	-	-	-
Stock-based compensation	-	-	56	-	-	56
Accrued preferred dividends	-	-	-	-	(119)	(119)
Net income		-	-	-	68	68
Balance at September 30, 2021	13,607	$3,403	$126,650	$(132)	$(141,929)	$(7,746)

The accompanying notes are an integral part of these consolidated financial statements.

F-52

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2021
(unaudited, in thousands)

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series C		Series C1		Series C2		Series D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2020	-	$105	1	$170	3	$531	1	$276
Series F preferred offering	-	-	-	-	-	-	-	-
Series F-2 preferred offering	-	-	-	-	-	-	-	-
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-	-	-	-	-
Issuance of common stock for Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for Series E preferred dividends	-	-	-	-	-	-	-	-
Series G preferred offering	-	-	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-	-	-
Issuance of common stock to finders	-	-	-	-	-	-	-	-
Issuance of warrants to consultants	-	-	-	-	-	-	-	-
Warrants issued	-	-	-	-	-	-	-	-
Conversions of warrants from liability to equity	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance at September 30, 2021	-	$105	1	$170	3	$531	1	$276

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Series E		Series F		Series F-2		Series G
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2020	2	$1,639	-	$-	-	$-	-	$-
Series F preferred offering	-	-	1	1,195	-	-	-	-
Series F-2 preferred offering	-	-	-	-	1	404	-	-
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-	2	2,559	-	-
Issuance of common stock for Series D preferred dividends	-	-	-	-	-	-	-	-
Issuance of common stock for Series E preferred dividends	-	-	-	-	-	-	-	-
Series G preferred offering	-	-	-	-	-	-	153	-
Series G redemption	-	-	-	-	-	-	(153)	-
Issuance of common stock to finders	-	-	-	-	-	-	-	-
Issuance of warrants to consultants	-	-	-	-	-	-	-	-
Warrants issued	-	-	-	-	-	-	-	-
Conversions of warrants from liability to equity	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance at September 30, 2021	2	$1,639	1	$1,195	3	$2,963	-	$-

F-53

			Additional
	Common Stock		Paid-In	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2020	13,138	$3,403	$123,109	$(132)	$(139,956)	$(10,855)
Series F preferred offering	-	-	-	-	-	1,195
Series F-2 preferred offering	-	-	-	-	-	404
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-		2,559
Issuance of common stock for Series D preferred dividends	83	-	39	-	-	39
Issuance of common stock for Series E preferred dividends	288	-	118	-	-	118
Series G preferred offering	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-
Issuance of common stock to finders	98	-	54	-	-	54
Issuance of warrants to consultants	-	-	1,093	-	-	1,093
Warrants issued	-	-	304	-	-	304
Conversions of warrants from liability to equity	-	-	1,755	-	-	1,755
Stock-based compensation	-	-	178	-	-	178
Accrued preferred dividends	-	-	-	-	(296)	(296)
Net loss		-	-	-	(1,626)	(1,626)
Balance at September 30, 2021	13,607	$3,403	$126,650	$(132)	$(141,878)	$(5,078)

The accompanying notes are an integral part of these consolidated financial statements.

F-54

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,534)	$(1,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1	1
Amortization of debt issuance costs and discounts	111	250
Amortization of beneficial conversion feature	-	37
Stock based compensation	132	178
Change in fair value of warrants	-	(448)
Extinguishment of derivative liability	-	(84)
Change in fair value of derivative liability	(13)	89
Amortization of lease right-of-use-asset	50	66
Expense for warrants issued to consultants	865	585
Gain from extinguishment of debt	(345)	(578)
Other non-cash expenses	156	109
Change in operating assets and liabilities:
Accounts receivable	16	-
Inventory	(25)	14
Other current assets	332	(88)
Other non-current assets	-	(17)
Accounts payable and accrued liabilities	(7)	(435)
Lease liabilities	(51)	(41)
Deferred revenue	172	237
NET CASH USED IN OPERATING ACTIVITIES	(1,140)	(1,751)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(28)	(10)
NET CASH USED FOR INVESTING ACTIVITIES	(28)	(10)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant exercises	495	-
Proceeds from debt financing	-	1,248
Payments made on notes payable	(465)	(1,415)
Payments of debt issuance costs	-	(86)
Note payable default penalty	-	398
Proceeds from issuances of common stock, net of costs	1,396	-
Proceeds from issuances of warrants, net of costs	1,796	-
Proceeds from Series F offering, net of costs	-	1,436
Proceeds from Series F-2 offering, net of costs	-	539
Proceeds from Series G offering, net of costs	-	125
Redemption of Series G preferred stock	-	(125)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,222	2,120

NET CHANGE IN CASH	2,054	359

Cash at beginning of period	643	182

CASH AT END OF PERIOD	$2,697	$541

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash paid for interest	$89	$552

SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Dividends on preferred stock	$581	$296
Settlement of interest through common stock issuance	$151	$-
Debt from related parties exchanged for Preferred series F-2 shares	$-	$323
Issuance of series F-2 preferred stock	$-	$2,236
Issuance of warrants to finders in connection with Series F and Series F-2 preferred stock	$-	$377
Settlement of dividends through common stock issuance	$722	$157
Settlement of accounts payable through common stock issuance	$-	$62
Warrants exchanged for fixed price warrants	$-	$1,755
Warrants issued with debt	$-	$304
Conversion of Series D Preferred Shares into common stock	$118	$-
Conversion of Series E Preferred Shares into common stock	$800	$-
Conversion of Series F Preferred Shares into common stock	$296	$-
Conversion of Series F-2 Preferred Shares into common stock	$2,473	$-
Directors and officers insurance obtained with financing	$124	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-55

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION, BACKGROUND, AND BASIS OF PRESENTATION

Guided Therapeutics, Inc. (formerly SpectRx, Inc.), together with its wholly owned subsidiary, InterScan, Inc. (formerly Guided Therapeutics, Inc.), collectively referred to herein as the “Company”, is a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. The Company’s primary focus is the continued commercialization of its LuViva non-invasive cervical cancer detection device and extension of its cancer detection technology into other cancers, including esophageal. The Company’s technology, including products in research and development, primarily relates to biophotonics technology for the non-invasive detection of cancers.

During the year ended December 31, 2021, the Board simultaneously approved a 1-for-20 reverse stock split of our common stock and decreased the total number of authorized common shares to 500,000,000. On November 18, 2021, the Company submitted an Issuer Company Related Action Notification regarding the reverse stock split to the Financial Industry Regulatory Authority (“FINRA”). On July 25, 2022, the Company filed a Certificate of Correction with the Secretary of State of Delaware to render null and void ab initio the Reverse Split Amendment and as a result, the Reverse Split was deemed null and void.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) under the Securities Exchange Act of 1934. The December 31, 2021 balances reported herein are derived from the audited consolidated financial statements for the year ended December 31, 2021. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company as of September 30, 2022 and December 31, 2021, and the consolidated results of operations and cash flows for the three and nine-month periods ended September 30, 2022 and 2021 have been included.

The Company’s prospects must be considered in light of the substantial risks, expenses and difficulties encountered by entrants into the medical device industry. This industry is characterized by an increasing number of participants, intense competition and a high failure rate. The Company has experienced net losses since its inception and, as of September 30, 2022, it had an accumulated deficit of approximately $145.5 million. To date, the Company has engaged primarily in research and development efforts and the early stages of marketing its products. The Company may not be successful in growing sales for its products. Moreover, required regulatory clearances or approvals may not be obtained in a timely manner, or at all. The Company’s products may not ever gain market acceptance and the Company may not ever generate significant revenues or achieve profitability. The development and commercialization of the Company’s products requires substantial development, regulatory, sales and marketing, manufacturing and other expenditures. The Company expects operating losses to continue for the foreseeable future as it continues to expend substantial resources to complete development of its products, obtain regulatory clearances or approvals, build its marketing, sales, manufacturing and finance capabilities, and conduct further research and development.

The Company is not organized by multiple operating segments for the purpose of making operating decisions or assessing performance. Accordingly, the Company operates in one reportable operating segment. The Company’s principal decision makers are the Chief Executive Officer and its Chief Financial Officer. Management believes that its business operates as one reportable segment because: a) the Company measures profit and loss as a whole; b) the principal decision makers do not review information based on any operating segment; c) the Company does not maintain discrete financial information on any specific segment; d) the Company has not chosen to organize its business around different products and services, and e) the Company has not chosen to organize its business around geographic areas.

F-56

Going Concern

The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. The factors below raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

At September 30, 2022, the Company had a negative working capital of approximately $1.8 million, accumulated deficit of $145.5 million and incurred a net loss including preferred dividends of $3.1 million for the nine months then ended. Stockholders’ deficit totaled approximately $2.7 million at September 30, 2022, primarily due to recurring net losses from operations.

During the nine-month period ended September 30, 2022, the Company raised $3.2 million from the sale of common stock and warrants (net of expenses), and $495 thousand of proceeds from warrant exercises. The Company will need to continue to raise capital in order to provide funding for its operations and FDA approval process. If sufficient capital cannot be raised, the Company will continue its plans of curtailing operations by reducing discretionary spending and staffing levels and attempting to operate by only pursuing activities for which it has external financial support. However, there can be no assurance that such external financial support will be sufficient to maintain even limited operations or that the Company will be able to raise additional funds on acceptable terms, or at all. In such a case, the Company might be required to enter into unfavorable agreements or, if that is not possible, be unable to continue operations, and to the extent practicable, liquidate and/or file for bankruptcy protection.

The Company had warrants exercisable for approximately 40.1 million shares of its common stock outstanding at September 30, 2022, with exercise prices ranging between $0.15 and $0.80 per share. Exercises of in-the-money warrants would generate a total of approximately $8.6 million in cash, assuming full exercise, although the Company cannot be assured that holders will exercise any warrants. Management may obtain additional funds through the public or private sale of debt or equity, and grants, if available.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas where estimates are used include the allowance for doubtful accounts, inventory valuation and input variables for Black-Scholes, Monte Carlo simulations and binomial calculations. The Company uses the Monte Carlo simulations and binomial calculations in the calculation of the fair value of the warrant liabilities and the valuation of embedded conversion options and freestanding warrants.

Accounting Standard Updates

A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect, if any that the implementation of such proposed standards would have on the Company’s consolidated financial statements.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be a cash equivalent.

F-57

Accounts Receivable

The Company performs periodic credit evaluations of its distributors’ financial conditions and generally does not require collateral. The Company reviews all outstanding accounts receivable for collectability on a quarterly basis. An allowance for doubtful accounts is recorded for any amounts deemed uncollectable. Uncollectibility is determined based on the determination that a distributor will not be able to make payment and the time frame has exceeded one year. The Company does not accrue interest receivables on past due accounts receivable.

Concentrations of Credit Risk

The Company, from time to time during the years covered by these consolidated financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Inventory Valuation

All inventories are stated at lower of cost or net realizable value, with cost determined substantially on a “first-in, first-out” basis.  Selling, general, and administrative expenses are not inventoried, but are charged to expense when incurred. The following is a summary of the Company’s inventories as of September 30, 2022 and December 31, 2021:

	(in thousands)
	September 30,	December 31,
	2022	2021

Raw materials	$1,274	$1,255
Work-in-progress	70	69
Finished goods	37	32
Inventory reserve	(785)	(785)

Total inventory	$596	$571

The company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.

F-58

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized at the shorter of the useful life of the asset or the remaining lease term. Depreciation and amortization expense are included in general and administrative expense on the statement of operations. Expenditures for repairs and maintenance are expensed as incurred. The following is a summary of the Company’s property and equipment at September 30, 2022 and December 31, 2021:

	(in thousands)
	September 30,	December 31,
	2022	2021

Equipment	$1,085	$1,048
Software	653	652
Furniture and fixtures	41	41
Leasehold improvements	12	12
Construction in progress	-	8

Subtotal	1,791	1,761
Less accumulated depreciation	(1,749)	(1,747)
Property, equipment and leasehold improvements, net
	$42	$14

Depreciation expense related to property and equipment for the three and nine months ended September 30, 2022 and 2021 was not material.

Debt Issuance Costs

Debt issuance costs are capitalized and amortized over the term of the associated debt. Debt issuance costs are presented in the balance sheet as a direct deduction from the carrying amount of the debt liability consistent with the debt discount.

Patent Costs (Principally Legal Fees)

Costs incurred in filing, prosecuting, and maintaining patents are recurring, and expensed as incurred. Maintaining patents are expensed as incurred as the Company has not yet received U.S. FDA approval and recovery of these costs is uncertain. Such costs were not material for the three and nine months ended September 30, 2022 and 2021.

Leases

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term.

Where an operating lease contains extension options that the Company is reasonably certain to exercise, the extension period is included in the calculation of the right-of-use assets and lease liabilities.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes its secured borrowing rate. Right-of-use assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both right-of-use assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions or covenants. See Note 7 – Commitments and Contingencies.

F-59

Accrued Liabilities

Accrued liabilities as of September 30, 2022 and December 31, 2021 are summarized as follows:

	(in thousands)
	September 30, 2022	December 31, 2021

Compensation	$488	$621
Professional fees	126	98
Stock subscription payable	-	351
Interest	182	261
Vacation	42	39
Preferred dividends	190	349
Other accrued expenses	22	49

Total	$1,050	$1,768

Stock Subscription Payable

Cash received from investors for common stock shares that have not yet been issued is recorded as a liability, which is presented within Accrued Liabilities on the consolidated balance sheet.

Revenue Recognition

ASC 606, Revenue from Contracts with Customers, establishes a single and comprehensive framework which sets out how much revenue is to be recognized, and when. The core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. Revenue will now be recognized by a vendor when control over the goods or services is transferred to the customer. In contrast, revenue-based revenue recognition around an analysis of the transfer of risks and rewards; this now forms one of a number of criteria that are assessed in determining whether control has been transferred. The application of the core principle in ASC 606 is carried out in five steps:

•	Step 1 – Identify the contract with a customer: a contract is defined as an agreement (including oral and implied), between two or more parties, that creates enforceable rights and obligations and sets out the criteria for each of those rights and obligations. The contract needs to have commercial substance and it is probable that the entity will collect the consideration to which it will be entitled.

•	Step 2 – Identify the performance obligations in the contract: a performance obligation in a contract is a promise (including implicit) to transfer a good or service to the customer. Each performance obligation should be capable of being distinct and is separately identifiable in the contract.

•	Step 3 – Determine the transaction price: transaction price is the amount of consideration that the entity can be entitled to, in exchange for transferring the promised goods and services to a customer, excluding amounts collected on behalf of third parties.

•	Step 4 – Allocate the transaction price to the performance obligations in the contract: for a contract that has more than one performance obligation, the entity will allocate the transaction price to each performance obligation separately, in exchange for satisfying each performance obligation. The acceptable methods of allocating the transaction price include adjusted market assessment approach, expected cost plus a margin approach, and the residual approach in limited circumstances. Discounts given should be allocated proportionately to all performance obligations unless certain criteria are met and reallocation of changes in standalone selling prices after inception is not permitted.

•	Step 5 – Recognize revenue as and when the entity satisfies a performance obligation: the entity should recognize revenue at a point in time, except if it meets any of the three criteria, which will require recognition of revenue over time: the entity’s performance creates or enhances an asset controlled by the customer, the customer simultaneously receives and consumes the benefit of the entity’s performance as the entity performs, and the entity does not create an asset that has an alternative use to the entity and the entity has the right to be paid for performance to date.

F-60

The Company did not recognize material revenues during the nine-month periods ended September 30, 2022 or 2021. The Company’s revenues do not require significant estimates or judgments. The Company is not party to contracts that include multiple performance obligations or material variable consideration.

Contract Balances

The Company defers payments received as revenue until earned based on the related contracts and applying ASC 606 as required. As of September 30, 2022 and December 31, 2021, deferred revenue was $509,101 and $337,315, respectively.

Significant Distributors

As of September 30, 2022, accounts receivable outstanding was approximately $77,634. The gross outstanding amount was netted against a $48,172 allowance, leaving a balance of $29,462 which was from two distributors. As of December 31, 2021, accounts receivable outstanding was $171,153; the outstanding amount was netted against a $125,584 allowance, leaving a balance of $45,569, which was from two distributors.

Research and Development

Research and development expenses consist of expenditures for research conducted by the Company and payments made under contracts with consultants or other outside parties and costs associated with internal and contracted clinical trials. All research and development costs are expensed as incurred.

Income Taxes

The provision for income taxes is determined in accordance with ASC 740, “Income Taxes”. The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expense are expected to be settled in our income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has filed its 2021 federal and state corporate tax returns. The Company has entered into an agreed upon payment plan with the IRS for delinquent payroll taxes. The Company has an established payment arrangement for its delinquent state income taxes with the State of Georgia. Although the Company has been experiencing recurring losses, it is obligated to file tax returns for compliance with IRS regulations and that of applicable state jurisdictions. At September 30, 2022, the Company had approximately $61.6 million of net operating losses carryforward available. This net operating loss will be eligible to be carried forward for tax purposes at federal and applicable states level. A full valuation allowance has been recorded related the deferred tax assets generated from the net operating losses.

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50.0% likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax related interest and penalties as interest expense and selling, general and administrative expense, respectively, on the consolidated statements of operations.

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Warrants

The Company has issued warrants, which allow the warrant holder to purchase one share of stock at a specified price for a specified period of time. The Company records equity instruments including warrants based on the fair value at the date of issue. The fair value of warrants classified as equity instruments at the date of issuance is estimated using the Black-Scholes Model. The fair value of warrants classified as liabilities at the date of issuance is estimated using the Monte Carlo Simulation or Binomial model.

Stock Based Compensation

The Company accounts for its stock-based awards in accordance with ASC Subtopic 718, “Compensation – Stock Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors. The Company determines the fair value of stock options using the Black-Scholes model. The fair value of restricted stock awards is based upon the quoted market price of the common shares on the date of grant. The fair value of stock-based awards is expensed over the requisite service periods of the awards. The Company accounts for forfeitures of stock-based awards as they occur.

The Black-Scholes option pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

Derivatives

The Company reviews the terms of convertible debt issued to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense.

3. FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, ASC 820, Fair Value Measurements and Disclosures, establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follow:

•	Level 1–Quoted market prices in active markets for identical assets and liabilities;
•	Level 2–Inputs, other than level 1 inputs, either directly or indirectly observable; and
•	Level 3–Unobservable inputs developed using internal estimates and assumptions (there is little or no market date) which reflect those that market participants would use.

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The Company records its derivative activities at fair value. As of September 30, 2022 we had one instrument that we valued for the derivative liability associated with the bifurcated conversion option of a loan due to Auctus Funds, LLC (“Auctus”) in the amount of $298,884. There was no movement of instruments between fair value hierarchy tiers during the nine months ended September 30, 2022.

The following tables present the fair value of those liabilities measured on a recurring basis as of September 30, 2022 and December 31, 2021:

	Fair Value at September 30, 2022 (in thousands)
	Level 1	Level 2	Level 3	Total
Derivative liability/bifurcated conversion option in connection with Auctus $328,941 loan on December 17, 2019	$-	$-	$(19)	$(19)

Total short-term liabilities at fair value	$-	$-	$(19)	$(19)

	Fair Value at December 31, 2021 (in thousands)
	Level 1	Level 2	Level 3	Total
Derivative liability/bifurcated conversion option in connection with Auctus $400,000 loan on December 17, 2019	-	-	(32)	(32)

Total long-term liabilities at fair value	$-	$-	$(32)	$(32)

The following is a summary of changes to Level 3 instruments during the nine months ended September 30, 2022:

	(in thousands)
	Senior Secured	Derivative	Total
Balance, December 31, 2021	$-	$(32)	$(32)
Change in fair value during the period	-	13	13

Balance, September 30, 2022	$-	$(19)	$(19)

4. STOCKHOLDERS’ DEFICIT

Recent Sales of Securities

On September 1, 2022, the Company entered into certain Securities Purchase Agreements (the “Agreement”) with certain accredited investors (the “Investors”), including Richard Blumberg, Michael James and John Imhoff, each a member of the Company’s Board of Directors, pursuant to which the Company issued 6,636,540 shares of its common stock, four year warrants to purchase an aggregate of 6,636,540 shares of Common Stock at $0.50 per share and  6,636,540 shares of Common Stock at $0.65 per share (the “Warrants”) for an aggregate purchase price of $3,318,270 (the “Transaction”).

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The Company has agreed that, as soon as practicable after the Closing Date, the Company shall file a Registration Statement on the appropriate form providing for the resale by the Investors of the Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares” and collectively with the Shares and the Warrants, the “Securities”) with the Securities and Exchange Commission.  The Company shall use commercially reasonable efforts to cause such Registration Statement to become effective within 120 days of closing all rounds of this offering and to keep such Registration Statement effective at all times until the earlier of the date that the Shares and Warrant Shares may be resold pursuant to Rule 144 (assuming cashless exercise of the Warrants) and the date that no Investor owns any Securities.  In the event that the Registration Statement is not effective on the 121st day following the Closing Date, the Company shall issue to each Investor an additional number of shares of Common Stock equal to 10% of the Shares issued to such Investor and an additional number of shares of Common Stock equal to 5% of the Shares issued to such Purchaser on each monthly anniversary thereafter until the earlier of the date the Registration Statement is effective and the date that the Shares and Warrant Shares may be resold pursuant to Rule 144 (assuming cashless exercise of the Warrants).  The Company may avoid these penalties if, prior to the 121st day following the closing date of the last round of the offering, it files an application to list the Common Stock on a recognized Canadian Stock Exchange. In addition, if there is no effective Registration Statement covering the Warrant Shares after 180th day following the Closing Date, the Warrants may be exercised cashlessly as set forth in the Warrants.

After payment of all fees and expenses relating to the transaction, the Company received net proceeds of approximately $3.2 million. The primary use of proceeds is to fund the completion and filing of clinical study data needed for FDA approval of the Company’s LuViva Advanced Cervical Scan. Additional use of proceeds is to support international distribution partners to grow sales throughout the remainder of 2022 and into 2023, as well as for general and administrative expenses.

Common Stock

The Company has authorized 500,000,000 shares of common stock with $0.001 par value. As of September 30, 2022 and December 31, 2021, 43,418,443 and 13,673,583 shares were issued and outstanding, respectively.

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During the nine months ended September 30, 2022, the Company issued 29,744,860 shares of common stock, as summarized below:

Number of Shares
Issuances of common stock to investors	6,636,540
Issuances of common stock for warrants exercised	5,127,923
Issuances of common stock for payment of Series D Preferred dividends	64,979
Issuances of common stock for payment of Series E Preferred dividends	179,858
Issuances of common stock for payment of Series F Preferred dividends	162,436
Issuances of common stock for payment of Series F-2 Preferred dividends	114,304
Issuances of common stock for payment of interest	241,914
Issuances of common stock for Series F one-time 15% dividend	255,401
Issuances of common stock for Series F-2 one-time 15% dividend	368,505
Conversion of Series D Preferred stock to common stock	975,000
Conversion of Series E Preferred stock to common stock	3,390,000
Conversion of Series F Preferred stock to common stock	1,420,000
Conversion of Series F-2 Preferred stock to common stock	10,808,000
Issued during the nine months ended September 30, 2022	29,744,860

Summary table of common stock share transactions:
Shares outstanding at December 31, 2021	13,673,583
Issued in 2022	29,744,860
Shares outstanding at September 30, 2022	43,418,443

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock with a $.001 par value. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

Series C Convertible Preferred Stock

The board designated 9,000 shares of preferred stock as Series C Convertible Preferred Stock, (the “Series C Preferred Stock”). Pursuant to the Series C certificate of designations, shares of Series C preferred stock are convertible into common stock by their holder at any time and may be mandatorily convertible upon the achievement of specified average trading prices for the Company’s common stock. At September 30, 2022 and December 31, 2021, there were 286 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock; for a total convertible of 572,000 common stock shares, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions, as set forth in the Series C certificate of designations. The conversion price will automatically adjust downward to 80% of the then-current market price of the Company’s common stock 15 trading days after any reverse stock split of the Company’s common stock, and 5 trading days after any conversions of the Company’s outstanding convertible debt.

Holders of the Series C preferred stock are entitled to quarterly cumulative dividends at an annual rate of 12.0% until 42 months after the original issuance date (the “Dividend End Date”), payable in cash or, subject to certain conditions, the Company’s common stock. Unpaid accrued dividends were $120,120 as of September 30, 2022. Upon conversion of the Series C preferred stock prior to the Dividend End Date, the Company will also pay to the converting holder a “make-whole payment” equal to the number of unpaid dividends through the Dividend End Date on the converted shares. At September 30, 2022 and December 31, 2021, the “make-whole payment” for a converted share of Series C preferred stock would convert to 200 shares of the Company’s common stock.

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The Series C preferred stock generally has no voting rights except as required by Delaware law. Upon the Company’s liquidation or sale to or merger with another corporation, each share will be entitled to a liquidation preference of $1,000, plus any accrued but unpaid dividends.

Series C1 Convertible Preferred Stock

The board designated 20,250 shares of preferred stock as Series C1 Preferred Stock, of which 1,049 shares were issued and outstanding at September 30, 2022 and December 31, 2021. In addition, some holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At September 30, 2022 and December 31, 2021, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock.

At September 30, 2022 and December 31, 2021, there were 1,049.25 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C1 preferred stock would convert into approximately 2,000 shares of the Company’s common stock, for a total convertible of 2,098,500 common stock shares.

The Series C1 preferred stock has terms that are substantially the same as the Series C preferred stock, except that the Series C1 preferred stock does not pay dividends (unless and to the extent declared on the common stock) or at-the-market “make-whole payments” and, while it has the same anti-dilution protections afforded the Series C preferred stock, it does not automatically reset in connection with a reverse stock split or conversion of our outstanding convertible debt.

Series C2 Convertible Preferred Stock

On August 31, 2018, the Company entered into agreements with certain holders of the Company’s Series C1 Preferred Stock, including the chairman of the Company’s board of directors, the Chief Operating Officer, and a director of the Company, pursuant to which those holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At September 30, 2022 and December 31, 2021, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock, for a total convertible of 6,524,500 common stock shares.

The terms of the Series C2 Preferred Stock are substantially the same as the Series C1 Preferred Stock, except that (i) shares of Series C1 Preferred Stock may not be convertible into the Company’s common stock by their holder for a period of 180 days following the date of the filing of the Certificate of Designation (the “Lock-Up Period”); (ii) the Series C2 Preferred Stock has the right to vote as a single class with the Company’s common stock on an as-converted basis, notwithstanding the Lock-Up Period; and (iii) the Series C2 Preferred Stock will automatically convert into that number of securities sold in the next Qualified Financing (as defined in the Exchange Agreement) determined by dividing the stated value ($1,000 per share) of such share of Series C2 Preferred Stock by the purchase price of the securities sold in the Qualified Financing.

Series D Convertible Preferred Stock

The Board designated 6,000 shares of preferred stock as Series D Preferred Stock, 438 and 763 of which remained outstanding as of September 30, 2022 and December 31, 2021, respectively. On January 8, 2021, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series D Investors”) pursuant to all obligations under the Series D Certificate of Designation. The Series D Investors included the Chief Executive Officer, Chief Operating Officer and a director of the Company. In total, for $763,000 the Company issued 763 shares of Series D Preferred Stock, 1,526,000 common stock shares, 1,526,000 common stock warrants, exercisable at $0.25, and 1,526,000 common stock warrants, exercisable at $0.75. Each Series D Preferred Stock is convertible into 3,000 common stock shares. The Series D Preferred Stock will have cumulative dividends at the rate per share of 10% per annum. The stated value and liquidation preference on the Series D Preferred Stock is $763. The 763 Series D Preferred Shares are convertible into debt at the option of the holder during a prescribed time period.  If the Series D Preferred Shares are converted, the Series D preferences are surrendered and the debt is then secured by the Company’s assets. As of September 30, 2022, none of the remaining 438 Series D Preferred Shares have been converted to secured debt.

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Each share of Series D Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series D Certificate of Designation (the “Series D Conversion Price”). The conversion of Series D Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series D Preferred. If the average of the VWAPs (as defined in the Series D Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series D Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series D Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

During the nine months ended September 30, 2022, the Company entered into various agreements with Series D Preferred shareholders, pursuant to which each holder separately agreed to exchange their Series D Preferred shares into the Company’s common shares (in accordance with their existing Series D Preferred Share Agreements). In addition, the holders agreed to exchange 650,000 common stock warrants with a strike price of $0.25 for 650,000 warrants with a strike price of $0.20, which were required to be immediately exercised. The Company received $130,000 from the holders for exercises of the aforementioned warrants.

During the nine months ended September 30, 2022, the Company issued 975,000 common stock shares for the conversion of 325 shares of Series D Preferred Stock. During the nine months ended September 30, 2022, the Company issued 64,979 common stock shares for the payment of accrued Series D Preferred Stock dividends. As of September 30, 2022, the Company had accrued dividends for Series D preferred shares of $8,213.

Series E Convertible Preferred Stock

The Board designated 5,000 shares of preferred stock as Series E Preferred Stock, 888 and 1,736 of which remained outstanding as of September 30, 2022 and December 31, 2021, respectively. Each share of Series E Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series E Certificate of Designation (the “Series E Conversion Price”). The conversion of Series E Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series E Preferred. If the average of the VWAPs (as defined in the Series E Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series E Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series E Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

Each share of Series E Preferred Stock has a par value of $0.001 per share and a Stated Value equal to $1,000, subject to increase set forth in its Certificate of Designation. Each holder of Series E Preferred Stock is entitled to receive cumulative dividends of 8% per annum, payable annually in cash or, following the listing of the Company’s common stock on certain Canadian trading markets and at the option of the Company, in shares of common stock.

During the nine months ended September 30, 2022, the Company issued 3,390,000 common stock shares for the conversion of 848 shares of Series E Convertible Preferred Stock. During the nine months ended September 30, 2022, the Company issued 179,858 common stock shares for the payment of Series E Preferred Stock dividends accrued. As of September 30, 2022, the Company had accrued dividends for Series E preferred shares of $12,654.

Series F Convertible Preferred Stock

The Board designated 1,500 shares of preferred stock as Series F Preferred Stock, 1,071 and 1,426 of which were issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. During 2021, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series F Investors”). In total, for $1,436,000 the Company issued 1,436 shares of Series F Preferred Stock. Each Series F Preferred Stock is convertible into 4,000 common stock shares. The Series F Preferred Stock is entitled to cumulative dividends at the rate per share of 6% per annum. The stated value on the Series F Preferred Stock is $1,000.

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Each share of Series F Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F Certificate of Designation (the “Series F Conversion Price”). The conversion of Series F Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series F Preferred. If the average of the VWAPs (as defined in the Series F  Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

During the nine months ended September 30, 2022, the Company issued 1,420,000 common stock shares for the conversion of 355 shares of Series F Preferred stock and 162,436 common stock shares for the payment of annual Series F Preferred Stock dividends. During the nine months ended September 30, 2022, the Company issued 255,401 common stock shares for the payment of a one-time, non-recurring 15% dividend to the Series F Preferred shareholders (as required by the Series F Certificate of Designation, in the event the Company did not uplist to the NASDAQ stock exchange or file its clinical data intended for FDA approval of LuViva by December 31, 2021).  As of September 30, 2022, the Company had accrued dividends for Series F Preferred shares of $32,943.

Series F-2 Convertible Preferred Stock

The Company was oversubscribed for its Series F Convertible Preferred Stock, resulting in the requirement to file an additional Certificate of Designation for Series F-2 Convertible Preferred Stock with substantially the same terms as the Series F Convertible Preferred Stock. The Board designated 3,500 shares of preferred stock as Series F-2 Preferred Stock, 535 and 3,237 of which were issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. During 2021, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series F-2 Investors”). In total, for $678,000 the Company issued 678 shares of Series F-2 Preferred Stock. In addition, the Company exchanged outstanding debt of $2,559,000 for 2,559 shares of Series F-2 Preferred Stock. Each Series F-2 Preferred Stock is convertible into 4,000 common stock shares. The Series F-2 Preferred Stock will have cumulative dividends at the rate per share of 6% per annum. The stated value on the Series F-2 Preferred Stock is $1,000.

Each share of Series F-2 Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F-2 Certificate of Designation (the “Series F-2 Conversion Price”). The conversion of Series F-2 Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holders of the Series F-2 Preferred. If the average of the VWAPs (as defined in the Series F-2 Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F-2 Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F-2 Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

During the nine months ended September 30, 2022, the Company issued 10,808,000 common stock shares for the conversion of 2,702 shares of Series F-2 Preferred stock and 114,304 common stock shares for the payment of annual Series F-2 Preferred Stock dividends. During the nine months ended September 30, 2022, the Company issued 368,505 common stock shares for the payment of a one-time, non-recurring 15% dividend to the Series F-2 Preferred shareholders (as required by the Series F-2 Certificate of Designation in the event the Company did not uplist to the NASDAQ stock exchange or file its clinical data intended for FDA approval of LuViva by December 31, 2021). As of September 30, 2022, the Company had accrued dividends for Series F-2 Preferred shares of $16,242.

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Powerup (Series G Convertible Preferred Stock)

During January 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $78,500, net to the Company is $75,000, for 91,000 shares of Series G preferred stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G preferred stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G preferred stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G preferred stock by paying an amount equal to: (i) the number of shares of Series G preferred stock multiplied by then stated value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G preferred stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G preferred stock, then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred. The Company has redeemed all of the Series G preferred stock and the balance is paid.

During February 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $53,500, net to the Company is $50,000, for 62,000 shares of Series G preferred stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G preferred stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G preferred stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G preferred stock by paying an amount equal to: (i) the number of shares of Series G preferred stock multiplied by then stated value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G preferred stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G preferred stock then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred.

Due to the mandatory redemption feature of the Series G preferred stock, the total amount of proceeds of $125,000 was recorded as a liability. On June 4, 2021, the Company redeemed the January 2021 investment of $75,000 for $114,597, this $39,597 difference was recorded as interest expense. On July 8, 2021, the Company redeemed the February 2021 investment of $50,000 for $78,094. The difference of $28,094 was recorded as interest expense. As of September 30, 2022 and December 31, 2021, the amount outstanding was nil.

Warrants

The following table summarizes transactions involving the Company’s outstanding warrants to purchase common stock for the nine months ended September 30, 2022:

	Warrants (Underlying Shares)	Weighted-Average Exercise Price Per Share
Outstanding, December 31, 2021	27,669,634	$0.29
Warrants issued	15,323,080	0.54
Warrants expired	(1,000)	0.50
Warrants exercised	(2,934,324)	0.17
Outstanding, September 30, 2022	40,057,390	$0.40

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During the three months ended September 30, 2022, the Company issued 13,273,080 warrants to investors (see “Recent Sales of Securities” above); the proceeds from which were allocated to the warrants on an allocated fair-value basis. Additionally, the Company issued 2,050,000 warrants to consultants as consideration for performing services.  The expense for such warrants will be recognized on a pro-rata basis over the term of their respective agreements.

The Black-Scholes option pricing model was utilized to calculate the fair value of the warrants issued, with the following assumptions:

September 30,
2022
Expected term (years)	3.8 Years
Volatility	151.19%
Risk-free interest rate	3.30%
Dividend yield	0.00%

During the nine months ended September 30, 2022, the Company issued 5,127,923 common shares for warrants exercised, 2,193,599 of which were for warrants exercised prior to December 31, 2021. During December 31, 2021, the Company received approximately $351,000 from the holders for the exercise of 2,193,599 warrants, which was included in Accrued Liabilities as of December 31, 2021, pending issuance of the common shares.

5. STOCK OPTIONS

The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. The plan provides for stock options to be granted up to 10% of the outstanding common stock shares.

There was no stock option activity during the nine months ended September 30, 2022. The following table summarizes the Company’s outstanding and exercisable stock options as of September 30, 2022:

	Number of Shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value of In-the-Money Options (in thousands)
Options outstanding as of September 30, 2022	1,500,000	$0.49	7.8 years	$-
Options exercisable as of September 30, 2022	1,227,136	$0.49	7.8 years	$-

The aggregate intrinsic value is calculated as the difference between the Company’s closing stock price as of September 30, 2022 and the exercise price, multiplied by the number of options. As of September 30, 2022, there was $131,735 of unrecognized stock-based compensation expense. Such costs are expected to be recognized over a weighted average period of approximately one year. The weighted-average fair value of awards granted was nil and $0.47 during the nine months ended September 30, 2022 and 2021, respectively.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period.

6. LITIGATION AND CLAIMS

From time to time, the Company may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year. As of September 30, 2022, and December 31, 2021, there was no accrual recorded for any potential losses related to pending litigation.

F-70

7. COMMITMENTS AND CONTINGENCIES

Operating Leases

The below table presents total operating lease right-of-use assets and lease liabilities as of September 30, 2022:

(in thousands)
September 30,
2022
Operating lease right-of-use assets	$321
Operating lease liabilities	$343

The table below presents the maturities of operating lease liabilities as of September 30, 2022:

(in thousands)
Operating
Lease Payments
2022 (remaining)	$27
2023	112
2024	115
2025	118
2026	50
Total future lease payments	422
Less: discount	(79)
Total lease liabilities	$343

The table below presents the weighted-average remaining lease term and discount rate used in the calculation of operating lease right-of-use assets and lease liabilities:

Nine Months Ended September 30,
2022
Weighted average remaining lease term (years)	3.7
Weighted average discount rate	11.4%

Related Party Contracts

On June 5, 2016, the Company entered into a license agreement with Shenghuo Medical, LLC pursuant to which the Company granted Shenghuo an exclusive license to manufacture, sell and distribute LuViva in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. Shenghuo was already the Company’s exclusive distributor in China, Macau and Hong Kong, and the license extended to manufacturing in those countries as well. Under the terms of the license agreement, once Shenghuo was capable of manufacturing LuViva in accordance with ISO 13485 for medical devices, Shenghuo would pay the Company a royalty equal to $2.00 or 20% of the distributor price (subject to a discount under certain circumstances), whichever is higher, per disposable distributed within Shenghuo’s exclusive territories. In connection with the license grant, Shenghuo was to underwrite the cost of securing approval of LuViva with Chinese Food and Drug Administration. At its option, Shenghuo also would provide up to $1.0 million in furtherance of the Company’s efforts to secure regulatory approval for LuViva from the U.S. Food and Drug Administration, in exchange for the right to receive payments equal to 2% of the Company’s future sales in the United States, up to an aggregate of $4.0 million. Pursuant to the license agreement, Shenghuo had the option to have a designee appointed to the Company’s board of directors (current director Richard Blumberg is the designee).

F-71

On September 6, 2016, the Company entered into a royalty agreement with one of its directors, John Imhoff, and another stockholder, Dolores Maloof, pursuant to which the Company sold to them a royalty of future sales of single-use cervical guides for LuViva. Under the terms of the royalty agreement, and for consideration of $50,000, the Company will pay them an aggregate perpetual royalty initially equal to $0.10, and from and after October 2, 2016, equal to $0.20, for each disposable that the Company sells (or that is sold by a third party pursuant to a licensing arrangement with the Company).

On January 22, 2020, the Company entered into a promotional agreement with Blumberg & Bowles Consulting, LLC (“BB”), which is partially owned by Mr. Blumberg (a related party), to provide investor and public relations services for a period of two years. As compensation for these services, the Company will issue a total of 5,000,000 warrants, broken into four tranches of 1,250,000.  The warrants have a strike price of $0.25 and are subject to vesting based upon the close of the Series D offering and a minimum share price based on the 30-day VWAP.  If the minimum share price per the terms of the agreement is not achieved, the warrants will expire three years after the issuance date.  The warrants were valued using the Black Scholes model on the grant date of January 22, 2020, which resulted in a total fair value of $715,000. The Company did not appropriately expense the services received in connection with this agreement in 2020. During the nine months ended September 30, 2022, the Company recognized $79,444 of consulting expenses as a result of this agreement.  Unrecognized consulting expense to be recognized under this agreement is nil as of September 30, 2022. During the three months ended September 30, 2022, the Company issued 875,000 warrants to Mr. Blumberg and 375,000 warrants Lee Bowles, a partial owner of BB.

On March 10, 2021, the Company entered into a consulting agreement with Richard Blumberg. As a result of the consulting agreement Mr. Blumberg provided $350,000, which was recorded to subscription receivable, to the Company in exchange for the following: (1) on September 26, 2021, 900,000 3-year warrants with an exercise price of $0.30 and 400,000 common stock shares; (2) on March 26, 2022, 900,000 3-year warrants with an exercise price of $0.40 and 400,000 common stock shares; (3) on September 26, 2022, 900,000 3-year warrants with an exercise price of $0.50 and 400,000 common stock shares; and (4) on March 26, 2023, 900,000 3-year warrants with an exercise price of $0.60 and 400,000 common stock shares.

During the year ended December 31, 2021, the consulting agreement was amended to clarify that $350,000 is not intended to be debt and will not be required to be repaid in cash. The Company confirmed an obligation to provide Mr. Blumberg with 950,000 fully transferrable warrants, which will expire on January 1, 2024 and have an exercise price of $0.25. Issuance of the warrants owed to Mr. Blumberg for his services is now predicated on the Company receiving funding receipts of $1,000,000, whether from a financing, series of financing, or gross sales. The amended agreement clarified that the warrants issued to Mr. Blumberg are compensation for services, which involve investor relations, marketing services and assisting the Company with obtaining financing. During the three months ended September 30, 2022, the Company obtained the requisite funding receipts and began recording expense for the warrants, which will be issued to Mr. Blumberg over a period of 24 months subsequent to the financing. During the three months ended September 30, 2022, the Company recognized $200,959 of expense for the warrants issued to Mr. Blumberg, which represents the pro-rata expense over the service term of his agreement.

Other Commitments

On July 24, 2019, Shandong Yaohua Medical Instrument Corporation (“SMI”), agreed to modify its existing agreement. Under the terms of this modification, the Company agreed to grant (1) exclusive manufacturing rights, excepting the disposable cervical guides for the Republic of Turkey, and the final assembly rights for Hungary, and (2) exclusive distribution and sales for LuViva in jurisdictions, subject to the following terms and conditions. First, SMI shall complete the payment for parts, per the purchase order, for five additional LuViva devices. Second, in consideration for the $885,144 that the Company received, SMI will receive 12,147 common stock shares. Third, SMI shall honor all existing purchase orders it has executed to date with the Company, in order to maintain jurisdiction sales and distribution rights. If SMI needs to purchase cervical guides, then it will do so at a cost including labor, plus ten percent markup. The Company will provide 200 cervical guides at no cost for the clinical trials. Fourth, the Company and SMI will make best efforts to sell devices after CFDA approval. With an initial estimate of year one sales of 200 LuViva devices; year two sales of 500 LuViva devices; year three sales of 1,000 LuViva devices; and year four sales of 1,250 LuViva devices. Fifth, SMI shall pay for entire costs of securing approval of LuViva with the Chinese FDA. Sixth, SMI shall arrange, at its sole cost, for a manufacturer in China to build tooling to support manufacturing. In addition, SMI retains the right to manufacture for China, Hong Kong, Macau and Taiwan, where SMI has distribution and sales rights. For each single-use cervical guide sold by SMI in the jurisdictions, SMI shall transfer funds to escrow agent at a rate of $1.90 per device chip. If within 18 months of the license’s effective date, SMI fails to achieve commercialization of LuViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LuViva. Commercialization is defined as: filing an application with the Chinese FDA for the approval of LuViva; any assembly or manufacture of the devices or disposables that begins in China; and purchase of at least 10 devices and disposables for clinical evaluations and regulatory use and or sales in the jurisdictions.

F-72

On August 12, 2021, the Company executed an amendment to its agreement with SMI, which established a payment schedule for the balance owed by SMI to the Company for outstanding purchase orders. The remaining balance owed for outstanding purchase orders was $26,965 as of September 30, 2022. Under the terms of the amended agreement, the parties agreed that if by October 30, 2022, SMI fails to achieve commercialization of LuViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LuViva. Although our Chinese partner SMI missed the date in the contract when they should have achieved commercialization, patients continue to be enrolled in the clinical studies in China which is sponsored and being paid for by SMI. We continue to work with SMI to finish the clinical study and are in discussions with them to provide additional time to achieve commercialization.  We expect a revised contract reflecting these discussions to be signed in the fourth quarter of 2022.

On August 24, 2022, the Company entered into an agreement with Ironstone Capital Corp. and Alan Grujic (the “Advisory Group”) whereby the Advisory Group agreed to perform marketing and investor relations services over a term of twelve months, commencing on the closing of a financing of at least $2.5 million. In consideration for these services, the Company issued 800,000 warrants with an exercise price of $0.50 to Mr. Grujic, which were due within 10 business days of closing the financing transaction (the “Transaction”) that took place in September 2022 (see Note 4, “Recent sales of securities”). In the event the Company’s 20 trading day variable weighted average price (“VWAP”) exceeds $1.00 within one year of the closing of the financing, the Company will issue 600,000 warrants with an exercise price of $0.75 to Mr. Grujic. In the event the Company’s 20 trading day VWAP exceeds $1.50, the Company will issue an additional 600,000 warrants to Mr. Grujic. Once issued, the warrants vest immediately and will expire two years from the date of issuance. If the Company’s U.S. clinical study is not completed and filed with the U.S. FDA or if the Chinese NMPA (formerly Chinese FDA) approval is not granted by each due date for reaching each respective pricing milestone, then the due date for reaching each milestone shall be extended by six months. Pursuant to the agreement, the Company also agreed to pay the Advisory Group $2,000 per month for 12 months, starting the month after the closing of the Transaction.

The Company estimated the fair value of the 800,000 warrants issued in September 2022 using the Black-Scholes option pricing model and recognized expense of $364,800 for the warrants during the three months ended September 30, 2022.

The Company estimated the fair value of the warrants with market conditions using the Binomial Lattice model and recognized expense of $15,057 for the warrants (representing the pro rata expense over the expected term of the warrants) during the three months ended September 30, 2022.

Contingencies

The current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, could result in additional repercussions to the Company’s operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites.

The future impact of the outbreak is highly uncertain and cannot be predicted, and the Company cannot provide any assurance that the outbreak will not have a material adverse impact on the Company’s operations or future results or filings with regulatory health authorities. The extent of the impact to the Company, if any, will depend on future developments, including actions taken to contain the coronavirus.

F-73

The Russia-Ukraine conflict and the sanctions imposed in response to this crisis could result in repercussions to our operating business, including delays in obtaining regulatory approval to market our products in Russia. The future impact of the conflict is highly uncertain and cannot be predicted, and we cannot provide any assurance that the conflict will not have a material adverse impact on our operations or future results or filings with regulatory health authorities.

8. SHORT TERM NOTES PAYABLE

On July 4, 2022, the Company entered into a premium finance agreement to finance its insurance policies totaling $123,889. Monthly payments of $11,409 are due on the note, including interest incurred at a rate of 5.0%. The note, which matures on May 4, 2023, had an outstanding balance of $89,947 as of September 30, 2022.

On July 4, 2021, the Company entered into a premium finance agreement to finance its insurance policies totaling $117,560. The note required monthly payments of $11,968, including interest at 4.3%, until it matured in April of 2022. As of September 30, 2022, the outstanding balance was nil.

During 2019, the Company issued promissory notes to Mr. Cartwright totaling $45,829. The notes were initially issued with 0% interest, however interest increased to 6.0% interest 90 days after the Company received $1,000,000 in financing proceeds. As of September 30, 2022, the balance on the notes was $17,154.

On December 21, 2016 and January 19, 2017, the Company issued promissory notes to Mr. Fowler, in the amounts of approximately $12,500 and $13,900. The notes were initially issued with 0% interest and then went into default with an interest rate of 18%. As part of the March 22, 2021 exchange agreement these notes were combined into one short term note payable of $26,400 and $18,718 in principal and interest of the two previous notes, respectively, for a total balance of $45,118. The aforementioned agreement brought the note current. The note carried a monthly payment of $3,850, including interest at 6.0%, until it matured in March of 2022. As of September 30, 2022, the outstanding balance was nil.

The following table summarizes short-term notes payable, including related parties:

	Short-term notes payable, including related parties
	September 30, 2022	December 31, 2021
Dr. Cartwright	$17	$34
Mr. Fowler	-	6
Premium Finance (insurance)	90	48
Short-term notes payable	$107	$88

The short-term notes payable due to related parties was $17,154 at September 30, 2022 and $39,900 of the $87,514 balance at December 31, 2021.

F-74

9.  AUCTUS CONVERTIBLE DEBT

On December 17, 2019, the Company entered into a securities purchase agreement and convertible note with Auctus. The convertible note issued to Auctus was for a total of $2.4 million. The note may not have been prepaid in whole or in part except as otherwise explicitly allowed. Any amount of principal or interest on the note which was not paid when due shall bore interest at the rate of the lessor of 24% or the maximum permitted by law (the “default interest”). The variable conversion prices equaled the lesser of: (i) the lowest trading price on the issue date, and (ii) the variable conversion price. The variable conversion price was 95% multiplied by the market price (the market price means the average of the five lowest trading prices during the period beginning on the issue date and ending on the maturity date), minus $0.04 per share, provided however that in no event could the variable conversion price be less than $0.15. If an event of default under this note occurred and/or the note was not extinguished in its entirety prior to December 17, 2020, the $0.15 price floor no longer applied.

On September 1, 2022, the Company has agreed to exchange certain debt and equity owned by Auctus pursuant to an Exchange Agreement between the Company and Auctus (the “Exchange Agreement”). Immediately prior to the Exchange Agreement, Auctus held $1,228,183 of debt, including early prepayment penalty of $350,000, default premiums of $281,256, and $91,555 in interest payable. Auctus agreed to exchange the above balance for $710,911 in debt owed and to revert the May 27, 2020 note to its original term. Auctus currently holds 8,775,000 warrants that are priced between $0.15 and $0.20, and for the value of $1,950,000, which includes the value of the warrant and $350,000 in early prepayment penalty, agreed to exchange it for 3,900,000 common shares, warrants to purchase 3,900,000 common shares at $0.50 per share and warrants to purchase 3,900,000 common shares at $0.65 per share (the “Exchange”). Auctus agreed the equity instruments will be issued and exchanged in the fourth quarter of 2022 (see Note 12, “Subsequent Events”). As a result of the Exchange Agreement, Auctus forgave a default penalty of $225,444. In addition, the Company made a repayment of $221,467 to Auctus pursuant to the terms of the Exchange Agreement (the “Repayment”), of which $161,184 was applied to principal and penalties and $60,283 was applied to interest payable. Following the Exchange and Repayment, the Company will make payments to Auctus in four installments, over an 18-month period. The first installment of $125,000 was paid on September 8, 2022, of which $101,116 was applied to outstanding principal and $23,884 was applied to interest payable. The transaction was accounted for in accordance with ASC 470-60, Troubled Debt Restructurings (“TDR”) by Debtors. As a result of the Exchange Agreement, the Company recorded a gain on extinguishment of debt of $186,527 during the three months ended September 30, 2022.

The following table summarizes the Auctus Convertible Notes Payable:

	September 30, 2022	December 31, 2021
Auctus Tranche 2	$329	$400
Auctus prepayment penalty	350	350
Auctus (March 31, 2020 Note)	-	161
Debt discount and issuance costs to be amortized	-	(14)
Auctus convertible notes payable	$679	$897

As of September 30, 2022, $579,000 of the total balance owed to Auctus is included in “Short-term convertible notes payable, including non-convertible penalty” within the unaudited consolidated balance sheet. The remaining balance is included in “Long-term convertible debt” within the unaudited consolidated balance sheet. As of December 31, 2021, the $161,000 Auctus note was included in “Convertible notes payable in default” while the remaining balances were included in “Short-term convertible notes payable, including non-convertible penalty” within the consolidated balance sheet.

10.  LONG-TERM DEBT

Long-term Debt – Related Parties

On July 14, 2018, the Company entered into an exchange agreement with Dr. Faupel, whereby Dr. Faupel agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $660,895 for a $207,111 promissory note dated September 4, 2018. On July 20, 2018, the Company entered into an exchange agreement with Dr. Cartwright, whereby Dr. Cartwright agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $1,621,499 for a $319,000 promissory note dated September 4, 2018 that incurs interest at a rate of 6% per annum.

F-75

On July 24, 2019, Dr. Faupel and Mr. Cartwright agreed to an addendum to the debt restructuring exchange agreement and to modify the terms of the original exchange agreement. Under this modification Dr. Faupel and Mr. Cartwright agreed to extend the note to be due in full on the third anniversary of that agreement.

On February 19, 2021, the Company entered into new promissory notes replacing the original notes from September 4, 2018, with Mark Faupel and Gene Cartwright. For Dr. Cartwright the principal amount on the new note was $267,085, matures on February 18, 2023, and will accrue interest at a rate of 6.0%. For Dr. Faupel the principal amount on the new note was $153,178, matures on February 18, 2023, and will accrue interest at a rate of 6.0%. The modifications extended the maturity date on both of the notes.

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F2 Preferred Stock, respectively.

The table below summarizes the detail of the exchange agreement:

For Dr. Faupel:

Salary	$134
Bonus	20
Vacation	95
Interest on compensation	67
Loans to Company	196
Interest on loans	149
Total outstanding prior to exchange	661

Amount forgiven in prior years	(454)
Amount exchanged for Series F-2 Preferred Stock	(85)
Total interest accrued through December 31, 2021	39
Balance outstanding at December 31, 2021	$161

Interest accrued through September 30, 2022	7
Balance outstanding at September 30, 2022	$168

F-76

For Dr. Cartwright

Salary	$337
Bonus	675
Loans to Company	528
Interest on loans	81
Total outstanding prior to exchange	1,621

Amount forgiven in prior years	(1,302)
Amount exchanged for Series F-2 Preferred Stock	(100)
Total interest accrued through December 31, 2021	62
Balance outstanding at December 31, 2021	$281

Interest accrued through June 30, 2022	12
Balance outstanding at September 30, 2022	$293

On June 22, 2022, we entered into exchange agreements with Dr. Cartwright and Dr. Faupel. Pursuant to the agreements, $29,776 of related-party payables, $31,285 of short-term related-party debt and $8,939 of accrued expenses owed to these executives will be converted into shares of common stock and/or warrants valued at $70,000, upon successful completion of a financing of at least $4,000,000.

On March 22, 2021, the Company entered into an exchange agreement with Richard Fowler. As of December 31, 2020, the Company owed Mr. Fowler $546,214 ($412,624 in deferred salary and $133,590 in accrued interest). The Company exchanged $50,000 of the amount owed of $546,214 for 50 share of Series F-2 Preferred Shares (convertible into 200,000 common stock shares), and a $150,000 unsecured note. The note accrues interest at the rate of 6% (18% in the event of default) beginning on March 22, 2022 and is payable in monthly installments of $3,580 for four years, with the first payment due on March 15, 2022. The effective interest rate of the note is 6.18%. During the nine months ended September 30, 2022, Mr. Fowler forgave $43,057 of the outstanding balance of deferred compensation and may forgive up to $216,604 of the remaining deferred compensation if the Company complies with the repayment plan described above. The reduction in the outstanding balance met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. The outstanding principal amount owed on the note was $128,684 as of September 30, 2022, of which $36,286 is included in “Current portion of long-term debt, related parties” and the remainder of which is included in “Long-term debt, related parties” on the consolidated balance sheets.

Future debt obligations as of September 30, 2022 for debt owed to related parties are as follows (in thousands):

Year	Amount
2022	$10
2023	498
2024	39
2025	41
2026	2
Total	$590

As of September 30, 2022, $497,170 of the debt owed to related parties is included in “Current portion of long-term debt, related parties” and $92,399 is included in “Long-term debt, related parties” within the unaudited consolidated balance sheet. As of December 31, 2021, the outstanding debt owed was included in “Long-term debt, related parties” within the consolidated balance sheet.

F-77

Small Business Administration Loan

On May 4, 2020, the Company received a loan from the Small Business Administration (SBA) pursuant to the Paycheck Protection Program (PPP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in the amount of $50,184. The loan accrued interest at a rate of 1.00%, and matured in 24 months, with the principal and interest payments being deferred until the date of forgiveness with interest accruing, then converting to monthly principal and interest payments, at the interest rate provided herein, for the remaining eighteen (18) months. During the year ended December 31, 2021, $23,976 of the loan balance was forgiven. As of September 30, 2022 and December 31, 2021, the outstanding balance was nil and $11,181, respectively, and is included in “Current portion of long-term debt” within the consolidated balance sheets. Accrued interest on the note was nil and $385 as of September 30, 2022 and December 31, 2021, respectively.

10% Senior Unsecured Convertible Debenture

On May 17, 2021, the Company issued 10% Senior Unsecured convertible debentures to investors, which mature on May 17, 2024 (the “Maturity Date”). The Company subscribed $1,130,000 of the $1,000 convertible debentures. The terms of the debentures are as follows: 1) the principal amount of some or all of the convertible debentures and accrued interest are convertible into common stock shares at the holder’s option, at a price of $0.50 per common stock share (the “conversion price”), subject to adjustment in certain events, at any time prior to maturity date; 2) upon successful uplist to a U.S. National Exchange, the note will automatically convert into the uplisting financing; 3) each debenture unit will have a right to 1,000 warrants for common stock shares, warrants have an exercise price of $0.80 and an expiration date of May 17, 2023; 4) if a Change of Control (as defined in the Convertible Debenture Certificate) occurs prior to the Maturity Date, unless the holder elects in writing to convert the Convertible Debentures into common shares, the Company will repay in cash upon the closing of such Change of Control all outstanding principal and accrued interest under each Convertible Debenture plus a Change of Control premium equal to an additional 3% of the outstanding principal sum under such Convertible Debenture. Prior to the closing of an Change of Control, in lieu of repayment as set forth in the preceding sentence, the holder has the right to elect in writing to convert, effective immediately prior to the effective date of such Change of Control, all outstanding principal and accrued Interest under the Convertible Debentures into common shares at the Conversion Price; 5) Subject to a holder’s option of electing conversion prior to the Redemption Date (as such term is defined below), on or after the date that is 24 months from the Closing Date if the daily volume weighted average trading price of the common shares is $1.50 per common share or more for each trading day over a 30 consecutive trading day period, the Company may, at any time (the “Redemption Date”), at its option, redeem all, or any portion of the Convertible Debentures for either: (i) a cash payment (in the form of a certified cheque or bank draft) that is equal to all outstanding principal and accrued interest under each Convertible Debenture up to the Redemption Date; or (ii) by issuing and delivering common shares to the holders of Convertible Debentures at a deemed price of $0.50 per common share that is equal to all outstanding principal and accrued interest under each Convertible Debenture up to the Redemption Date, or any combination of (i) or (ii), upon not less than 30 days and not more than 60 days prior written notice in the manner provided in the Debenture Certificate, to the holder of Convertible Debentures.

At September 30, 2022 and December 31, 2021, the balance due on the 10% Senior Secured Convertible Debenture was $1,130,000 and total accrued interest was $28,878 and $73,326, respectively. The bond payable discount and unamortized debt issuance costs as of September 30, 2022 and December 31, 2021 are presented below (in thousands):

	Senior Secured Convertible Debenture
	September 30, 2022	December 31, 2021
10% Senior Unsecured Convertible Debentures	$1,130	$1,130
Debt Issuance costs to be amortized	(48)	(69)
Debt Discount	(165)	(241)
Senior Secured Convertible Debenture	$917	$820

As of September 30, 2022 and December 31, 2022, the entire balance of the Senior Secured Convertible Debenture is included in “Long-term convertible debt” within the unaudited consolidated balance sheet.

F-78

6% Unsecured Promissory Note

On July 9, 2020, we entered into an exchange agreement with Mr. Bill Wells (a former employee). In lieu of agreeing to dismiss approximately half of what was owed to him, or $220,000, Mr. Wells received the following: (i) cash payments of $20,000; (ii) an unsecured promissory note in the amount of $90,000 to be executed within 30 days of completing new financing(s) totaling at least $3.0 million, (iii) 66,000 common share stock options that vest at a rate of 3,667 per month and have a $0.49 exercise price (if two consecutive payments in (ii) are not made the stock options will be canceled and a cash payment will be required; and (iv) the total amount of forgiveness by creditor of approximately $110,000 shall be prorated according to amount paid.

During the year ended December 31, 2021, the Company closed a financing round that exceeded the $3.0 million threshold and issued an unsecured promissory note in the amount of $97,052 to Mr. Wells. The note, for which monthly installment payments of $5,000 are due, matures 18 months after the issuance date and incurs interest at a rate of 6.0% per annum. During the nine months ended September 30, 2022, the Company made payments of $65,000 to Mr. Wells, which resulted in forgiveness of $65,000 of the remaining balance of accrued compensation. The reduction in the outstanding balance met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor.

As of September 30, 2022, the outstanding principal balance on the note was $32,052, and is included in “Current portion of long-term debt” within the consolidated balance sheets. As of December 31, 2021, the outstanding balance on the note was $97,052, of which $75,000 was included in “Current portion of long-term debt” and $22,052 was included in “Long-term debt.” As of September 30, 2022 and December 31, 2021, accrued interest on the note was $4,733 and $2,106, respectively.

11.  INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share attributable to common stockholders, amounts are computed by dividing the net income (loss) plus preferred stock dividends and deemed dividends on preferred stock by the weighted average number of shares outstanding during the year.

Diluted net income (loss) per share attributable to common stockholders amounts are computed by dividing the net income (loss) plus preferred stock dividends, deemed dividends on preferred stock, after-tax interest on convertible debt and convertible dividends by the weighted average number of shares outstanding during the year, plus Series C1, Series C2, Series D, Series E, Series F and Series F-2 convertible preferred stock, Series G preferred stock, convertible debt, convertible preferred dividends and warrants convertible into common stock shares.

The following table sets forth pertinent data relating to the computation of basic and diluted net loss per share attributable to common shareholders (in thousands, except for per-share data):

	(in thousands)
	September 30,
	2022	2021

Net loss	(3,115)	(1,922)
Basic weighted average number of shares outstanding	27,335	13,291
Net loss per share (basic)	(0.11)	(0.14)
Diluted weighted average number of shares outstanding	27,335	13,291
Net loss per share (diluted)	(0.11)	(0.14)

Dilutive equity instruments (number of equivalent units):
Stock options	982	2,252
Preferred stock	6,932	17,837
Convertible debt	1,092	908
Warrants	14,086	16,979
Total Dilutive instruments	23,092	37,976

For period of net loss, basic and diluted earnings per share are the same as the assumed exercise of warrants and the conversion of convertible debt are anti-dilutive.

Troubled Debt Restructurings - 2022

During the nine months ended September 30, 2022, four of the Company’s creditors forgave $344,584 of debt. The reductions in the outstanding balances met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. As of September 30, 2022, the troubled debt restructurings in total decreased the net loss by $344,584, or $0.01 per share.

Troubled Debt Restructurings - 2021

As provided in the preceding footnotes, several transactions met the basic criteria for troubled debt, which are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt. As of September 30, 2021, the total troubled debt restructuring decreased the net loss by $85,000, or $0.01 per share.

12.  SUBSEQUENT EVENTS

Amendment to Auctus Exchange Agreement

On October 18, 2022, the Company and Auctus entered into an amendment to the Exchange Agreement signed on September 1, 2022. Pursuant to the amendment, the Company and Auctus agreed to execute the exchange of equity instruments on October 11, 2022. In satisfaction of the amended agreement, the Company issued 3.9 million common shares, 3.9 million warrants with an exercise price of $0.50, and 3.9 million warrants with an exercise price of $0.65 to Auctus. The newly issued warrants (“New Warrants”) will have a term of 4 years. The difference between the fair value of the warrants exchanged and the New Warrants will be recorded as a gain on extinguishment of debt in the fourth quarter of 2022.

Sales of Securities

Subsequent to September 30, 2022, the Company entered into certain Securities Purchase Agreements with two accredited investors, pursuant to which the Company issued 75,000 shares of its common stock, four year warrants to purchase an aggregate of 75,000 shares of Common Stock at $0.50 per share and 75,000 shares of Common Stock at $0.65 per share for an aggregate purchase price of $37,500.

F-79

Additional Common Stock Issuances

On October 6, 2022, the Company issued 60,000 common shares for the conversion of 15 Series F Preferred shares.

On October 10, 2022, the Company issued 778 common shares for Series F Preferred dividends.

On October 21, 2022, the Company issued 1,124,500 common shares for the conversion of 562.25 Series C2 Preferred Shares

F-80

61,397,663 Shares of Common Stock

Guided Therapeutics, Inc.

PROSPECTUS
The date of this prospectus is January 13, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid
Filing Fee - Securities and Exchange Commission	$2,165.13
Attorney’s fees and expenses	$50,000.00	*
Accountant’s fees and expenses	10,000.00	*
Total	$62,165.13	*

*	Estimated

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws provide that, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of ours, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation provides that we shall, indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of ours, or any predecessor of us, or serves or served at any other enterprise as a director, officer or employee at the request of us or any predecessor to us.

Our amended and restated bylaws provide we shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of us, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

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Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person he is or was a director, officer, employee or agent of us, or is or was serving at the request of us, or by or in the right of us to procure a judgment in our favor by reason of the fact that he is a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the Delaware General Corporation Law.

The indemnification rights provided in our amended and restated bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the Delaware General Corporation Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our amended and restated bylaws shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our amended and restated bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

On May 22, 2020, the Company entered into an exchange agreement with Auctus. Based on this agreement the company exchanged three outstanding notes, in the amounts of $150,000, $89,250, and $65,000 for a total amount $328,422 of debt outstanding, as well as any accrued interest and default penalty, for: $160,000 in cash payments (payable in monthly payments of $20,000), converted a portion of the notes pursuant to original terms of the notes into 500,000 restricted common stock shares (shares were issued on June 3, 2020); and 700,000 warrants issued to purchase common stock shares at a strike price of $0.15. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $196,818 (based on a $0.281 black scholes fair valuation). During 2020, the Company paid $100,000 to reduce the outstanding balance. As of December 31, 2021, the balance was paid in full.

On January 16, 2020, we entered into an exchange agreement with GPB. This exchange agreement which has not been completed will call for the exchange of $3,360,811 of debt outstanding as of December 12, 2019 for: cash of $1,500,000; 1,860,811 common stock shares; 7,185,000 warrants to purchase common stock shares at a strike price of $0.20 for the 2016 warrants issued; 1,860,811 warrants to purchase common stock shares at a strike price of $0.25; 3,721,622 warrants to purchase common stock shares at a strike price of $0.75; and 2,791 series D preferred stock shares (each Series D preferred stock share converts into 3,000 shares of the Company’s common stock shares). If we are able to raise capital in excess of $4,000,000, the exchange amounts shall be adjusted. If the financing is between $4,000,000 and $4,900,000, for every $100,000 raised in excess of $4,000,000 we will pay an additional $50,000 to pay down debt. If between $5,000,000 and $6,000,000 is raised thru financings, we will pay an additional $1,000,000 to pay down debt. If the financing is in excess of $6,000,000 then we will pay the entire debt balance outstanding. In the event of alternative financings, we may elect to pay GPB a total of $1,500,000 in cash to GPB at which time GPB shall waive any security interest in our assets, and GPB shall exchange any remaining debt from the notes into the Series D unit offering. GPB shall have the right to convert the outstanding notes into equity, but not the obligation. A 9.99% blocker shall be in effect such that GPB agrees to restrict its holdings of our common stock shares to less than 9.99% of the total number of our outstanding common stock shares at any one point in time. All royalty payments owed to GPB pursuant thereto shall remain our obligations to GPB and shall remain in full force and effect. We shall have 8 months from the execution date of this exchange agreement, subject to early termination as forth below (in “forbearance agreement”). We shall be entitled to extend the forbearance agreement for four additional months for a $50,000 per month payment. If after the financing is completed and in the event of future financings or significant collaborations with a partner generating sales greater than $1,000,000, we agree to buy back $500,000 of the Series D preferred stock shares. The interest rate will revert to their original non default rates. Also, all existing warrants issued prior to exchange agreement were canceled. On January 8, 2021, we made the final payment of $750,000 out of the total $1,500,000 as required by this exchange agreement with GPB, which canceled the previously issued warrants. On March 31, 2021, we issued 2,236 Series F-2 preferred stock shares in accordance with the terms of the agreement. As of December 31, 2022, 2,236 Series F-2 preferred stock shares were converted into 8,944,000 shares of common stock.

On March 31, 2020, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $112,750 in aggregate principal amount of a 12% convertible promissory note. On March 31, 2020, we issued the note to Auctus and issued 250,000 five-year common stock warrants at an exercise price of $0.16. On April 3, 2020, we received net proceeds of $100,000. The note matures on January 26, 2021 and accrues interest at a rate of 12% per year. We may not prepay the note, in whole or in part. After the 90th calendar day after the issuance date, and ending on the later of maturity date and the date of payment of the default amount, Auctus may convert the note, at any time, in whole or in part, provided such conversion does not provide Auctus with more than 4.99% of the outstanding common share stock. The conversion may be made converted into shares of the our common stock, at a conversion price equal to the lesser of: (i) the lowest Trading Price during the twenty-five (25) trading day period on the latest complete trading prior to the issue date and (ii) the variable conversion price (55% multiplied by the market price, market price means the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. Trading price is the lowest trade price on the trading market as reported. The note includes customary events of default provisions and a default interest rate of 24% per year. As of December 31, 2022 and 2021, nil and $161,184 (which includes a default penalty of $48,434) remained outstanding. In addition, as of December 31, 2022 and 2021, accrued interest was nil and $36,428, respectively.

II-3

For the period of January through April 2021, we issued an aggregate of 1,436 shares of Series F preferred stock to certain accredited investors pursuant to certain securities purchase agreements at a price of $1,000 per share. Each Series F preferred stock share converts into 4,000 shares of our common stock shares. The Series F preferred stock will have cumulative dividends at the rate per share of 6% per annum. The Stated Value of the Series F preferred stock is $1,000. As of the date of this prospectus, 380 Series F Preferred Shares were converted to common shares.

For the period of January through April 2021, we issued an aggregate of 3,237 shares of Series F-2 preferred stock to certain accredited investors pursuant to certain securities purchase agreements at a price of $1,000 per share. Each Series F-2 preferred stock share converts into 4,000 shares of our common stock shares. The Series F preferred stock will have cumulative dividends at the rate per share of 6% per annum. The Stated Value of the Series F-2 preferred stock is $1,000. As of the date of this prospectus, 2,702 Series F-2 Preferred Shares were converted to common shares, which include previously mentioned 2,236 Series F-2 preferred shares held, and subsequently converted, by GPB.

During the year ended December 31, 2021, the Company entered into various agreements with holders of the Company’s $0.20 strike price warrants, pursuant to which each holder separately agreed to exchange 4,713,600 common stock warrants with a strike price of $0.20 for 4,477,920 common stock warrants with a strike price of $0.16 and a contractual term of 15 days. As of the date of this prospectus, the warrants have been exercised and are no longer outstanding.

During the year ended December 31, 2021, the Company entered into various agreements with the holders of the Company’s $0.25 strike price warrants, pursuant to which each holder separately agreed that in the event the Company executes a new financing agreement with proceeds greater than $4.00 million, the holders will exchange a total of 1,802,160 common stock warrants with a strike price of $0.25 for cash payments totaling $90,108 and 901,080 common stock warrants with terms identical as those offered in the financing agreement. As of the date of this prospectus, 1,802,160 warrants, that were part of those agreements, have expired and are no longer outstanding.

During the year ended December 31, 2021, the Company entered into various agreements with the holders of the Company’s $0.75 strike price warrants, pursuant to which each holder separately agreed that in the event the Company executes a new financing agreement with proceeds greater than $4.00 million, the holders will exchange a total of 1,802,160 common stock warrants with a strike price of $0.75 for 1,802,160 new warrants with terms identical as those offered in the financing agreement. As of the date of this prospectus, the warrants have expired.

On June 2, 2021, we entered into an initial exchange agreement Auctus. On February 1, 2022, we entered into a second exchange agreement with Auctus. Pursuant to this second agreement, Auctus agreed to exchange an aggregate of $668,290 of outstanding notes (the "Notes"), including accrued interest, and the associated warrants issued in connection with the Notes (the warrants, for the purpose of the exchange, are valued at, in the aggregate, $1,681,707) into unregistered units of our common stock, warrants and prefunded warrants otherwise in the form and ratios issued in a proposed underwritten public offering on the Nasdaq Capital Markets (the “Nasdaq Offering”). The exchange price will be on a $1 for $1 basis such that Auctus will receive $2,349,997 of units consisting of common stock, warrants and prefunded warrants. The units being issued in the exchange with Auctus are unregistered and are being issued pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended. Additionally, the units and the common stock underlying the units will be subject to a lock up agreement with the underwriters until the earlier of 120 days after the Nasdaq Offering and the date that the daily volume weighted average price of the common stock exceeds 200% of the Nasdaq Offering price for at least five consecutive trading days. Further, the termination date of June 2, 2021 was extended to April 15, 2022. The $350,000 related to default penalties will be exchanged into $350,000 of securities offered in the Nasdaq Offering. On April 14, 2022, we entered into an agreement with Auctus that extended the April 15, 2022 deadline to May 15, 2022.

II-4

On June 1, 2022, we entered into a third exchange agreement with Auctus. As of the date of the agreement, Auctus was owed $692,114 of Notes and accrued interest. Pursuant to this third agreement, as long as we complete the Nasdaq Offering prior to July 15, 2022, the total amount owed to Auctus will be payable in cash 13 months subsequent to the consummation of the Offering. The $350,000 prepayment penalty and warrants issued in connection with the Notes (for the purpose of the third exchange agreement, are valued at, in the aggregate, $2,031,710) will be exchanged into unregistered units of our common stock, warrants and prefunded warrants otherwise in the form and ratios issued in the Offering. The exchange price will be on a $1 for $1 basis such that Auctus will receive $2,031,710 of units consisting of common stock, warrants and prefunded warrants. The units being issued in the exchange with Auctus are unregistered and are being issued pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended. Additionally, the units and the common stock underlying the units will be subject to a lock up agreement with the underwriters until the earlier of 120 days after the Nasdaq Offering and the date that the daily volume weighted average price of the common stock exceeds 200% of the Nasdaq Offering price for at least five consecutive trading days. In the event the Nasdaq Offering is not consummated by July 15, 2022, the third exchange agreement will be null and void.

On September 1, 2022, the Company, entered into certain Securities Purchase Agreements with certain accredited investors, including Richard Blumberg, Michael James and John Imhoff, each a member of the Company’s Board of Directors, pursuant to which the Company issued 6,636,540 shares of its common stock, par value $0.001 per share, and four year warrants to purchase an aggregate of 6,636,540 shares of Common Stock at $0.50 per share and 6,636,540 shares of Common Stock at $0.65 per share for an aggregate purchase price of $3,318,270. On October 18, 2022, the Company finalized the second tranche of the September 1, 2022 financing, pursuant to which the Company issued 75,000 shares of its common stock, par value $0.001 per share, and four year warrants to purchase an aggregate of 75,000 shares of Common Stock at $0.50 per share and 75,000 shares of Common Stock at $0.65 per share for an aggregate purchase price of $37,500.

On September 1, 2022, the Company agreed to exchange certain debt and equity owned by Auctus Funds, LLC (“Auctus”) pursuant to an Exchange Agreement between the Company and Auctus. Auctus has exchanged $1,060,911 owed to it in debt and 8,775,000 warrants it currently holds that are priced between $0.15 and $0.20 for $1.95 million worth of investment in this Transaction, and as a result, received 3,900,000 shares of common stock, warrants to purchase 3,900,000 shares of common stock at $0.50 per share and 3,900,000 shares of commons stock at $0.65 per share.

II-5

Item 16. Exhibits and financial statement schedules

(a)	Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Restated Certificate of Incorporation, as amended through November 3, 2016 (incorporated by reference to Exhibit 3.1 to the annual report on Form 10-K filed March 15, 2016)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed March 23, 2012)
3.3	Amended and Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed November 15, 2018)
3.4

Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

3.5

Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the annual report on Form 10-K filed April 7, 2021)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the amended registration statement on Form S-1/A (No. 333-22429) filed April 24, 1997)
4.2	Secured Promissory Note, dated September 10, 2014 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed September 10, 2014)
4.3	Amendment #1 to Secured Promissory Note, dated March 10, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed March 19, 2015)
4.4	Amendment #2 to Secured Promissory Note, dated May 4, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed May 7, 2015)
4.5	Amendment #3 to Secured Promissory Note, dated June 1, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed June 5, 2015)
4.6	Amendment #4 to Secured Promissory Note, dated June 16, 2015 (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed June 30, 2015)
4.7	Amendment #5 to Secured Promissory Note, dated June 29, 2015 (incorporated by reference to Exhibit 10.5 to the current report on Form 8-K filed June 30, 2015)
4.8	Amendment #6 to Secured Promissory Note, dated January 20, 2016 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed February 16, 2016)
4.9	Amendment #7 to Secured Promissory Note, dated February 11, 2016 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed February 16, 2016)
4.10	Amendment #8 to Secured Promissory Note, dated March 7, 2016 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed March 7, 2016)
4.11	Senior Secured Convertible Note, dated February 12, 2016 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed February 12, 2016)
4.12	Form of Exchange Note (GPB) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed December 7, 2016)
4.13	10% OID Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed December 30, 2016)
4.14	Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed February 16, 2017)
4.15	Form of Warrant (Standard Form) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K, filed September 14, 2010)
4.16	Form of Warrant (InterScan) (incorporated by reference to Exhibit 4.13 to the annual report on Form 10-K for the year ended December 31, 2013, filed March 27, 2014)
4.17	Form of Warrant (November 2011 Private Placement) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K/A, filed November 28, 2011)
4.18	Form of Warrant (Series B-Tranche A) (incorporated by reference to Exhibit 10.2 to amendment no. 1 to the current report on Form 8-K, filed May 23, 2013)
4.19	Form of Warrant (Series B-Tranche B) (incorporated by reference to Exhibit 10.3 to amendment no. 1 to the current report on Form 8-K, filed May 23, 2013)
4.20	Form of Warrant (Regulation S) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K, filed September 8, 2014)
4.21	Form of Warrant (2014 Public Offering Placement Agent) (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed December 4, 2014)
4.22	Form of Warrant (2014 Public Offering Warrant Exchanges) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed June 30, 2015)
4.23	Form of Warrant (Series C) (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed June 30, 2015)
4.24	Form of Warrant (Senior Secured Convertible Note) (incorporated by reference to Exhibit 10.5 to the current report on Form 8-K filed February 12, 2016)
4.25	Form of Warrant (Series B-Tranche B Exchanges; GPB Exchange) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed June 14, 2016)
4.26	Common Stock Purchase Warrant (Convertible Promissory Note) (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed February 16, 2017)
4.27

Senior Secured Convertible Note, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

4.28

Common Stock Warrant, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

4.29	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.30	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.31	Form of 12% debenture (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

II-6

4.32	Form of Warrant (Exchange Agreements) (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.33	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.34	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on 8-K, filed on September 15, 2022
4.38	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on 8-K, filed on September 15, 2022
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	1995 Stock Plan and form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the registration statement on Form S-1 (No. 333-22429) filed February 27, 1997)
10.2	2005 Amendment to 1995 Stock Plan (incorporated by reference to Appendix 1 to the proxy statement on Schedule 14A, filed May 10, 2005)
10.3	2010 Amendment to 1995 Stock Plan (incorporated by reference to Exhibit 10.3 to the registration statement on Form S-8 (File No. 333-178261), filed December 1, 2011)
10.4	2012 Amendment to 1995 Stock Plan (incorporated by reference to Annex 1 to the proxy statement on Schedule 14A, filed April 30, 2012)
10.5	Securities Purchase Agreement (Series C), dated June 29, 2015 (incorporated by reference to Exhibit 10.6 to the current report on Form 8-K filed June 30, 2015)
10.6	Registration Rights Agreement (Series C), dated June 29, 2015 (incorporated by reference to Exhibit 10.7 to the current report on Form 8-K filed June 30, 2015)
10.7	Form of Joinder Agreement (Series C) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed July 13, 2015)
10.8	Interim Securities Purchase Agreement (Series C), dated September 3, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed September 3, 2015)
10.9	Securities Purchase Agreement (Senior Secured Convertible Note), dated February 11, 2016 (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed February 12, 2016)
10.10	Security Agreement (Senior Secured Convertible Note), dated February 11, 2016 (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed February 12, 2016)
10.11	Royalty Agreement, dated September 6, 2016, between the Company and Imhoff and Maloof (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed September 8, 2016)
10.12

Agreement between Shandong Yaohua Medical Instrument Corporation and Guided Therapeutics, Inc., Confidential, Final 22 January 2017 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed January 26, 2017)

10.13	Guided Therapeutics-Shenghuo Medical Agreement, 22 Jan 2017 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed January 26, 2017)
10.14	Securities Purchase Agreement, dated as of February 12, 2018, by and between Guided Therapeutics, Inc. and Adar Bays, LLC
10.15

Securities Purchase Agreement, dated as of February 22, 2018, by and between Guided Therapeutics, Inc. and Power Up (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.16

Lease Modification, dated as of February 23, 2018, by and between Guided Therapeutics, Inc. and TREA Infill Industrial Atlanta, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.17

Securities Purchase Agreement, dated as of March 12, 2018, by and between Guided Therapeutics, Inc. and Eagle Equities, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.18

Securities Purchase Agreement, dated as of May 17, 2018, by and between Guided Therapeutics, Inc. and GHS Investments, Inc (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.19

Securities Purchase Agreement, dated as of March 20, 2018, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.20

Securities Purchase Agreement, dated as of April 30, 2018, by and between Guided Therapeutics, Inc. and Power Up (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

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10.21

Securities Purchase Agreement, dated as of June 7, 2018, by and between Guided Therapeutics, Inc. and Power Up (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.22

Securities Purchase Agreement, dated as of June 22, 2018, by and between Guided Therapeutics, Inc. and GHS Investments, Inc (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.23

Securities Purchase Agreement, dated as of July 3, 2018, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.24	Promissory Note, dated as of August 22, 2018, by and between Guided Therapeutics, Inc. and Mr. Case (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.25

Exchange Agreements, dated as of August 31, 2018, by and between Guided Therapeutics, Inc. and Series C1 Preferred Stockholders in exchange for Series C2 Preferred Stock. (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed September 6, 2018)

10.26

Promissory Note, dated as of September 19, 2018, by and between Guided Therapeutics, Inc. and Mr. Gould (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.27

Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Faupel (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.28

Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Cartwright (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.29

Purchase and Sale Agreement, dated as of February 14, 2019, by and between Guided Therapeutics, Inc. and Everest Business Funding (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.30

Equity Financing Agreement, dated as of March 1, 2018, by and between Guided Therapeutics, Inc. and GHS Investments, Inc (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.31

Promissory Note, dated as of February 15, 2019, by and between Guided Therapeutics, Inc. and Mr. Gould (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.32

Securities Purchase Agreement, dated as of March 29, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.33

Securities Purchase Agreement, dated as of May 15, 2019, by and between Guided Therapeutics, Inc. and Eagle Equities, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.34

Securities Purchase Agreement, dated as of May 15, 2019, by and between Guided Therapeutics, Inc. and Adar Bays, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.35

Loan Agreement, dated as of July 1, 2019, by and between Guided Therapeutics, Inc. and Accilent Capital Management Inc. / Rev Royalty Trust Income and Growth Trust (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.36

License Agreement Modification, dated as of July 24, 2019, by and between Guided Therapeutics, Inc. and Shandong Medical Instrument Corporation (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.37

Addendum to the Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Faupel (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.38

Addendum to the Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Cartwright (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.39

Exchange Agreement, dated as of December 5, 2019, by and between Guided Therapeutics, Inc. and Aquarius (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

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10.40

Securities Purchase Agreement, dated as of December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.41

Security Agreement, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.42

Registration Rights Agreement, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.43

Form of Securities Purchase Agreement between the Guided Therapeutics, Inc. and investors set forth therein (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.44	Form of Security Agreement between the Guided Therapeutics, Inc. and investors set forth therein (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.46	Securities Purchase Agreement (Series D), dated December 30, 2019 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.47	Registration Rights Agreement (Series D), dated December 30, 2019 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.48	Form of Joinder Agreement (Series D), dated December 30, 2019 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.49

Form of Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and Investors (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.50	Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and K2 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.51

Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and Mr. Blumberg (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.52

Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and Dr. Imhoff (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.53

Exchange Agreement, dated as of January 6, 2020, by and between Guided Therapeutics, Inc. and Jones Day Law Firm (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.54

Finder’s Fee Agreement, dated as of January 6, 2020, by and between Guided Therapeutics, Inc. and Iron Stone Capital (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.55

Promissory Note, dated as of January 15, 2020, by and between Guided Therapeutics, Inc. and IRTH Communications, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.56

Exchange Agreement, dated as of January 16, 2020, by and between Guided Therapeutics, Inc. and GPB Debt Holdings II, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.57

Promotional Agreement, dated as of January 22, 2020, by and between Guided Therapeutics, Inc. and Blumberg & Bowles Consulting, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.58

Securities Purchase Agreement, dated as of March 31, 2020, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.59	2018 Stock Option Plan of the Registrant (incorporated by reference to Annex B of Definitive Proxy Statement filed October 11, 2018)
10.60	Form Securities Purchase Agreement for Series E Preferred Stock (incorporated by reference to Exhibit 10.68 to the annual report on Form 10-K filed April 7, 2021)
10.61

Exchange Agreement, dated as of June 23, 2020, by and between Guided Therapeutics, Inc. and James Clavijo (incorporated by reference to Exhibit 10.61 to the registration statement on Form S-1/A (No. 333-259871) filed on June 30, 2022)

10.62	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 15, 2022)
10.63

Exchange Agreement, dated as of September 1, 2022, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 15, 2022)

10.64	Form of Warrants issued to Auctus Fund, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 15, 2022)
10.65	Form of Warrants issued to Auctus Fund, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on September 15, 2022)
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the registration statement on Form S-1 (No. 333-169755) filed October 5, 2010)
23.1*	Consent of UHY LLP
23.2*	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
24.1	Power of Attorney
107*	Filing Fees

*	Filed herewith.

(b)	Financial Statement Schedules

None

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 13, 2023.

GUIDED THERAPEUTICS, INC.

By:	/s/ Gene Cartwright
Name:	Gene Cartwright
Title:	President and Chief Executive Officer and Acting Chief Financial Office

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors Guided Therapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Gene Cartwright and Mark Faupel, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gene S. Cartwright	President, Chief Executive Officer and Acting Chief Financial Officer	January 13, 2023
Gene S. Cartwright	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Mark Faupel	Chief Operating Officer and Director	January 13, 2023
Mark Faupel

/s/ Michael C. James	Chairman of the Board and Director	January 13, 2023
Michael C. James

/s/ John E. Imhoff	Director	January 13, 2023
John E. Imhoff

/s/ Richard P. Blumberg	Director	January 13, 2023
Richard P. Blumberg

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